As filed with the Securities and Exchange Commission on October 27, 2008
(Registration No. 333-                    )

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
SECURED PRINCIPAL, LLC

(Name of issuer in its charter)

Delaware	6159	26-2621538
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2600 Michelson Drive, Suite 920 Irvine, California 92612 (949) 488-9400 (Address and telephone number of principal executive offices and principal place of business)	Steven Lovette 2600 Michelson Drive, Suite 920 Irvine, California 92612 (949) 488-9400 (Name, address and telephone number of agent for service)

Copy of all communications to:
Glenn A. Fuller, Esq.
James H. Shnell, Esq.
Jackson DeMarco Tidus Peckenpaugh
2030 Main Street, Suite 1200
Irvine, CA 92614
Ph. (949) 752-8585
Fax: (949) 752-0597
Approximate Date of Commencement of Proposed Sale to the Public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title Of Each Class Of	Amount To Be	Proposed Maximum	Amount Of
Securities To Be Registered	Registered	Aggregate Offering Price	Registration Fee
Secured Principal, LLC Debt Securities	$10,000,000	$10,000,000	$393

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS
Subject to Completion, Dated October 27, 2008
The information in this Prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
PRELIMINARY PROSPECTUS

This Prospectus relates to the sale of up to Ten Million Dollars ($10,000,000) of our Secured Promissory Notes (the “Notes”). The Notes are being offered until all the Notes are sold, but no later than                     , 2009, which is six months after the date of this Prospectus (the “Offering Termination Date”), which date may be extended until                     , 2009, which is two months after the Offering Termination Date (the “Extended Offering Termination Date”) in the sole discretion of the Company. Until at least One Million Dollars ($1,000,000) in principal amount of the Notes (the “Minimum Offering”) are subscribed, the funds from all accepted Subscription Agreements will be deposited and held in the Company’s Depository Trust Account (“DTA”). Once the Minimum Offering has been achieved, the funds on deposit in the DTA will be transferred to the general accounts of the Company. If subscriptions for the Minimum Offering of the Notes are not sold on or before the Offering Termination Date, or if extended, on or before the Extended Offering Termination Date, all Investor funds held in the Depository Trust Account will be returned to subscribers within five (5) business days thereafter without offset but with the payment of interest at ten percent (10%) per annum from the date of receipt until the date the funds are returned to the Investors.
Our equity securities are not registered under Section 12(g) of the Securities Exchange Act of 1934, as amended.
The Company does not have any agreement or understanding, directly or indirectly, with any person to distribute the Notes.
THE NOTES OFFERED HEREBY ARE HIGHLY SPECULATIVE. AN INVESTMENT IN THE NOTES INVOLVES SUBSTANTIAL INVESTMENT RISKS. (See “Risk Factors” and “Certain Relationships and Related Transactions.”)
THE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN GIVEN BY THE COMPANY. THIS PROSPECTUS CONTAINS SUMMARIES, BELIEVED BY THE COMPANY TO BE ACCURATE, OF CERTAIN AGREEMENTS AND OTHER DOCUMENTS, BUT ALL SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCES TO SUCH AGREEMENTS AND OTHER DOCUMENTS. COPIES OF DOCUMENTS REFERRED TO IN THIS PROSPECTUS, BUT NOT INCLUDED HEREIN AS AN EXHIBIT, WILL BE MADE AVAILABLE TO QUALIFIED PROSPECTIVE INVESTORS UPON REQUEST.
The date of this Prospectus is                           , 2008

You should rely only on the information contained in this Prospectus. We have not authorized anyone, including any salesperson or broker, to give oral or written information about this Offering, the Company, or the Notes offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this Prospectus is accurate only as of the date on the front cover of this Prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
This Prospectus is not an offer to sell any securities other than the Notes offered hereby. This Prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

PROSPECTUS SUMMARY
This Summary highlights some information from this Prospectus, and it may not contain all of the information that is important to you. You should read the entire Prospectus carefully, including the more detailed information regarding our company, the risks of purchasing the Secured Promissory Notes issued by Secured Principal (the “Notes”) discussed under “Risk Factors,” and our financial statements and the accompanying notes.
Secured Principal, LLC (“Secured Principal”) is a Delaware limited liability company recently formed and wholly-owned by the Packard Family Trust dated June 23, 2003 (the “Packard Trust”) and the Stewart Family Trust dated August 13, 1990 as restated (the “Stewart Trust”). The purpose of Secured Principal is to provide financing for the acquisition of apartment buildings to be purchased by entities owned by Apartment Assets, LLC (“Apartment Assets”), a Delaware limited liability company also recently formed and wholly-owned by the Packard Trust and the Stewart Trust. For each apartment building or set of buildings that will utilize funds derived from Secured Principal (each, an “Asset” and, collectively, the “Assets”), Apartment Assets will form a limited liability entity (each, an ownership entity, or “OE”) to own the Asset. The sole member (if the OE in question is a limited liability company) or sole limited partner (if the OE is a limited partnership) of each OE shall be Apartment Assets. Secured Principal will loan funds obtained from the Notes to each OE (each, a “Loan”), which will incur origination fees and bear interest calculated to pay the expenses of the Company, including interest accrued on the Notes, and each Loan will be memorialized by a promissory note and secured by an assignment from each OE to Secured Principal of any collateral that the OE is permitted to assign and, if the Loan is not secured by a deed of trust on the property owned by the OE, it will be secured by a pledge from Apartment Assets to Secured Principal of the equity interests in the OE receiving the Loan, pursuant to commercially reasonable documentation consistent with prudent lending practices and reviewed on behalf of the Investors by counsel to the Company. Examples of such documentation are set forth as exhibits to the Registration Statement of which this Prospectus is a part, and copies are available from the Company upon request. The proceeds of the repayment or refinancing of the Loans will be used to repay the principal amounts of the Notes, provided that, if the repayment or refinancing occurs prior to           , 2012, which is forty-two (42) months after the date of this Prospectus, Secured Principal will have the option to use the proceeds to make additional Loans to other OEs in accordance with the terms described herein. The OEs that receive funds from Secured Principal may be precluded from having any third-party debt other than the debt secured by a first trust deed on each Asset, and will be precluded from granting any liens other than such first deed of trust (the “Senior Financing”). Such Senior Financing will have a loan-to-value ratio (as determined by the senior lender) of not more than seventy-five percent (75%) and the sum of the Senior Financing and the Loan will have a loan-to-value ratio (based on the purchase price or a third-party appraisal of the property) of not more than ninety percent (90%). The Company will issue reports to Investors on a quarterly basis, informing the Investors with respect to any Loans made during such quarter, and the performance of the Loans outstanding during such quarter.
Secured Principal intends, pursuant to the offering described in this Prospectus (the “Offering”), to offer to the public up to Ten Million Dollars ($10,000,000) of the Notes, having a fixed interest rate. Each Note will provide, at the option of the Investor acquiring such Note, either (a) for the payment of interest on a monthly basis pursuant to a Note substantially in the form set forth in Appendix A-1 to this Prospectus (a “Monthly Payment Note”); or (b) for the accrual and compounding of interest on a monthly basis, and payment of such interest upon payment of the principal, pursuant to a Note substantially in the form set forth in Appendix A-2 to this Prospectus (an “Accrual Note”) which will therefore accrue interest at a higher rate than the Monthly Payment Note. The Notes shall have a maximum term of four (4) years, which may be extended by Secured Principal for one (1) year as provided below. Secured Principal will also have the right to prepay the Notes at any time without premium or penalty. The initial issuance of the Notes will be unsecured; however, Secured Principal will be prohibited from lending any of these funds to an OE unless such funds are secured in the manner described above. As Secured Principal advances these funds to an OE, Secured Principal will in turn secure the investors’ Notes with a pledge, pursuant to a Security Agreement substantially in the form set forth in Appendix B to this Prospectus (the “Security Agreement”), of the promissory note and the collateral assignment received from the OE, supported by a policy of UCC insurance with a usury endorsement, and a further pledge of the equity interest in the OE if such a pledge is received from Apartment Assets (collectively, the “Note Collateral”). Secured Principal has entered into an agreement to provide for the servicing of the Note Collateral pursuant to a Collateral Agent Servicing Agreement as set forth in Appendix D to this Prospectus (the “Servicing Agreement”). Statements contained in this Prospectus regarding the terms and conditions of the Notes, the Security Agreement or the Servicing Agreement are qualified in all respects by reference to the respective Appendix.
The Offering will not close until investors have invested a minimum amount of one million dollars ($1,000,000) in the Notes to be sold upon the initial closing of the Offering. Upon closing, the funds will be placed in a separate account, and may be invested in U.S. Treasury Bills or other liquid investments. (Any funds not invested in Assets within two (2) years of the start of the public offering will be distributed back to the investors.) The separate account will also be pledged as security for the Notes. Notwithstanding the limited return on the funds in the separate account, Secured Principal will pay interest on each Note at the fixed rate set for that Note starting on the date of the Note.

The Notes will bear interest at the net rate of eight percent (8%) per annum (8.30% A.P.Y.) for Investors receiving monthly payments and at the net rate of ten percent (10%) per annum (10.47% A.P.Y.) for Investors electing to accrue interest to maturity and will be due in full on            1, 2012 (the “Term Date”) which is four (4) years from the first day of the first full month following the effective date of this Prospectus (the “Term”). The Company will have a one-time right on sixty (60) days advance notification to extend the Term for one (1) additional year (to the first anniversary of the Term Date, which is the “Extended Term Date”) by increasing the interest rate during the extension period to a net rate of ten percent (10%) (10.47% A.P.Y.) for Investors receiving monthly payments and to a net rate of twelve percent (12%) (12.68% A.P.Y.) for Investors electing to accrue interest to maturity. For Investors electing monthly payments, the payments will be made on the first (1st) day of each month, with the initial monthly payment being prorated to reflect the period of time that each Investor’s funds were held by the Company during the month that the respective Subscription was received. In the event such initial payment would be less than Fifty Dollars ($50.00), the initial payment will be made on the first (1st) day of the next succeeding month with interest thereon compounded for the extra month. A full month’s payment on a Ten Thousand Dollar ($10,000) Note will be Sixty-Six Dollars and 67/100 ($66.67) per month. If the Company exercises its right to extend the Term from the Term Date to the Extended Term Date, the monthly payment on a Ten Thousand Dollar ($10,000) Note would increase to Eighty-Three Dollars and 33/100 ($83.33) per month during such extension.
The maximum Offering is Ten Million Dollars ($10,000,000) as set forth in this Prospectus, with a minimum purchase of Five Thousand Dollars ($5,000) per investor. Investment in the Notes involves a degree of risk and is suitable only for persons of substantial financial means who have no need for liquidity in this investment. This investment will be sold only to Investors who represent in writing that they meet all of the requirements set forth under “Investor Suitability Requirements,” below. This Offering is being made for the purpose of providing financing to the OEs described above for the funding of the purchase of, or improvements to, the apartment buildings to be owned by such OEs. During the Term, an OE will have the right to refinance or sell its apartment building, or to convert and sell individual apartment units therein as condominiums, only in accordance with the limitations discussed herein. Following its receipt of a Loan, an OE may borrow additional funds from an affiliate of the Company, or from another third party, to fund improvements to the apartment buildings owned by such OE or for other business purposes of the OE, provided that any such borrowing shall be subordinated to the Loan made to such OE pursuant to the terms of an intercreditor agreement consistent with prudent lending practices.
During the Term, the Company will make monthly payments to each of the Investors based on the amount each Investor has invested unless such Investor has elected to have interest payments accrued and compounded (see “Option to Accrue Interest”). At or before the end of the Term, the OEs may be obligated to obtain new loans that will likely be secured by the Asset in order to repay the Loans (see “Refinancing Asset”). Alternatively, the OEs may repay the Loans from (1) surplus cash flow generated by the Asset, (2) the funding of new Senior Financing secured by the Asset, (3) proceeds from the sale of the Asset and/or (4) proceeds from the sale of condominium units that the OE converts from the Asset (See “Description of Notes”). NONETHELESS, DESPITE THESE NUMEROUS POSSIBLE REPAYMENT SCENARIOS, THERE CAN BE NO ASSURANCE THAT ALL OF THE MONTHLY PAYMENTS WILL BE MADE ON A TIMELY BASIS, THAT THE NOTES WILL BE PAID OFF AT MATURITY OR THAT THE PLANNED REFINANCINGS, SALES, SURPLUS CASH FLOW OR CONDOMINIUM CONVERSIONS WILL OCCUR AS INDICATED, OR AT ALL.
In this Prospectus, “we”, “us,” “Company” and “our”, refer to SECURED PRINCIPAL, LLC, unless the context otherwise requires. Unless otherwise indicated, the information in this Prospectus reflects our recent formation in the State of Delaware. Unless otherwise indicated, the term “year,” “fiscal year” or “fiscal” refers to our fiscal year ending December 31st.
REQUESTS AND INQUIRIES REGARDING THIS PROSPECTUS SHOULD BE DIRECTED TO THE COMPANY AT 2600 MICHELSON DRIVE, SUITE 920, IRVINE, CALIFORNIA 92612 (800) 749-3278 OR (949) 488-9400.

SECURED PRINCIPAL, LLC
Corporate History
Secured Principal, LLC was originally organized in Delaware on April 3, 2008. The Company’s manager, Tony Brandlin, has substantial prior investment real estate experience. Additionally, Secured Principal has retained a Chief Executive Officer, Steve Lovette, and a Chief Financial and Accounting Officer, Tony Boychenko, with extensive real estate and business management experience to help operate the Company. However, there can be no assurance that the Company will be managed successfully. The Investors will not be responsible for the payment of any fees, compensation or expenses to Secured Principal or its Manager or officers.
The purpose of Secured Principal is to provide debt financing for the acquisition of apartment buildings to be purchased by entities owned by Apartment Assets. Apartment Assets, like Secured Principal, is a newly-formed entity, but its management has substantial experience in conducting operations similar to those which Apartment Assets intends to conduct, because the managers of Apartment Assets also manage a similar business, financed with privately-funded debt, for Pacific Property Assets. Both of these managers have in excess of three decades of experience in the acquisition, financing, management and disposition of income-producing real estate, much of it gained at Pacific Property Assets.
Pacific Property Assets is the trade name of two beneficially co-owned companies: Pacific Property Assets, LLC and PPA Holdings, LLC. Both are limited liability companies formed under the laws of the State of California. Pacific Property Assets was formed in 1999 and PPA Holdings was formed in 2001. In turn, due principally to institutional lender requirements, each of these entities is the sole member of wholly owned single asset limited liability companies and in one case the sole limited partner of a single asset limited partnership. As used herein, reference is made to the various PPA entities collectively herein as either “Pacific Property Assets” or “PPA”. Neither Pacific Property Assets nor PPA Holdings has been engaged in any publicly-traded or registered real estate investment programs.
Pacific Property Assets is a real estate investment company based in Irvine, California with additional management facilities in Long Beach and Riverside, CA and in Phoenix, AZ. PPA is privately held and focuses on the acquisition, renovation and operation of value added apartment buildings.
The business plan of PPA since its inception has been to purchase apartment buildings in select markets that can be obtained at prices which are believed to be below the current cost to acquire suitable land and construct a similar building. PPA then typically improves each building to maximize the rental income obtainable. As PPA is a long-term owner, PPA generally implements changes designed to stabilize on-going operational expenses. PPA’s goal is to continue building a portfolio of these properties.
Since Pacific Property Assets commenced business following the March 1999 merger of Pacific Housing & Development Corporation and Property Assets Incorporated, it has acquired over one hundred (100) individual investment properties. As of June 30, 2008, PPA owned and managed forty-eight (48) multi-family locations with two thousand two hundred ten (2210) individual apartment units, three (3) office/commercial buildings and a one hundred seventeen (117) bed, eight (8)-story assisted living facility.
As of June 30, 2008, Pacific Property Assets had completed one hundred forty-nine (149) previous secured promissory note offerings. Each of these Offerings, like the Notes described in this Prospectus, involved fixed rates of return payable over a specified period of time; however, unlike Secured Principal’s Notes, these Offerings were made under a private placement exemption from registration (Regulation D under the Securities Act of 1933). As of June 30, 2008, one hundred fourteen (114) of these Offerings had been fully repaid. As to all the repaid loan offerings every monthly payment and the ultimate repayment of principal were all handled according to the original terms of the loan agreement and offering. Of the thirty-five (35) that have yet to be fully repaid, all are performing and current according to the original terms of the loan agreement and offering. As of June 30, 2008, PPA had remitted approximately forty-two thousand (42,000) monthly investor payment checks without incurring a single late charge.
In 2004, 2005 and 2007, Inc. magazine named Pacific Property Assets as one of the fastest growing privately held company in the United States. In 2006, Michael Stewart, as an officer of PPA, was named as one of nineteen (19) regional finalists in the Entrepreneur of the Year Program sponsored by the national accounting firm of Ernst & Young. In 2007, PPA was named as the 17th ranked privately-held company in Orange County, California by the Business Journal.
It is intended that Apartment Assets will conduct a business substantially similar to that of Pacific Property Assets.

SUMMARY OF THE OFFERING

Secured Promissory Notes of the Company	Ten Million Dollars ($10,000,000)

Use of Proceeds	We will use the proceeds of the Offering to fund Loans to OEs owned by Apartment Assets, as set forth in “Business.” See “Use of Proceeds.”

Risk Factors	An investment in our notes involves a high degree of risk and could result in a loss of your entire investment.
Each Investor will be required to have a minimum annual gross income of Thirty Thousand Dollars ($30,000) and a net worth of Thirty Thousand Dollars ($30,000) or, in the alternative, a minimum net worth of Seventy-Five Thousand Dollars ($75,000) and, in either case, must invest at least Five Thousand Dollars ($5,000).
The Maximum Offering is Ten Million Dollars ($10,000,000) as set forth in this Prospectus, with a minimum purchase of Five Thousand Dollars ($5,000) per Investor. This Offering is being made for the purpose of providing the Company with funds to make Loans to OEs, as set forth in “Business.”
THE PURCHASE OF NOTES INVOLVES SIGNIFICANT RISKS. INVESTORS MUST READ AND CAREFULLY CONSIDER THE DISCUSSION SET FORTH BELOW IN “RISK FACTORS.”
PURCHASE OF THE NOTES IS SUITABLE ONLY FOR PERSONS OF SUBSTANTIAL MEANS WHO HAVE NO NEED FOR LIQUIDITY IN THEIR INVESTMENT. SEE “INVESTOR SUITABILITY REQUIREMENTS.” INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING:
Prospective Investors are not to construe the contents of this Prospectus as legal or tax advice to them. Each Investor should consult the Investor’s own independent counsel, accountant or business advisor as to legal, tax and related matters concerning the investment.
The Notes may be offered and sold only to Investors who meet the requirements set forth under “Investor Suitability Requirements” in this Prospectus.
No person has been authorized by the Company to make any representations or furnish any information with respect to the Company or the Notes other than as set forth in this Prospectus or other documents or information furnished by the Company upon request as described herein. Upon written request from a prospective Investor, however, provided a reasonable time exists prior to the anticipated closing of the Offering, authorized representatives of the Company shall provide such prospective Investor with the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and to obtain any additional information which the Company possesses, or can acquire without unreasonable effort or expense, that is necessary to verify the accuracy of information previously furnished to such prospective Investor.
The Notes are being offered until all the Notes are sold, but no later than           , 2009, which is six months after the date of this Prospectus (the “Offering Termination Date”), which date may be extended until           , 2009, which is two months after the Offering Termination Date (the “Extended Offering Termination Date”) in the sole discretion of the Company. All Payments (see “Subscription Agreement”) for the Notes will be held in a Depository Trust Account (“Depository Trust Account”), pending receipt and acceptance by the Company of Subscriptions for the Minimum Offering. If the Minimum Offering has not been subscribed prior to the Offering Termination Date, or if extended, prior to the Extended Offering Termination Date, then: (i) none of the Notes will be sold; (ii) all Payments will be refunded in full to each subscriber without offset but with interest calculated from the date of receipt at ten percent (10%) per annum (some of which may be funded by interest earned on the Depository Trust Account).
This Prospectus does not constitute an offer or solicitation to anyone in any jurisdiction in which such an offer or solicitation is not authorized.
The Company, in its sole discretion, may reject the Subscription Agreement of a prospective Investor for any reason or no reason. A Subscription Agreement will be rejected for failure to conform to the requirements of the Offering of the Notes or for any other reason as determined by the Company, in its sole discretion. Once submitted and accepted, a Subscription Agreement may not be revoked, canceled or terminated by the Investor for any reason.

The Offering of the Notes is made exclusively by this Prospectus and the Appendices attached hereto. This Prospectus contains a summary of certain legal rights that will exist between the Investors and the Company. This Prospectus contains summaries of certain other documents, which summaries are believed to be accurate, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. Such information necessarily incorporates significant assumptions, as well as factual matters. All documents relating to this investment and any associated documents and agreements, if readily available to the Company, will be made available to a prospective Investor or such prospective Investor’s representatives upon request to the Company.
During the course of the Offering and prior to sale, each prospective Investor is invited to ask questions of, and obtain additional information from, the Company concerning the terms and conditions of the Offering, the Assets, the Company, the Notes and any other relevant matters, including, but not limited to, additional information necessary or desirable to verify the accuracy of the information set forth in this Prospectus. The Company will provide the information to the extent it possesses such information or can obtain it without unreasonable effort or expense.
The Notes are offered by the Company subject to receipt and acceptance by the Company of the relevant Subscription Agreement, the right of the Company to reject any Subscription Agreement in whole or in part, for any reason or no reason, and to withdraw or cancel the Offering, without notice to Investors, and to certain other conditions.
NO PUBLIC MARKET CURRENTLY EXISTS FOR THE NOTES AND IT IS EXTREMELY UNLIKELY A PUBLIC MARKET WILL DEVELOP DURING THE TERM.
The purchase price for the Notes has been arbitrarily determined by the Company at par and is not the result of arm’s length negotiations.
Under certain circumstances, the Company may elect to liquidate the Notes (repaying the principal and any accrued but unpaid interest) before the end of the Term. The Prospectus, the Notes and the Transaction Documents (see “Transaction Documents”) will all allow the Company to take this action without penalty at any time.
The Company shall have the right to acquire Notes itself, for its own account, or to allow Notes to be acquired by employees, officers or affiliates of the Company.
An investment in the Notes involves substantial investment risk including, but not limited to, the following risk factors: (i) the solvency risk of a privately held company; (ii) being secured by the right to a proportionate interest in a limited liability company through its Membership Certificate; (iii) the lack of liquidity; (iv) the lack of diversity of investment; (v) the reliance on the Company to manage the business affairs of the Company prudently; (vi) the reliance on the OE to manage the Asset prudently (vii) in the event of a default, the existence of possible procedural or organizational difficulties in foreclosing on the collateral; (viii) the existence of various conflicts of interest between the Company and the Investors, (ix) the various risks associated with having the Notes secured by the Note Collateral; (x) the property management risks associated with operating the Assets and (xii) certain tax risks. See “Risk Factors” and “Certain Relationships and Related Transactions.”
Investor Suitability Requirements
Investment in the Notes involves a degree of risk and is suitable only for persons of substantial financial means who have no need for liquidity in this investment. This investment will be sold only to Investors who (i) invest at least Five Thousand Dollars ($5,000) and (ii) represent in writing that they meet all of the following requirements:
(a)	The Investor has received, read, and fully understands this Prospectus and all Appendices and attachments hereto. The Investor is basing the decision to invest on the Prospectus and all attachments and Appendices hereto. The Investor has relied on the information contained in said materials and has not relied upon any representations made by any other person or entity; and
(b)	The Investor understands that an investment in the Notes involves substantial risks and is fully cognizant of, and understands, all of the risk factors relating to a purchase of the Notes, including, without limitation, those risks set forth below in the section entitled “Risk Factors”; and
(c)	The Investor will be required to have a minimum annual gross income of Thirty Thousand Dollars ($30,000) and a net worth of Thirty Thousand Dollars ($30,000) or, in the alternative, a minimum net worth of Seventy-Five Thousand Dollars ($75,000), and must invest at least Five Thousand Dollars ($5,000).
For purposes of calculating an Investor’s net worth above, “net worth” is defined as the difference between total assets and total liabilities, excluding home, home furnishings, and personal automobiles. In the case of fiduciary accounts, the net worth and/or income suitability requirements may be satisfied by the beneficiary of the account, or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Notes.
Representations with respect to the foregoing and certain other matters will be made by each Investor in the Secured Note Purchase Agreement attached as Appendix E to this Prospectus. The Company will rely on the accuracy of each Investor’s representations set forth in the Subscription Agreement and may require additional evidence that an Investor satisfies the applicable standards at any time prior to the acceptance of a Investor’s subscription. An Investor is not obligated to supply any information so requested by the Company, but the Company may reject a subscription from any Investor who fails to supply any information so requested.
IF YOU DO NOT MEET THE REQUIREMENTS DESCRIBED ABOVE, DO NOT READ FURTHER AND IMMEDIATELY RETURN THIS PROSPECTUS TO THE COMPANY. IN THE EVENT YOU DO NOT MEET SUCH REQUIREMENTS, THIS PROSPECTUS SHALL NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY NOTES.
The Investor Suitability Requirements stated above represent minimum suitability requirements established by the Company for Investors of the Notes. Satisfaction of these requirements by an Investor, however, will not necessarily mean that the Notes are a suitable investment for such Investor, or that the Company will accept the Investor as a subscriber. Furthermore, the Company, as appropriate, may modify such requirements in its sole discretion, and such modifications may raise the suitability requirements for Investors.
The written representations made by Investors will be reviewed to determine the suitability of each Investor. The Company will have the right, in its sole discretion, to refuse a subscription for the Notes if the Company believes that an Investor does not meet the applicable investor suitability requirements, the Notes otherwise constitute an unsuitable investment for the Investor, for any other reason, or for no reason, at the Company’s sole and absolute discretion.
How to Subscribe
Prospective Investors who would like to subscribe for the Notes must carefully read this Prospectus (and the Appendices hereto). Then, prospective Investors must follow the instructions set forth in “HOW TO SUBSCRIBE”.
SUMMARY FINANCIAL INFORMATION
The following tables set forth the summary financial information for our Company as provided in the financial statements as of September 30, 2008. You should read this information together with the financial statements and the notes thereto appearing elsewhere in this Prospectus and the information under “Management’s Plan of Operations.”
Condensed Balance Sheet Data

As of
September 30, 2008
Cash; total assets	$1,001,000

Members’ equity	$1,001,000

RISK FACTORS
You should carefully consider the risks described below before buying our Notes in this Offering. The risks and uncertainties described below are not the only risks Investors face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of the adverse events described in this risk factors section actually occur, our business, results of operations and financial condition could be materially adversely affected, and you might lose all or part of your investment.
Some of the information you will find in this Prospectus may contain “forward-looking statements.” You can identify such statements by the use of prospective-type words such as “may,” “will,” “anticipate,” “expect,” “estimate,” “continue” or other such words. These types of statements discuss future expectations or contain projections or estimates. When considering such forward-looking statements, you should keep in mind the following risk factors. These risk factors and other unidentified factors could cause actual results to differ materially from those contained in any forward-looking statement. It is impossible to accurately predict and assess the risks to a Investor in the Notes because of general risks associated with the ownership and operation of income producing real property, risks associated with owning an individual promissory note secured by the Security Agreement, specific risks associated with the Assets (some of which are summarized herein), risks associated with the reliance on the OEs to manage and finance the Assets, and the risks associated with the fact that the Company has a limited operating history. Each prospective Investor should consider carefully, among other risks, the following risks, and should consult with their own legal, tax, and financial advisors with respect thereto.
Secured Financing Risks
The OEs are required to make debt service payments on the Secured Financing without regard to the amount of gross rental income received from or the aggregate expenses incurred by the Assets. As to each Asset, the Senior Secured Loan secured by such Asset will have priority over the note from Secured Principal to the Asset in question in that should the Senior Secured Loan go into default and be foreclosed, the interests of the Investors as to the specific Asset so encumbered would most likely be either substantially diminished or lost entirely. Secured lenders may commence a foreclosure action for a variety of reasons, including failure to make debt service payments in a timely manner.
Real Estate Risks
General Risks of Investment in the Assets. The economic success of an investment in the Notes will depend largely upon the results of operations of the Assets, which will be subject to those risks typically associated with direct investments in income-producing real estate. Fluctuations in marketplace vacancy rates, rental rates and operating expenses are, for all intents and purposes, factors beyond the control of the Company which potentially could adversely affect operating results or render the sale or refinancing of an Asset difficult or unattractive. No assurance can be given that certain assumptions as to the future levels of occupancy, costs of property renovations or future costs of operating the Assets will be accurate since such matters will depend on events and factors beyond the control of the Company. Such factors include the ongoing need to rent and re-rent the individual apartment units, general vacancy rates for properties similar to the Assets, financial resources of tenants and rent levels near the Assets, changes in local population trends, market conditions, neighborhood values, local economic and social conditions, supply and demand for property such as the Assets, competition from similar properties, interest rates and real estate tax rates, governmental rules, regulations and fiscal policies, the enactment of unfavorable real estate, taxation, rent control, environmental, zoning, and/or hazardous material laws, uninsured losses, effects of inflation, and other risks.
“Blind Pool” Offering. The Investors will not be informed, at the time of the Offering, of the identity of the Assets that will be supporting the Notes or the location, anticipated income, construction or any other characteristic of the Assets. Indeed, as of the date of this Offering, the Assets have yet to be identified. As such, the Investors must rely entirely upon the ability of the Company’s manager and officers with respect to the investment in and management of the Loans. This is a “blind pool” offering and the Investors will not have an opportunity to evaluate for themselves the relevant economic, financial and other information regarding the Loans in which the proceeds of this Offering will be invested.
Use of Proceeds at Discretion of Management of OEs. The Offering of the Notes as set forth in this Prospectus is being made for the purpose of funding of Loans to OEs, which will use the funds to renovate certain of the Assets. All such funds will be employed by the OE at the discretion of its management. There is no guarantee that the completion of this Offering and the upgrading and repositioning of some of the Assets will contribute to any immediate or even long term increase in the cash flow or ultimate fair market value of any Asset or of the Assets collectively.
Softness in the Regional and National Economy. Softness in the regional and national economy could materially and adversely impact the individual tenants in the Assets and their ability to afford to pay rent. If any of the individual tenants were to suffer a serious economic setback, such as a protracted loss of employment, they might not be able to pay the rent required by their rental agreements, forcing them to either voluntarily vacate or ultimately, to be evicted from an Asset by the OE.
General Economic Downturn. Much of the country is currently suffering from somewhat erratic economic conditions. Prospective Investors should be aware that future weak economic performance could adversely affect the Investors herein if the Assets’ occupancy levels or market rental rates declined.
Toxic and Hazardous Materials — No Environmental Indemnity. Federal, state and local laws including the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) impose various degrees of liability on landowners for the release or the otherwise improper presence on the premises of hazardous substances. This liability is without regard to fault for, or knowledge of, the presence of such substances. A landowner may be held liable for hazardous materials brought onto the property before it acquired title and for hazardous materials that are not discovered until after it sells the property. Similar liability may occur under applicable state law. While these risks are generally more acute on commercial properties there is a remote possibility such issues could arise on apartment buildings. The risk of such liability can be reduced by environmental testing of the property or by a detailed review of the property’s history. Generally, the OEs do not undertake these steps relative to their apartment buildings, including the Assets. If any hazardous materials are found within any of the Assets in violation of law at any time, the OE may be liable for all cleanup costs, fines, penalties and other costs. This potential liability will continue after the OE sells the Assets and may apply to hazardous materials present within an Asset before the OE acquired it. If losses arise from hazardous substance contamination that cannot be recovered from another responsible party, the financial viability of an Asset may be substantially affected. In extreme cases, the Asset may be rendered worthless, or worse, where the OE is obligated to pay cleanup costs in excess of the value of the Asset. In such an event, the OE may have an economic incentive to abandon the respective Asset, possibly to the detriment of the Investors. In such an extreme case, the Investors could lose all or a portion of their investment. While the Company has no knowledge of environmental impacts adversely affecting any of the Assets, and it would be very unusual to have such issues arise in a residential property, this risk cannot be ruled out.
Interest Rate Risks — Secured Financing. The Assets will be financed by loans from financial institutions. Typically the Secured Financing is secured by a first deed of trust recorded against a single property. Secured Financing may have interest rates that are fixed for a period of time and then have the potential to adjust, up or down, based on changes in the financial markets. Some of the Secured Financing may be subject to prepayment penalties or prepayment prohibitions. Historically, the Company does not refinance properties when a prepayment penalty would be incurred.
The Secured Financings Have Priority Over the Notes. Should any of the Secured Financings go into default and ultimately be foreclosed, the interests of the Investors as to that particular Asset would most likely be either substantially diminished or lost completed. Secured lenders may commence a foreclosure for a variety of reasons, including the borrower’s failure to make debt service payments in a timely manner.
Loan to Value Ratio — Leverage. Investors should be aware that with any leveraged property portfolio a decrease in rental revenues and/or an increase in operating expenses may materially and adversely affect the Asset’s cash flow and, in turn, the OE’s ability to make timely payments on the Loans and the Secured Financing. In addition, following its receipt of a Loan, an OE may borrow additional funds from an affiliate of the Company, or from another third party, to fund improvements to the apartment buildings owned by such OE. While the Company believes that the OEs will have sufficient revenue from the Assets, no guarantee can be given that future cash flow will be sufficient to make the debt service payments on the Secured Financing, the Loans and also the real estate operating expenses. If the revenue from an Asset is insufficient to pay debt service and operating expenses, the OE would be required to use other sources of internal funds or seek additional financing. There can be no assurance that additional funds would be available, if needed, or, if such funds were available from external sources, that they would be available on terms acceptable to the OE. If the OE is unable to pay debt service on any of the Secured Financing, the respective Lender could foreclose on an Asset and, depending on the circumstances that evolve, the Investors herein could lose a portion of their investment in the Notes. Likewise, if the Company is unable to pay debt service on the Notes, monthly interest payments to the Investors could become intermittent or stop. The Investors might then elect to commence procedures to take over the Collateral to protect their investment. There can be no assurance that taking over the OE would result in a full or even partial recovery of the Investor’s collective investment. Finally, the Investors are reminded that the OE will have the right, subject to certain limitations, to refinance Assets, sell Assets and convert Assets into condominiums for sale to individual owners. (See “Limitations on Refinancing of Assets,” “Limitations on Dispositions of Assets” and “Limitation on Conversion and Sale of Assets as Condominiums”).

Limitations on Refinancing of Assets. Each OE will be restricted in refinancing its Asset by being prohibited from refinancing the Asset unless the OE pays its Loan in full before or concurrent with such event.
Limitations on Dispositions of Assets. Each OE will be restricted in selling its Asset by being prohibited from the disposition of the Asset unless the OE pays its Loan in full before or concurrent with such event.
Limitations on Conversion and Sale of Assets as Condominiums. Each OE will be restricted from converting and selling its Asset as condominiums unless the OE pays its Loan in full on or before such event .
New Secured Financing. During the term of the Notes, each OE will have the right, subject to certain limitations, to refinance its Asset. Obviously, the amount and terms of such new Secured Financing cannot accurately be assessed at this time. The Company believes that over the Term the net operating income of most if not all of the Assets will increase. Conversely, if for any reason the net operating income does not increase and/or mortgage rates go up significantly, refinancing some (or in the worst case, any) of the Assets may not be an attractive option. Consequently, the effect that the refinancing of multiple Assets could have on the cumulative cash flow of the Company is impossible to measure. NO GUARANTEE EXISTS THAT INTEREST RATE FLUCTUATIONS, ESPECIALLY INCREASES, WOULD NOT BE DETRIMENTAL TO THE COMPANY AND ULTIMATELY TO THE COMPANY’S ABILITY TO SATISFY THE OBLIGATIONS OF THIS OFFERING TO THE INVESTORS.
Direct Liability of Company. Since the Notes are not secured by a recorded deed of trust, the Investors would likely not be prohibited from initially pursuing the general assets of the Company in the event of any default. Were the transaction secured by a recorded deed of trust, the Investors would be faced under real estate law with first “exhausting their security” by being unable to collect monies owed to them in a judicial foreclosure of the Assets before a legal action could take place directly against the Company. Consequently, the potential liability of the Company for this Offering is not believed to be limited by statute.
Secured Financing Restrictions on Transfer of an Asset. The terms of most of the Secured Financing will prohibit the transfer of the respective Asset or any interest in the Asset given as security except with the Lender’s prior written consent, which consent may be withheld. Most of the Secured Financing will provide that upon violation of this restriction on transfer, the Lender may declare the entire amount of the respective Senior Secured Loan, including principal, interest, prepayment premiums (if any) and other charges, to be immediately due and payable. In a period of limited availability of financing, this restriction may make the sale of the Assets collectively more difficult or impossible.
Limited Transferability of Notes. There will be no public market for the Notes and the Investors cannot expect to be able to liquidate their investment in case of a personal emergency.
Individual Notes. The Investors in the Notes will each acquire an individual original Note in the amount of their investment. The Security Agreement will secure each individual Note. The Subscription Agreement and Transaction Documents will provide that a default by the Company against any Investor shall be considered a default against all the Investors and that the Investors collectively, in the event of an un-remedied default, will rule by majority governance. Nonetheless, individual Investors or the Investors collectively may still experience difficulties as a result of the collateral being pledged proportionately to multiple parties. These difficulties could be amplified during a default scenario and may include the lack of direct individual possession of the collateral. Additionally, the failure of the various Investors to agree on a course of action and the possibility that the death or incapacity of an Investor(s) may occur during the Term could also add an element of risk. Further, absent the guidance provided in this Prospectus, the individual Notes and the Transaction Documents, there is not a formal mechanism to resolve a disagreement among the Investors regarding such issues as collectively dealing with a default on the Notes or the Secured Financing, bidding at a foreclosure sale, reinstating or negotiating with the Lenders on the Secured Financing or a myriad of other issues. Given this method of ownership and its restrictions, it is possible and may even be likely, that following an event of default or foreclosure the amount ultimately derived from a sale of a individual Note will be less than the pro rata amount derived from a sale of all of the Notes as a whole.
Competition for Tenants. The Assets will experience competition for tenants from other apartment building owners. Many of the owners of these properties will have greater financial resources than the OE. Additionally, the Company’s Affiliates own other properties in the same geographic area as the Assets. It is also possible that during the Term, the Affiliates may acquire a competitive property or properties. While each OE will attempt to maintain a high occupancy at its properties, and has no presently known incentive to direct current or potential tenants from the Asset to other locations the Affiliates may own or acquire, there is no guarantee that such a motivation will not occur in the future. In the event such a situation for whatever reason did develop and the Affiliates prioritized the marketing of a competing property or properties, the occupancy and resultant rental income of an Asset or the Assets as a whole could both be affected negatively (See “Certain Relationships and Related Transactions”).
Availability of Financing and Market Conditions. The Affiliates have historically been successful in effecting payoffs to investors, such as to the Investors herein, by refinancing buildings with new Secured Financing. Investors should be aware that market fluctuations in real estate financing may affect the availability and cost of such funds and ultimately the OE’s ability to liquidate the Investor’s investment through refinancing. In addition, credit availability has been restricted in the past and may become restricted again in the future. Restrictions upon the availability of real estate financing or high interest rates for real estate loans could adversely affect the Assets and the ability of the Company to pay the promised interest or repay the principal invested by the Investors in a timely manner, or at all.
The Notes Are Not a Diversified Investment. An investment in the Notes is not a diversified investment due to the Assets being of a similar nature and being located in a limited number of geographic areas.
Speculative Investment. No assurance can be given that the Company or the Assets will realize their investment objectives. No assurance can be given that the Investors will realize the promised return on their investment or that they will not lose their entire investment in the Notes. For these reasons, each prospective subscriber for the Notes should carefully read this Prospectus and all Appendices to this Prospectus. Investment in the Notes is speculative and by investing, each Investor assumes the risk of losing their entire investment. Accordingly, only Investors who are able to bear the loss of their entire investment, and who otherwise meet the investor suitability standards, should consider purchasing Notes. ALL SUCH PERSONS OR ENTITIES SHOULD CONSULT WITH THEIR ATTORNEY AND/OR BUSINESS ADVISORS PRIOR TO MAKING AN INVESTMENT.
Condition of Assets. The presence of hazardous substances, the status of governmental approvals and entitlements and other significant matters can affect the use, ownership and enjoyment of real property. While the Company does not intend to make any Loans to any OEs confronting any such impediments relative to the Assets, these issues could possible arise in the future. If defects or other matters adversely affecting its Asset are discovered, the OE may not be able to pursue a claim for damages against anyone, including the previous owner(s). The extent of damages that the OE may incur as a result of such matters cannot be predicted, but potentially such items could produce a significant adverse effect on the value of its Asset.
Bankruptcy Laws. If a borrower defaults on the obligation created under a real estate-secured promissory note and in conjunction files for protection under the federal bankruptcy statutes, the beneficiary may initially be barred from taking any foreclosure action on its real property security by an “automatic stay order” that goes into effect upon the filing of a bankruptcy petition. Thereafter, the beneficiary would be required to incur the time, delay and expense of filing a motion with the bankruptcy court for permission to foreclose on the real property security (“relief from the automatic stay order”). Such permission is usually granted only in limited circumstances. If permission is denied, the beneficiary will likely be unable to foreclose on their real property security for the duration of the bankruptcy, which could be as long as a period of years. During such delay, the beneficiary may or may not receive current interest on the note. The beneficiary could therefore lack the cash flow originally anticipated from the promissory note, and the total indebtedness secured by the real property would increase by the amount of the defaulted payments, perhaps reaching a total that would exceed the market value of the property. In addition, bankruptcy courts potentially have the power in certain circumstances to permit a sale of collateral free of the securing lien, to compel the beneficiary to accept an amount less than the full balance due under the promissory note and/or to permit the borrower to repay the promissory note over a period which may be substantially longer than the original term. In the case of a default on the Notes herein, the Investors would have the ability to perfect their security interest in the collateral through the Security Agreement or alternatively seek to obtain a judgment directly against the Company. If obtained, such a judgment against the Company would allow the Investors to pursue their claim for damages against the Company’s other assets. While the legal issues involved in the enforcement, if necessary, of the Investors rights are complex it is likely that numerous options exist. Some of these options likely would not be available in a traditional trust deed secured transaction. The foregoing is intended as a general but limited discussion of the federal bankruptcy laws and their application with the State of California. Bankruptcy laws are often interpreted in combination with the laws of the various states. Consequently, there is an unusual degree of variance in their interpretation. Finally, like any laws the bankruptcy provisions are subject to congressional change and on-going judicial interpretation. PROSPECTIVE

INVESTORS ARE ENCOURAGED TO CONSULT WITH THEIR OWN LEGAL COUNSEL ABOUT THE POSSIBLE IMPACT OF THE BANKRUPTCY LAWS AND THE POTENTIAL EFFECT OF THESE LAWS ON ENFORCING THE RIGHTS OF THE INVESTORS OF THE NOTES.
Sources of Funds for Repayment of Notes
Refinancing Assets. The Company anticipates the likelihood that several of the Assets will be refinanced during the Term. Such refinancing may replace the Secured Financing in place at that time, or the refinancing may be Secured Financing with a greater principal amount, so long as the new Secured Financing will have a loan-to-value ratio (as determined by the senior lender) of not more than seventy-five percent (75%) and the sum of the Secured Financing and the Loan will have a loan-to-value ratio (based on the valuation by the senior lender) of not more than ninety percent (90%). Prevailing market conditions at the time the OE seeks to refinance the Asset could make such loans difficult, costly or impossible to obtain. Depending on market conditions it may not be possible to refinance as many of the Assets as currently planned or for a sufficient loan amount or at all. Completed refinancings of Assets, depending on the terms of such loans, may also adversely affect the cash flow and/or profitability for such Assets and the profitability of the Assets in general. In the absence of being able to successfully refinance a portion of the Assets, the Company would need to rely on alternative sources of cash in order to liquidate the Notes. These alternatives could include the use of surplus cash flow, the sale of Assets, the sale or refinancing of additional Assets (if any, acquired during the Term of the Offering) and condominium sales. Excepting a refinancing within the parameters described above, the OE will be restricted in refinancing its Asset, unless the OE pays its Loan in full on or before such event. NO ASSURANCE CAN BE GIVEN THAT ANY OF THESE PATHS WOULD BE A SUFFICIENT AND TIMELY SOURCE OF FUNDS.
Asset Sales. The OE will be restricted in selling its Asset by being prohibited from the disposition of the Asset unless the OE pays its Loan in full on or before such event. The value that a prospective investor would be willing to pay for a specific income property in the future is subject to numerous variables, including the then-current (a) market rental rates and trends, (b) vacancy rates and required concessions and (c) capitalization rates of similar properties and availability of financing. These are issues that by and large are beyond the control of the Company. AS A CONSEQUENCE, NO ASSURANCE CAN BE GIVEN THAT ANY OF THE ASSETS COULD BE SOLD PROFITABLY AND IN A TIMELY MANNER TO LIQUIDATE THE NOTES.
Condominium Sales. The OEs may convert a small number of the Assets into condominium units that would be sold individually to either owner occupants or investors. The sale of condominiums, although possibly quite profitable, involves a significant number of additional risk factors some of which are beyond the direct control of the OE. These risk factors include incurring construction and governmental compliance expenses not incidental to the operation of a rental apartment building, possible deterioration of the for-sale markets for condominiums and interest rate increases that make it more difficult for individual occupants and/or investors to acquire the condominiums. The OE will be restricted in converting and selling its Asset as condominiums, unless the OE pays its Loan in full on or before such event. NONETHELESS, THE SALE OF CONDOMINIUMS ENTAILS SOME DEGREE OF RISK NOT ASSOCIATED WITH THE OPERATION OF RENTAL BUILDINGS AND AS A CONSEQUENCE NO GUARANTEE CAN BE GIVEN THAT ALL OR EVEN ANY OF THE PROPOSED CONDOMINIUM CONVERSIONS WILL BE COMPLETED, OR IF COMPLETED, BE PROFITABLE FOR THE COMPANY.
No Surplus Cash Flow. The Company has no assets other than the Loans. Accordingly, if the cash flow from the Loans is not adequate to service the Notes, NO ASSURANCE CAN BE GIVEN THAT THE CASH FLOW OF THE COMPANY WOULD BE A SUFFICIENT AND TIMELY SOURCE OF FUNDS.
Risks Relating to Lack of Liquidity
Loss on Dissolution, Termination or Insolvency. In the event of the dissolution, termination or insolvency of the Company, the Investors, absent other events, would still remain secured creditors with their investment in the Notes secured by the Security Agreement. Additionally, the Investors would have the right to elect to pursue their claim directly against the general assets of the Company. The ability of an Investor to recover all or any portion of such Investor’s investment under these circumstances will, accordingly, depend on the amount of net proceeds realized from either the sale of the Company or the aggregate of the Assets or the available proceeds from the general liquidation of the Company and the amount of claims to be satisfied.
Speculative Investment. The Company’s business objectives may be considered speculative, and there is no assurance the Company will achieve those objectives. No assurance can be given that the Investors will realize a return on the Notes or that the Investors will not lose their entire investment. For these reasons, each prospective Investor should carefully read this Prospectus and all Appendices to this Prospectus. All prospective Investors should consult with their attorney or business advisors prior to making an investment.
Determination of Note Price. The purchase price of the Notes has been established at “par”, the denominated value of the Notes that are purchased. No assurance can be given that a fair market valuation of the value of the Notes should not be above or, worse, below par value. Further, the price of the Notes is not based on past earnings or profitability of the Assets or the Company.
Partial Payoff. The Company will have the right to refinance, convert to condominiums and/or sell some or all of the Assets. Such events could lead to the Company effecting a Payoff of less than all the Notes. While the Company will attempt to handle any Partial Payoff in a fair and equitable manner among the various Investors, in the event of a Partial Payoff, some Investors would remain in the transaction after other Investors were liquidated.
Projections, Conclusions, Assumptions and Estimates. Projections, conclusions, assumptions and estimates contained in the Prospectus or Appendices have not been reviewed, analyzed, or otherwise passed upon by the Company’s legal counsel or accounting firm. Such “forward-looking” statements are based on various assumptions of the Company, which assumptions may not prove to be correct, for example, the continued growth and expansion of the local and regional economies, budgeted terms of the refinancing of the Assets, rental rates and vacancy factors and projected tenant improvements, budgeted capital improvements, utility rates and general operating expenses. Accordingly, there can be no assurance that such projections, assumptions and statements will accurately predict future events or the Asset’s actual performance. In addition, any projections and statements, written or oral, which do not conform to those contained in this Prospectus should be disregarded. The projections and forward-looking statements contained herein are based upon specified assumptions. If these assumptions are incorrect the projections and forward-looking statements likewise will be incorrect. No representation or warranty can be given that the estimates, opinions or assumptions made herein will prove to be accurate. Investors should closely review the assumptions set forth in any projections and forward-looking statements. Any projections and forward-looking statements included in this Prospectus and all other materials or documents supplied by the Company should be considered speculative and are qualified in their entirety by the assumptions, information and risks disclosed in this Prospectus. The assumptions and facts upon which such projections and forward-looking statements are based are subject to variations that may arise as future events actually occur. The projections and forward-looking statements included herein are based upon assumptions made by the Company regarding future events. There is no assurance that actual events will correspond with these assumptions. Actual results for any period may or may not approximate such projections and forward-looking statements. Investors are advised to consult with their own independent tax and business advisors concerning the validity and reasonableness of the factual, accounting and tax assumptions. NO REPRESENTATIONS OR WARRANTIES WHATSOEVER ARE MADE BY THE COMPANY OR ANY OTHER PERSON OR ENTITY AS TO THE FUTURE PROFITABILITY OF THE ASSETS, THE COMPANY OR THE RESULTS OF MAKING AN INVESTMENT IN THE NOTES.
Investment by Tax-Exempt Investors. In considering an investment in the Notes for a portion of the assets of a trust or a pension or profit-sharing plan qualified under Section 401(a) of the Internal Revenue Code and exempt from tax under Section 501(a), a fiduciary should discuss with its legal and financial advisors (i) whether the investment satisfies the diversification requirements of Section 404 of the Employee Retirement Income Security Act of 1974 (“ERISA”); (ii) whether the investment is prudent, since the Notes are not freely transferable and there will not be a market created in which to sell or otherwise dispose of the Notes; and (iii) whether Notes or the underlying assets owed by the Company constitute “Plan Assets” under ERISA.
Tax Risks
Tax Risks. There are risks associated with the federal income tax aspects of an investment in the Notes. Generally speaking, under current tax laws the return received by Investors from an investment in the Notes is believed to be comprised of interest (taxable as ordinary income in the year of receipt) and the return of principal (non-taxable). However, the income tax consequences of an investment in the Company could be complex, and tax legislation could be enacted in the future to the detriment of the Investors. Because the tax aspects of the Notes could be complex and may differ depending on individual tax circumstances, each Investor must consult and rely on the Investor’s own, independent tax advisor concerning the tax aspects of this Offering and the Investor’s individual situation. NO REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER IS MADE WITH RESPECT TO THE ACCEPTANCE BY THE IRS OR STATE TAXATION AUTHORITIES OF THE TREATMENT OF ANY ITEM BY THE COMPANY OR ANY INVESTOR.

Changes in Federal Income Tax Law. Congress could make changes in the future to the tax laws, possibly of a substantial nature, which may significantly impact the income tax consequences of an investment in the Notes. Congress is continually analyzing and reviewing numerous proposals regarding changes to the Federal income tax laws. The extent and effect of such changes, if any, is unpredictable at this time. The discussion of tax aspects contained in this Prospectus is based on the laws presently in effect and possibly certain proposed Treasury Regulations. Nonetheless, Investors should be aware that new administrative, legislative or judicial action could significantly change the tax aspects of the Notes and such change could have a material and possibly adverse affect on the Investors. NEITHER THE INFORMATION CONTAINED HEREIN, NOR ANY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT COMMUNICATION SHOULD BE CONSTRUED BY THE PROSPECTIVE INVESTOR AS LEGAL OR TAX ADVICE. PROSPECTIVE INVESTORS SHOULD NOT REGARD THE CONTENTS OF THIS PROSPECTUS OR ANY OTHER COMMUNICATION FROM THE COMPANY AS A SUBSTITUTE FOR CAREFUL AND INDEPENDENT TAX AND FINANCIAL PLANNING. EACH POTENTIAL INVESTOR IS ENCOURAGED TO CONSULT WITH THE INVESTOR’S OWN INDEPENDENT LEGAL COUNSEL, ACCOUNTANT AND OTHER APPROPRIATE PROFESSIONALS WITH RESPECT TO THE LEGAL AND TAX ASPECTS OF THIS INVESTMENT WITH SPECIFIC REFERENCE TO THE INVESTOR’S OWN TAX AND FINANCIAL SITUATION PRIOR TO SUBSCRIBING FOR THE NOTES.
Additional Risk Factors
Uninsured Losses. The Company will require the OEs to attempt to maintain adequate insurance coverage against liability for personal injury and property damage. However, there can be no assurance that insurance will be sufficient to cover all such potential liabilities. Furthermore, insurance against certain risks, typically of a catastrophic nature such as floods, earthquakes and acts of war may be unavailable or available only at an unacceptable cost or in amounts that are less than the full market value or replacement cost of an Asset. As a policy matter, the Company does not generally obtain flood or earthquake insurance on the Assets unless required by the lender on the respective Secured Financing. In addition, there can be no assurance that particular risks that are currently insurable will continue to be insurable on an economical basis or that current levels of coverage will continue to be available. If a loss occurs that is partially or completely uninsured, the financial responsibility of the loss would fall on the OE. There is no guarantee that the assets of the OE would be sufficient to deal with the loss incurred. Additionally, depending on the circumstances, even if the OE has sufficient assets to handle the loss it may not make economic sense to expend the funds. Should either of these situations occur, it is possible that the Investors would face a likelihood of losing some or all of their investment in the Notes. However, absent the extremely unlikely combination of an environmental issue arising and the Investors assuming ownership following a default by the Company, the Investors risk should be limited to the amount invested. (See “Environmental Risks”).
No Guaranteed Source of Repayment. The Notes offer a fixed rate of interest payable either monthly or accrued, compounded and paid at maturity. However, there can be no assurance that the cash flow of the Assets will be sufficient at all times to make the indicated monthly payments.
Investor’s Option to Accrue Interest. Investors of the Notes will have the choice of receiving monthly interest payments or having their monthly interest payments accrued, compounded and paid at maturity. An accruing Investor will receive a single payment at the time the entire transaction is liquidated which will include all the accrued, compounded (monthly) and unpaid interest as well as the return of the original investment amount. While the majority of Investors are expected to elect to receive monthly payments of interest, the accrual of interest by a number of the Investors will at least to some degree increase the risk of repayment of the Notes. The overall effect of accruing interest on the Notes is both to lower the Company’s monthly cash expenditure for interest and to increase the amount ultimately needed to liquidate the Offering at maturity. Should a significant number of Investors elect to accrue interest, the sum needed to liquidate the Fractional Interests at maturity could rise appreciably. In the event of such an increase, the combined balance due on the Notes, including the sum due the accruing Investors plus the remaining balance on the Secured Financing could, on a pro-rata basis, exceed the net sum the Company could obtain in a refinancing of each of the Assets. Such a sum could potentially even exceed the net proceeds the Company could obtain in a sale of each of the Assets. If such a scenario should occur, the Company would need to either utilize another source of funds or defer the liquidation of the Offering. Finally, the higher loan principal balance occasioned by accrual investors combined with any on-going default under the terms of the Secured Financing or the Notes would increase the risk to the Investors by raising the aggregate sum needed to liquidate the Notes without a loss.
Dependence on Performance of Other Investors. There is no requirement that an individual Investor or for that matter that the Investors collectively make any additional cash contributions following the initial investment in the Notes, regardless of developments that may occur relative to the Assets or the Company. Consequently, there is a risk if a default occurs for whatever reason on either the Secured Financing or the Notes, that the individual Investors may be in a disadvantageous position due to the fact that the Note Collateral will have been proportionately pledged as security for numerous individual Notes.

Reliance on Management of the Company. A significant portion of the ultimate return of any real estate investment, especially the resale of properties, is dependent on general market characteristics over which the Company and its principals have no control. Nonetheless, all decisions regarding the management of the Assets will be made exclusively by the manager and officers of the Company and not by any of the Investors. Accordingly, no person should purchase Notes unless that person is willing to entrust all aspects of management of the Company to the Company’s principals and employees. Potential Investors should carefully evaluate the experience and business performance of the Company and its manager and officers. In addition, the Company’s manager and officers may be unable or unwilling, in the future, to continue to manage the affairs of the Company, and the Company may be unable to find capable managerial replacements. Any such lack of capable management in the future could have a significant adverse effect on the Company.
The Assets are Expected to be Concentrated in Certain Areas.
The Company expects to make the Loans to OEs that own Assets located in Phoenix, Arizona, Riverside, California or Long Beach, California. Our performance, therefore, is linked to economic conditions and the market for available rental housing in those areas. Therefore, the decline in the market for apartment housing in those areas would adversely affect our financial condition and results of operations.
Sarbanes-Oxley Disclosure Controls and Procedures.
The Sarbanes-Oxley Act requires public companies to maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in reports filed with the SEC is recorded, processed, summarized and reported within the time required. The Sarbanes-Oxley Act also requires documentation of internal control procedures, remediation as needed, and periodic testing of the controls. The Company will be first subjected to these requirements in connection with the preparation of the Company’s initial Annual Report on Form 10-K after the effectiveness of the Registration Statement of which this Prospectus is a part. Such compliance will require the devotion of an undetermined amount of time and resources at that time.
Our management intends to continue to monitor and review our disclosure controls and procedures, to improve and strengthen our overall control environment. There can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

DESCRIPTION OF NOTES
The following summary is intended to provide selected limited information regarding the Company and the Notes and should be read in conjunction with, and is qualified in its entirety by, the detailed information appearing in this Prospectus, including the forms of documentation attached as Appendices. EACH PROSPECTIVE INVESTOR OF THE NOTES IS URGED TO READ THE ENTIRE PROSPECTUS BEFORE INVESTING.
Definitions of Terms

Note:	This is the document that evidences the promise of a debtor to repay to a lender a specific debt.

Accrual Note:	This is a Note in which all interest is accrued and compounded and paid at maturity in a single payment along with the return of the original principal.

Monthly Payment Note:	This is a Note in which the interest is paid on a monthly basis. At the end of the term the amount of the original principal invested is returned.

Security Agreement:	This is a document in which a debtor grants an interest in an item of value as the security for the performance of an obligation.
Terms of the Offering

General Information on Our Business:	Secured Principal, LLC was originally organized in Delaware on April 3, 2008. The Company’s manager has substantial prior investment real estate experience. Additionally, Secured Principal has retained knowledgeable officers with real estate and business management experience to help operate the Company.

The purpose of Secured Principal is to provide debt financing for the acquisition of apartment buildings to be purchased by entities owned by Apartment Assets. Apartment Assets, like Secured Principal, is a newly-formed entity, but its management has substantial experience in conducting operations similar to those which Apartment Assets intends to conduct, because the managers of Apartment Assets also manage a similar business, with privately-funded debt, for Pacific Property Assets, LLC and PPA Holdings, LLC. Both of these managers have in excess of three decades of experience in the acquisition, financing, management and disposition of income-producing real estate. In turn, each of Pacific Property Assets, LLC and PPA Holdings, LLC has a small number of wholly owned single asset limited liability companies and in one case a single asset limited partnership. We sometimes refer to the various PPA entities collectively herein as either “Pacific Property Assets” or “PPA”. PPA is privately held and focuses on the acquisition, renovation and operation of value added apartment buildings.

The business plan of PPA since its inception has been to purchase apartment buildings in select markets that can be obtained at prices which are below the current cost to acquire suitable land and construct a similar building. PPA then typically improves each building to maximize the rental income obtainable. As PPA is a long-term owner, it usually also implements changes designed to stabilize on-going operational expenses.

Since Pacific Property Assets commenced business following the March 1999 merger of Pacific Housing & Development Corporation and Property Assets Incorporated, it has acquired over one hundred (100) individual investment properties. As of June 30, 2008, PPA owned and managed forty-eight (48) multi-family locations with two thousand two hundred ten (2210) individual apartment units, three (3) office/commercial buildings and a one hundred seventeen (117) bed, eight (8)-story assisted living facility.

As of June 30, 2008, Pacific Property Assets had completed one hundred forty-nine (149) previous secured promissory note offerings. Each of these Offerings, like the Notes described in this Prospectus, involved fixed rates of return payable over a specified period of time; however, unlike Secured Principal’s Notes, these Offerings were made under a private placement exemption from registration (Regulation D under the Securities Act of 1933). As of June 30, 2008, one hundred fourteen (114) of these Offerings had been fully repaid. As to all the repaid loan offerings every monthly payment and the ultimate repayment of principal were all handled according to the original terms of the loan agreement and offering. Of the thirty-five (35) that have yet to be fully repaid, all are performing and current according to the original terms of the loan agreement and offering. As of June 30, 2008, PPA had remitted approximately forty-two thousand (42,000) monthly investor payment checks without incurring a single late charge.

In 2004, 2005 and 2007, Inc. magazine named Pacific Property Assets as one of the fastest growing privately held company in the United States. In 2006, Michel Stewart, as an officer of PPA, was named as one of nineteen (19) regional finalists in the Entrepreneur of the Year Program sponsored by the national accounting firm of Ernst & Young. In 2007, PPA was named as the 17th ranked privately-held company in Orange County, California by the Business Journal.

The managers of Apartment Assets intend to operate the business of Apartment Assets in a substantially similar manner to the operation of the business of PPA.

Nature of the Promissory Notes Offered	The promissory notes (the “Notes”) being offered will provide a fixed rate of interest. The Notes will be issued in two separate formats: Monthly Payment Notes substantially in the form of Appendix A-1 to this Prospectus and Accrual Notes substantially in the form of Appendix A-2 to this Prospectus. In either format the Notes will be individual original promissory notes, which will each be secured by the Security Agreement substantially in the form of Appendix B to this Prospectus and serviced pursuant to the Servicing Agreement substantially in the form of Appendix C to this Prospectus. The Note Collateral securing the Notes will consist of a pledge of the equity interests in the OE and the promissory note and the collateral assignment received from the OE, supported by a policy of UCC insurance with a usury endorsement. Collectively, the Notes Security Agreement and Servicing Agreement are referred to as the “Transaction Documents.” The Minimum Offering will be One Million Dollars ($1,000,000) and the Maximum Offering will be Ten Million Dollars ($10,000,000). The minimum purchase for each investor is Five Thousand Dollars ($5,000).

Commencement of Interest:	Since the Notes will be dated individually on the date an accepted Subscription Agreement and funds are received, the accrual of interest will commence immediately.

Term of Investment:	The maturity date of the Notes is 1, 2012 (the “Term Date”) which is four (4) years from the first day of the first full month following the effective date of this Prospectus (the “Term”). The Company will have a one-time right on sixty (60) days advance notification to extend the Term for one (1) additional year (to the first anniversary of the Term Date, which is the “Extended Term Date”) by increasing the interest rate during the extension period to a net ten percent (10%) (10.47% A.P.Y.) for Investors receiving monthly payments and to a net rate of twelve percent (12%) (12.67% A.P.Y.) for Investors electing to accrue interest to maturity. The duration of the Notes will be further limited, at the election of the Company, by a voluntary repayment of the Notes, which the Company may undertake at any time. The liquidation of the Notes at maturity or at the earlier election of the Company shall be referred to herein as the “Note Payoff”.

Monthly Payment Notes:	These are Notes in which the applicable interest is paid on a monthly basis. The Monthly Payment Notes in the Offering will pay a Fixed Rate of Interest of eight percent (8%) per annum (8.30% A.P.Y.) during the Term, ten percent (10%) (10.47% A.P.Y.) if extended. All accrued but unpaid interest for any fractional months will be due at Note Payoff. A Five Thousand Dollar ($5,000) Monthly Payment Note will pay Thirty-Three Dollars and 33/100 ($33.33) a month during the Term. (See “Annual Percentage Yield”.)

Accrual Notes:	These are Notes in which the applicable interest is accrued, compounded monthly and paid in its entirety at the Note Payoff. The Accrual Notes in the Offering will pay a Fixed Rate of Interest of ten percent (10%) per annum (10.47% A.P.Y.) during the Term, twelve percent (12%) (12.67% A.P.Y.) during the Extended Term (if extended). All accrued but unpaid interest will be compounded monthly and will be due at the Note Payoff. (See “Annual Percentage Yield”.)

Transaction Documents:	The Notes, the Security Agreement and the Servicing Agreement are collectively referred to as the “Transaction Documents.”

Note Payoff:	The time at which the Notes are liquidated, with the Investors receiving the return of their respective investment and any accrued but unpaid interest. Provided the Term has not expired, the Company shall also have the right to affect a partial Note Payoff. In the event of such a partial Note Payoff, the Company will have the right to liquidate all the Notes proportionately or some of the Notes and not others. Once a given Note is liquidated and the Investor has been repaid in full, the Note will, as the case may be, cease to either receive or accrue interest. In the event a partial Note Payoff is contemplated, the Company will notify all the Investors giving each of them an option of being liquidated or remaining in the transaction. Assuming sufficient parties elect to be liquidated, the wishes of the Investors will be honored. Conversely, if insufficient Investors wish to be liquidated, the Company will retain the right to liquidate the Notes either proportionately or in another fair and equitable manner at the Company’s discretion.

Company and Note Issuer:	Secured Principal, LLC, a Delaware limited liability company, (referred to herein as the “Company”) that was formed on April 3, 2008.

Asset:	The Asset for each Loan is the apartment building owned by the OE that receive the Loan.

Annual Percentage Yield (A.P.Y.):	Annual Percentage Yield (A.P.Y.) is a mathematical measurement of the compounded yield paid by a fixed rate-of-return investment. It takes into account the interest rate paid on an annual basis and the receipt or compounding of interest payments made on a periodic basis. Should the periodic payments be paid directly each month to the Investor, the calculation assumes the immediate reinvestment of these payments elsewhere at the stated rate.

Financing of Assets:	The Assets will be financed by loans from financial institutions (collectively, the "Secured Financing”), secured by a first deed of trust recorded against the Asset of the OE that receives such Loan. The Secured Financing may also be cross-collateralized on more than one Asset, by one or more OEs, provided that if more than one OE provides collateral for such Secured Financing, a default by any of such OEs will constitute a default by each of them.

Limitations on Refinancing of Assets:	Each OE will be restricted in refinancing the Assets by being prohibited from refinancing any Asset(s) unless the OE pays its Loan in full on or before such event.

Limitations on Dispositions of Assets:	Each OE will be restricted in selling any of the Assets by being prohibited from the disposition of any Asset(s) unless the OE pays its Loan in full on or before such event.

Limitations on the Potential Sale of Condominiums:	Each OE will be restricted in converting and selling any of the Assets as condominiums, unless the OE pays its Loan in full on or before such event.

Management of the Company:	The Company’s manager, Tony Brandlin, has substantial prior investment real estate experience. Additionally, Secured Principal has retained a Chief Executive Officer, Steve Lovette, and a Chief Financial and Accounting Officer, Tony Boychenko, with extensive real estate and business management experience to help operate the Company.

Non-Assessability of Notes:	The Investors in the Notes will in effect be fixed-rate lenders to the Company with individual Notes secured by the Security Agreement. There is no contractual or legal obligation for the Investors to contribute any additional funds beyond those used to purchase the Notes. Consequently, the Investor’s financial risk is limited to the funds used to purchase the Notes. Nonetheless, if a Senior Secured Loan(s) should for any reason go into default and ultimately into foreclosure, an option for protecting the Investors’ collective investment in the Notes may be to obtain and utilize additional capital relative to the Asset. These funds may potentially be utilized for a variety of purposes including but not limited to reinstating the Senior Secured Loan(s), paying foreclosure costs, retaining legal counsel, renovating the Asset, paying property managers, retaining real estate brokers, paying loan fees to refinance the property, paying real estate commissions to sell the Asset or a multiplicity of other uses. Such capital may be difficult or impossible for the Investors to collectively borrow and could be at substantial risk in such a scenario. (See “Risk Factors”).

Affiliates:	The Company, Apartment Assets, Pacific Property Assets, LLC, a California limited liability company and PPA Holdings, LLC, a California limited liability company, are beneficially co-owned, and as a consequence Apartment Assets, Pacific Property Assets, LLC and PPA Holdings, LLC, are considered affiliated entities (the “Affiliates”) of the Company. Due principally to lender requirements, the Affiliates also own and will own a number of other legal entities.

No Selling Commissions:	The Company intends to offer the Notes directly to prospective investors. As a consequence, no portion of the gross proceeds will be used for the purpose of paying third parties for selling commissions and fees incurred in the sale of the Notes.

Compensation to OEs:	The OE as the borrower, manager and equitable owner will have the absolute right to receive and distribute the funds from its Loan. As a consequence, to the extent that the Asset operates successfully the OE’s compensation in the form of net cash flow, appreciation, tax benefits and ultimately resale profit could be substantial. Additionally, since the OE is borrowing money from the Company there is the possibility of potential conflicts between the parties (See “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS”).

Investor Suitability Standards:	The Offering of the Notes by the Company is strictly limited to Investors who meet certain minimum suitability requirements (See “INVESTOR SUITABILITY REQUIREMENTS”).

Governing Law:	The Offering will be construed and the rights, duties, and obligations of the parties will be determined in accordance with the laws of the State of California.

Use of Proceeds of the Notes:	The Offering of the Notes as set forth in this Prospectus is being made for the purpose of funding Loans to the OEs. Although such funds should be employed by an OE to commence and/or continue upgrading and repositioning of the Asset, there is no guarantee that the completion of this Offering and such upgrading and repositioning will contribute to any immediate or even long term increase in the cash flow or ultimate fair market value of the Asset (See “RISK FACTORS”).

Use of Proceeds of Repayment or Refinancing of Loans:	If the Company receives the proceeds of any repayment or refinancing of Loans that occurs prior to , 20 , Secured Principal will have the right to place such proceeds in the Company’s Depository Trust Account and to use the proceeds, prior to such date, to make a Loan to another OE in accordance with the terms described herein. The Company may at any time, and after , 20 , the Company shall, use the proceeds of the repayment or refinancing of the Loans to repay the principal amounts of the Notes.

Payment for Subscriptions:	The Company will be directly issuing the Notes to each Investor upon receipt and acceptance of each respective Subscription Agreement. Consequently prospective Investors, when transmitting a Subscription Agreement should include a personal check for the full purchase price for the Note they wish to acquire. The minimum purchase is Five Thousand Dollars ($5,000). Upon receipt of a completed Subscription Agreement and proper payment, presuming the transaction has not reached the Maximum Offering, the accepted Investor will commence to earn interest immediately. (See “Subscription Procedures.”)

Minimum Purchase:	A minimum purchase of Five Thousand Dollars ($5,000) will be required. (See “Description Of Notes”).

No Guarantee:	The Notes will NOT be guaranteed by any governmental agency.

No Liquidity:	There will be no public market for the Notes. Investors should not purchase Notes unless they intend to hold them for the full Term of the Offering. (See “Limited Transferability of Notes” and “Term”.)

Depository Trust Account:	Until the Minimum Offering of One Million Dollars ($1,000,000) is achieved, the funds from all accepted Subscription Agreements will be deposited and held in the Company’s Depository Trust Account (“DTA”). Once the Minimum Offering has been achieved, the funds on deposit in the DTA will be transferred to the general accounts of the Company. If subscriptions for the Minimum Offering of the Notes are not sold on or before the Offering Termination Date, or if extended, on or before the Extended Offering Termination Date, all Investor funds held in the DTA will be returned to subscribers within five business days thereafter without offset but with the payment of interest at ten percent (10%) per annum from the date of receipt until the date the funds are returned. In addition, the Company shall place the proceeds of any repayment or refinancing of Loans in the DTA until such proceeds are used by the Company to make a Loan to another OE in accordance with the terms described herein or to repay the principal amounts of the Notes.

Documentation of Transaction:	Once a prospective Investor’s Subscription Agreement is accepted, the Company will issue the Investor an original executed Note evidencing the amount of the respective investment.

Risk Factors:	There are numerous risk factors associated with the Offering (See “RISK FACTORS”).

Refinancing Asset:	The OEs expect to pay the Loans and the Company expects to pay back the Investors, in whole or in part, by refinancing a portion of the Assets during the Term. THERE IS NO ASSURANCE THAT THE OEs WILL BE ABLE TO REFINANCE A PORTION OF THE ASSETS AT ALL, IN A TIMELY MANNER, OR ON TERMS THAT WOULD BE FAVORABLE.

Sale of Asset:	While each of the OEs intends to retain its Asset and Apartment Assets expects to retain the majority of the individual OEs long-term, it may become necessary or prudent to sell some of the individual Assets for general business reasons or to liquidate the Notes. The sale of an individual Asset or condominiums from within a given OE offering shall not cause the Notes to become due unless such a sale would violate the restrictions thereon (See “Limitations on Dispositions of Assets” and “Limitations on the Potential Sale of Condominiums”). THERE CAN BE NO ASSURANCE THAT THE LIQUIDATION OF AN ASSET, THE SALE OF INDIVIDUAL CONDOMINIUM UNITS OR FOR THAT MATTER THE SALE OF ALL OF THE ASSETS COULD OCCUR IN A TIMELY MANNER, OR AT ALL, OR THAT THE PROCEEDS OF SUCH A SALE WOULD BE SUFFICIENT TO LIQUIDATE THE ENTIRETY OF THE NOTES.

Withholding on Interest Payments:	Should any Investor not provide the Company with a fully executed and valid Form W-8 or Form W-9, the Company reserves the right to withhold thirty percent (30%) of any interest paid (or such rate as may be necessary to comply with Internal Revenue Code regulations). Otherwise, no withholding on interest will occur.

Past Performance:	Secured Principal is a newly-formed entity, and has not conducted any operations prior to the date of this Prospectus. Apartment Assets, like Secured Principal, is a newly-formed entity, but its management has considerable experience in conducting operations similar to those which Apartment Assets intends to conduct, because the managers of Apartment Assets also manage a similar business, financed with privately-funded debt, for PPA. PPA has completed, as of June 30, 2008, one hundred forty-nine (149) previous secured promissory note offerings. As of June 30, 2008, one hundred fourteen (114) of these Offerings had been fully repaid. As to all the repaid loan offerings every monthly payment and the ultimate repayment of principal were all handled according to the original terms of the loan agreement and offering. Of the thirty-five (35) that have yet to be fully repaid, all are performing and current according to the original terms of the loan agreement and offering. As of June 30, 2008, PPA had remitted approximately forty-two thousand (42,000) monthly investor payment checks without incurring a single late charge. (See Appendix D to this Prospectus, “Past Performance”).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus contains “forward-looking statements” and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this Prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project”, “should” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our performance in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation.” These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; the commercial viability of our properties; availability, terms, and deployment of capital; and availability of qualified personnel. These forward-looking statements speak only as of the date of this Prospectus. Subject at all times to relevant federal and state securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
USE OF PROCEEDS
The proceeds received from the sale of the Notes will be used to fund Loans to OEs to provide financing for the purchase of or improvements to the apartment buildings to be owned by such OEs.
Estimated Use of Proceeds

	Price to	Selling Commissions	Proceeds to
	Investors	and Expenses(1)	Company(2)
Per Note(3)	$5,000	$	$
Minimum Offering(4)	$1,000,000	$	$
Maximum Offering	$10,000,000	$	$

(1)	The Notes are being sold directly by the Company; consequently no commissions to third parties are being paid. (See “Estimated Use of Proceeds”)

(2)	Amounts shown are proceeds before deducting internal marketing expenses, printing costs and other expenses incurred in connection with the Offering.

(3)	The minimum purchase per investor is Five Thousand Dollars ($5,000). (See “Investor Suitability Requirements”)

(4)	All funds received by the Company prior to the receipt of the Minimum Offering of One Million Dollars ($1,000,000) will be held in a non-interest bearing Depository Trust Account in the Company’s name. Once the Minimum Offering is reached and thereafter, funds from all Subscriptions that are accepted by the Company will be released into the Company’s general accounts concurrent with the issuance of the Notes and the respective transaction documentation to the Investor (See “Depository Trust Account”)
HOLDERS OF EQUITY
As of September 30, 2008, the number of record holders of our equity was two (2), the Packard Trust and the Stewart Trust. There are no Notes outstanding as of the date hereof.

MANAGEMENT’S PLAN OF OPERATIONS
This discussion contains forward-looking information that involves risks and uncertainties. Our actual results could differ materially from those anticipated by this forward-looking information. This discussion should be read in conjunction with our financial statements and the related notes thereto set forth elsewhere in this registration statement.
Forward-Looking Statements
The financial and business analysis below provides information which we believe is relevant to an assessment and understanding of our financial condition and results of operations. You should read the following discussion of our financial condition in conjunction with the Notes to the Financial Statements found elsewhere in this Prospectus. In addition to historical information, this discussion contains statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believes”, “estimates”, “expects” and “anticipates” and other similar expressions that are predictions of or indicate future events and trends and which do not relate solely to historical matters identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results, performance, or achievements of ours to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such differences include, but are not limited to, the following:
•	Anticipated capital expenditures for replacements and building improvements all reflect our best estimates and are subject to uncertainties arising from changing economic conditions (such as the cost of labor and construction materials), competition and local government regulation;

•	Sources of capital or labor and materials required for maintenance, repair, capital expenditure or development may be more expensive than anticipated;

•	Occupancy levels and market rents may be adversely affected by national and local economic and market conditions including, without limitation, new construction of multifamily housing, slow employment growth, and the availability of low interest mortgages for single-family home buyers, all of which are beyond our control;

•	Our inability to derive sufficient revenues from our operations, or obtain financing when needed, would have a material adverse effect on our Company, requiring us to curtail or cease operations; and

•	Additional factors as discussed, under the heading of “Risk Factors.”
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly release any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Overview
On April 3, 2008, we were organized in the State of Delaware as Secured Principal, LLC. Our core business is expected to involve the funding of the Loans to the OEs. The Company has not commenced operations as of the date of this Prospectus.
Plan of Operations
The Company intends to utilize the funds from the Offering to make loans to Apartment Assets that will enable the OEs of Apartment Assets to acquire and improve the Assets. The Assets to be acquired by the OEs will be existing operating and tenant-occupied apartment buildings. The occupancy level of these buildings at the time of acquisition by the OE will vary but typically will be between sixty percent (60%) and ninety-five percent (95%). The level of improvements undertaken by a given OE on each Asset will also vary but usually be between Three Thousand Dollars ($3,000) and Fifteen Thousand Dollars ($15,000) per apartment unit. Depending on circumstances, including, but not limited to (1) the extent of the renovation and/or repositioning, (2) the level of current rents versus market rents of a given Asset and (3) the number of apartment units involved, the on-going vacancy rate during this process can vary widely, in extreme cases falling into the low double digits. The Company attempts to budget accurately for an appropriate rental loss to cover the renovation/repositioning period. Nonetheless, unforeseen factors, including costs overruns, slow lease up and other factors can render our budget inaccurate. In such cases it may be necessary for the OE to obtain and utilize additional funds to complete the renovation and/or repositioning of a given Asset.

Related Party Transactions
The Properties will be owned and managed by the OEs, which are companies owned and controlled by Apartment Assets, which is in turn owned by the Packard Trust and the Stewart Trust, our owners.
Trends and Uncertainties
We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the acquisition and operation of the Properties, other than those identified below.
Increasing Demand For Rental Apartments
An individual household’s decision to own or rent depends on a variety of demographic factors including income, age and family composition, as well as supply factors such as home prices and location. According to a recent analysis, some 20.4 million households reported a change of residence between 2003 and 2005. While not all households change tenure when they move, many do. Over this period, 3.6 million renters became homeowners and 1.9 million owners became renters.
The transition costs associated with renting a unit, usually just a matter of making a deposit, are much more modest than the realtor fees, mortgage brokerage costs and down payment requirements involved in buying a house. As a result, households with shorter expected stays are more likely to rent. Also, younger households that anticipate major changes in education, employment, income, and marital status are more apt to rent.
The number of owner households that switch to renting is also noteworthy. The reason most of these households cite for making such a move is a change in marital status, although other family and personal reasons, a new job or job transfer and proximity to work or school are also common motivations. Sometimes these moves are involuntary — including moves forced by foreclosure against the owner of the apartment building. While some owners who have lost their homes will quickly buy another, many will become renters.
Soaring foreclosure rates are one of the unintended side effects of extending homeownership opportunities to higher-risk households with limited incomes and wealth. But as more and more households struggled to buy in the face of rapidly rising home prices, the number of seriously delinquent mortgages climbed dramatically to well over 1.3 million. Today’s mortgage market woes will not only force many owners back into the rental market, but also limit the home buying opportunities for other lower income renters. If foreclosures continue to rise, renter household growth could return to levels not seen in a decade. Indeed, after averaging just 0.7 percent annual growth from 2003 to 2006, the number of renter households jumped by 2.8 percent or nearly one million in 2007.
The recent plentiful supply of mortgage capital also fed a substantial rise in high-risk lending to absentee owners of one-to-four unit rental properties. The Mortgage Bankers Association reports that, by the end of 2007, one out of every five new foreclosure actions nationwide involved absentee owners of such properties. Typically, the foreclosure process overrides existing lease provisions, so that even tenants with strong payment histories may be forced to move from their homes with little or no notice.
Limited New Supply of Working Class Apartments
Meanwhile, the current credit turmoil also threatens to further undermine the construction of new multifamily units for rent. New construction has been suppressed by rising land prices and construction costs. A recent Federal Reserve Board study concludes that the price of residential land has increased almost 250 percent faster than inflation since 1975. From 2004 to 2006 construction costs were up more than 7 percent annually (more than double the rise in consumer price inflation), before dropping back to 3 percent in 2007.
And with apartment construction focused increasingly on the high end of the market, asking rents have moved up steadily since 1999.
In 2007, completion of new apartments fell to only 169,000 units, just two-thirds of the 2002 figure and only one-third of the 1986 record high. Today, with the cost of capital to fund new multifamily construction on the rise and a possible recession in the offing, the near term prospects for increased apartment construction remain bleak.

Off Balance Sheet Arrangements
We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

BUSINESS
Company History
On April 3, 2008, we were organized in the State of Delaware. The Company has received equity contributions from its members and has established bank accounts, but has not commenced business operations.
Business Operations
Secured Principal is recently formed to provide financing of apartment buildings. For each apartment building that will utilize funds derived from Secured Principal, Apartment Assets, LLC (“Apartment Assets”), a Delaware limited liability company affiliated with Secured Principal, will form an ownership entity (an “OE”) to own the asset. Secured Principal will loan funds to each OE (each, a “Loan”), which will incur origination fees and bear interest calculated to pay the expenses of the Company, including interest accrued on the Notes, and each Loan will be memorialized by a promissory note and secured by an assignment from the OE to Secured Principal of any collateral that the OE is permitted to assign and, if the Loan is not secured by a deed of trust on the property owned by the OE, it will be secured by a pledge from Apartment Assets to Secured Principal of the equity interests in the OE receiving the Loan, pursuant to commercially reasonable documentation consistent with prudent lending practices and reviewed on behalf of the Investors by counsel to the Company. The proceeds of the repayment or refinancing of the Loans will be used to repay the principal amounts of the Notes, provided that, if the repayment or refinancing occurs prior to           , 2012, which is forty-two (42) months after the date of this Prospectus, Secured Principal will have the option to use the proceeds to make a Loan to another OE in accordance with the terms described herein. The OEs that receive funds from Secured Principal will be precluded from having any third-party debt, at the time of such funding, other than the debt secured by a first trust deed on the respective building (the “Asset”), and will be precluded from granting any liens other than such first deed of trust and, if permitted by such first deed of trust, a second deed of trust securing the Loan. Such senior financing will have a loan-to-value ratio (as determined by the senior lender) of not more than seventy-five percent (75%) and the sum of the senior financing and the Loan will have a loan-to-value ratio (based on the purchase price or a third-party appraisal of the property) of not more than ninety percent (90%). The Company will issue reports to Investors on a quarterly basis, informing the Investors with respect to any Loans made during such quarter, and the performance of the Loans outstanding during such quarter.
Secured Principal intends, pursuant to this Offering, to offer to the public up to Ten Million Dollars ($10,000,000) of Notes. Secured Principal will be prohibited from lending any of these funds to an OE unless such funds are secured in the manner described above. As Secured Principal advances these funds to an OE, Secured Principal will in turn secure the investors’ Notes with a further pledge of the equity interests in the OE and the promissory note received from the OE and related collateral.
This Offering is being made for the purpose of providing financing to the OEs described above for the funding of the purchase of, or improvements to, the apartment buildings to be owned by such OEs. During the Term, an OE will have the right to refinance or sell its apartment building, or to convert and sell individual apartment units therein as condominiums, only in accordance with the limitations discussed herein. In addition, following its receipt of a Loan, an OE may borrow additional funds from an affiliate of the Company, or from another third party, to fund improvements to the apartment buildings owned by such OE, provided that any such borrowing shall be subordinated to the Loan made to such OE pursuant to the terms of an intercreditor agreement consistent with prudent lending practices. It is anticipated that the total of all such loans on an Asset will not exceed eighty percent (80%), based on Apartment Assets’ estimate of the expected value of the Asset upon the completion of the improvements (an “As-Completed Valuation”). The Asset might not be independently appraised for the purposes of establishing such valuation. This valuation, if correct, will be sufficient to justify the funding of such additional borrowing, as well as the Senior Loan and the Company’s Loan. An As-Completed Valuation is based in part upon estimates of conditions that are projected to exist at a future point in time. Consequently, events that occur subsequent to the date hereof could affect adversely the valuation provided. Such subsequent events could include, without limitation, changing general or local economic conditions, declining neighborhood values, volatile interest rates, acts of terrorism or war and competitive new construction. In great part, the future value of an Asset will be dependent on the annual net operation income of the property and the market capitalization rate that similar properties are trading for at that time. The annual net operating income of a property is the gross revenue received during the year less the cash outlays necessary to properly operate and maintain the asset (excluding capitalized items and debt service). The market capitalization rate is the annual percentage rate of return that investors are willing to accept to acquire a specific asset. The As-Completed Valuation is based in part on information obtained on the recent sale of comparable apartment buildings. As-Completed Valuations may include some prospective valuation increases based on changed economics of the Asset including but not limited to the planned raising of rents, completion of unit renovations, general building improvements and/or other indicated factors. While the Company will ascertain that the OE intends in good faith to complete any such changes and/or improvements as indicated, there is no guarantee that the completion of such changes and/or improvements will result in the Asset achieving the indicated As-Completed Valuation. Investors should be aware that Apartment Assets has a conflict of interest in presenting the As-Completed Valuation, in that the interests of Apartment Assets may be best served by this estimate being as high as possible.
During the Term, the Company will make monthly payments to each of the Investors based on the amount each Investor has invested unless such Investor has elected to have interest payments accrued and compounded (see “Option to Accrue Interest”). At or before the end of the Term, each OE may be obligated to obtain new Secured Financing that will likely be secured by its Asset in order to repay its Loan (see “Refinancing Asset”). Alternatively, an OE may repay its Loan from (1) surplus cash flow generated by its Asset, (2) the funding of new Secured Financing secured by its Asset, (3) proceeds from the sale of its Asset and/or (4) proceeds from the sale of condominium units that the OE converts from its Asset (See “Description of Notes”). NONETHELESS DESPITE THESE NUMEROUS POSSIBLE REPAYMENT SCENARIOS, THERE CAN BE NO ASSURANCE THAT ALL OF THE MONTHLY PAYMENTS WILL BE MADE ON A TIMELY BASIS, THAT THE NOTES WILL BE PAID OFF AT MATURITY OR THAT THE PLANNED REFINANCINGS, SALES, SURPLUS CASH FLOW OR CONDOMINIUM CONVERSIONS WILL OCCUR AS INDICATED, OR AT ALL.
Our core business is to provide debt financing to Apartment Assets for its acquisition, renovation and market repositioning of moderate-income apartment complexes.
We operate in only one industry segment, rental apartments. We do not have any foreign operations, and our business is not seasonal.
Business Strategies
Our objective is to acquire, renovate and market-reposition moderate-income apartment buildings and to retain these buildings for rental growth on a long-term basis. Our policy is to renovate and market-reposition our apartment buildings to increase their value. Our long-term goal is to build our apartment portfolio.
Insurance
We believe that our business and assets are adequately insured.
Competition
Competitors of the Company also intend to acquire interests in apartment properties in Phoenix, Arizona, Riverside, California and/or Long Beach, California.
Government Regulations
Secured Principal will obtain a license pursuant to the California Finance Lenders Law (California Finance Code Sections 22000 to 22780) prior to making any loan in the State of California.
Apartment properties must comply with Title III of the Americans with Disabilities Act (the “ADA”) to the extent that they are “public accommodations” or “commercial facilities” as defined in the ADA. The ADA does not consider residential real estate properties to be public accommodations or commercial facilities, except for portions of such properties that are open to the public. In addition, the Fair Housing Amendments Act of 1988 (the “FHAA”) requires residential real estate properties first occupied after March 13, 1990, to be accessible to the handicapped. Other laws also require apartment buildings to be handicap accessible.
In addition, under various federal, state and local laws, an owner or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on, under or in the property. This liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of the substances. Other law imposes on owners and operators certain requirements regarding conditions and activities that may affect human health or the environment.
Noncompliance with Regulations
We are not aware of any material noncompliance, liability or claim relating to any of the aforementioned regulations in connection with our business.

Employees
The Company currently employs only the Manager, the Chief Executive Officer and the Chief Financial and Administration Officer. See “Management.” We currently contract, and expect to contract for the foreseeable future, with other companies, which may include our Affiliates, on an arms-length basis to obtain all other services that we require for our operations.
LEGAL PROCEEDINGS.
We are not presently subject to any material litigation, and, to management’s knowledge, there is not any material litigation presently threatened against us.
DESCRIPTION OF PROPERTY
Objectives
Our objective is to build up a portfolio of Loans secured, directly or indirectly, by Assets that are expected to be acquired by Apartment Assets. The objective of Apartment Assets is to generate increased rental income and net operating income by improving each Asset through both exterior and interior renovations. In many cases the Assets will when completed be repositioning in the marketplace to attract more affluent or upscale residents. The long-term goal of Apartment Assets is to build a significant portfolio of stabilized and improved apartment buildings.
General Description. The assets of the Company, besides personal property, cash, and cash equivalents, will consist primarily of the Loans that it will make. The Loans will be secured by the Assets, which consist of income producing real estate located in the Long Beach, California, Riverside, California or Phoenix, Arizona metropolitan areas.
Planned Improvements to the Assets. The Company intends to make Loans that will enable the OEs to acquire or to continue improving and upgrading the Assets. However, while the Investors are advised that the Company in good faith intends that the OEs will continue the usual level of renovations and improvements, there can be no guarantee that such renovations and improvements will in fact be completed in a timely manner or that such renovations and improvements will significantly either add to the net operating income from the Assets or increase the fair market value of the Assets.

MANAGEMENT
Ownership. The Company is fifty percent (50%) owned by the Packard Trust and fifty percent (50%) owned by the Stewart Trust. Our equity consists of only one class of membership interest. The Company, Apartment Assets and two other entities, Pacific Property Assets, LLC, a California limited liability company and PPA Holdings, LLC, a California limited liability company, (the “Affiliates”) are beneficially co-owned. In turn, Apartment Assets, Pacific Property Assets, LLC and PPA Holdings, LLC each controls a group of wholly owned entities.
Management. Our Operating Agreement provides for a single Manager and our business and affairs are managed under the direction of our Manager. We have determined that the Company’s manager, Anthony Brandlin, is “independent” as such term is defined in Rule 10A-3(b)(1) under the Exchange Act, and that he qualifies as an “audit committee financial expert.” Our Manager is expected to serve until his death, retirement, resignation or removal. Our executive officers serve at the discretion of our Manager. Each of our executive officers, Chief Executive Officer, Steven Lovette, and Chief Financial and Administration Officer, Anthony Boychenko, has been selected by our Manager and will serve until his successor is duly selected and qualified by our Manager.
The following table sets forth the names and ages of our Manager and our executive officers as of June 30, 2008.

Name	Age	Offices Held

Anthony Brandlin	59	Manager
Steven Lovette	51	Chief Executive Officer
Anthony Boychenko	60	Chief Financial and Administration Officer
Anthony Brandlin. Anthony Brandlin has been our Manager since September 15, 2008. For the past thirty years, Mr. Brandlin has been the sole proprietor of Tony Brandlin, Accounting and Consulting, performing accounting, financial and taxation assignments for clients in the real estate and other industries. Mr. Brandlin received a B.S. from California State University at Fullerton in 1976, at which time he became a Certified Public Accountant and an auditor for Coopers & Lybrand.
Steven Lovette. Steven Lovette has been our Chief Executive Officer since September 15, 2008. Prior to joining us, Mr. Lovette was Chief Technology Officer for Pacific Property Assets for over five years. He has held a California Real Estate Broker license since 1984, and he has received a B.S.
Anthony Boychenko. Anthony Boychenko has been our Chief Financial and Administration Officer since September 15, 2008. Prior to joining us, Mr. Boychenko was the Director of Finance and Administration for the Mexican operations of Cooper Wiring Devices and the Corporate Controller of Vege North America. He holds an M.B.A. from California State University at Northridge and a B.S. in Engineering from the University of California at Los Angeles.
Significant Employees
The Company currently employs only the Manager, the Chief Executive Officer and the Chief Financial and Administration Officer. We currently contract, and expect to contract for the foreseeable future, with other companies, which may include our Affiliates, on an arms-length basis to obtain all other services that we require for our operations.
Family Relationships
There are no family relationships among our Manager, executive officers, or persons nominated to become Managers or executive officers.
Involvement in Certain Legal Proceedings
During the past five (5) years, none of our Manager, persons nominated to become Managers, executive officers, promoters or control persons:
•	was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two (2) years prior to that time;

•	was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•	was found by a court of competent jurisdiction (civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.
Pacific Property Assets, one of the Affiliates, and its managers and an employee, received on May 29, 2002, and on October 31, 2006, an order from the California Department of Corporations, to cease selling securities issued by that Affiliate unless and until such securities were qualified for offering in accordance with California law or exempt from such qualification. The Affiliates, their managers and certain employees entered into a Stipulation on March 14, 2007, with the California Department of Corporations, to cease selling securities issued by that Affiliate unless and until such securities were qualified for offering in accordance with California law or exempt from such qualification. The Notes offered by the Company pursuant to the Offering will not be issued or sold unless and until they are qualified for offering in accordance with California law and registered in accordance with the Securities Act of 1933, as amended.
Code of Ethics
We have adopted a code of business conduct that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. These standards are designed to deter wrongdoing and to promote honest and ethical conduct. The code of business conduct and ethics will be available on our internet website. Any amendments to the code, or any waivers of its requirements, will be disclosed on our website.
MANAGER AND EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Our compensation approach is necessarily tied to our stage of development. During the initial stages of the Company’s business following the purchase of the Notes, the duties of the Manager and the executive officers will not require their full-time attention. While it is expected that they will devote such time and attention to their duties as is appropriate to discharge their duties fully and properly, it is also expected that they may undertake duties to other entities, so long as such duties do not conflict with or otherwise impede their performance of their duties to the Company. Therefore, our compensation program currently consists solely of cash compensation calculated on an hourly basis for the services provided. Our Manager, Mr. Brandlin, is paid at the rate of $125 per hour, our Chief Executive Officer, Mr. Lovette, is paid at the rate of $73 per hour, and our Chief Financial and Administrative Officer, Mr. Boychenko, is paid at the rate of $74.50 per hour. The Company does not currently have or provide, and does not currently have any plans to adopt or provide in the future, any bonus or other cash incentive awards, equity-based compensation, or retirement or other executive benefits or perquisites. The Company’s equity holders will review and approve the compensation of our Manager and oversee and administer our Manager’s compensation programs and initiatives and our Manager will review and approve the compensation of our named executive officers and oversee and administer our executive compensation programs and initiatives. As we gain experience as a public company, we expect that the specific direction, emphasis and components of our Manager and executive compensation programs will continue to evolve. The investors will not be responsible for the payment of any fees, compensation or expenses to Secured Principal, its Manager or its executive officers.
Employment Contracts and Termination of Employment and Change-in-Control Arrangements
There are no employment contracts, compensatory plans or arrangements, including payments to be received from us, with respect to any employee or executive officer of ours which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with the Company or any subsidiary, any change in control of the Company, or a change in the person’s responsibilities following a change in control of the Company.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of the Company’s equity as of September 30, 2008 by (i) each person known by the Company to be the beneficial owner of more than five percent of its equity; (ii) each manager; and (iii) all managers and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Equity that may be acquired by an individual or group within sixty (60) days of September 30, 2008, pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

We believe that the equityholders named in this table have sole voting and investment power with respect to all equity shown to be beneficially owned by them based on information provided to us by such equityholders. Unless otherwise indicated, the address for each manager and executive officer listed is: 2600 Michelson Drive, Suite 920, Irvine, CA 92612.

	Nature of
	Beneficial
Name and Address of Beneficial Owner	Ownership	Percent of Class

The Packard Trust	LLC Membership	50%
The Stewart Trust	LLC Membership	50%
All Executive Officers and Managers as a Group (3 persons)		0%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions with Management and Others
The following is a description of transactions anticipated to arise among the Company and members, managers, and affiliates of the Company.
Financings. The Affiliates have been formed to finance and own apartment buildings, as have Apartment Assets and its subsidiaries. The Company will use the proceeds of the Offering to finance the acquisition and renovation of apartment buildings by Apartment Assets and its subsidiaries. The Affiliates may also finance the renovation by the subsidiaries of Apartment Assets of one or more of the apartment buildings owned by the subsidiaries of Apartment Assets. In addition, the members of the Company are also the members of Apartment Assets and of the Affiliates.
Internal Loan Servicing. By subscribing to purchase the Notes, Investors will be agreeing, absent an event of default on either the Secured Financing or the Note, to allow the Company to internally provide loan servicing for the Notes. In many loan transactions similar to the Notes, either an independent third-party or a third-party loan broker provides loan servicing. Typically, these third parties would charge a fee for their services, which would be paid by the lenders and result in the net yield to the investors from the Notes being reduced. Secured Principal will not be charging the Investors any fee for performing this service. Consequently, the yield to the Investors will not be reduced by the costs of providing loan servicing. The services provided by the Company in its capacity as loan servicer are listed below. Events of default relative to the Secured Financing or the Notes require the Company to take specific actions. Absent an event of default the loan servicing responsibilities are essentially ministerial. Furthermore, the Company is of the belief that most conflicts related to the Company’s self-servicing the loan are adequately addressed below:
1.	Transmit payments due under the Monthly Payment Notes to the Investors as their interests may appear.

2.	Remit any accrued late charges, without offset, to the respective Investors.

3.	Provide to the Investor(s), excepting on loans that are payable interest only and on which principal payments were in fact not made during the year, an accounting of the Investor(s) unpaid principal balance at the end of each calendar year.

4.	Provide to the Investor(s) an accounting of disbursements made each year to the Investor(s) in a form suitable for federal and state income tax purposes (Form 1099).

5.	Notify Investor(s) within 15 days of the delinquency of any installment due under any of the Notes or the Secured Financing.
NONETHELESS, INVESTORS ARE CAUTIONED THAT UNFORESEEN ISSUES RELATIVE TO THE COMPANY SERVICING THE NOTES COULD ARISE WHICH HAVE NOT BEEN ADEQUATELY ADDRESSED BY THE FOREGOING.
Additional Loans by Affiliates to OEs. Following its receipt of a Loan from the Company, an OE may borrow additional funds from an Affiliate of the Company to fund improvements to the apartment buildings owned by such OE, provided that any such borrowing shall be subordinated to the Loan made to such OE pursuant to the terms of an intercreditor agreement consistent with prudent lending practices, and it is anticipated that the total of the Senior Financing, the Loan and all such other loans on an Asset will not exceed eighty percent (80%), based on Apartment Assets’ estimate of the As-Completed Valuation.
Affiliate — Owned Properties. Loans on the Assets will constitute the entire real estate portfolio of the Company. However, the Affiliates currently own other multi-family buildings in some of the same general market areas as the Assets. Furthermore, the Affiliates may acquire additional such properties in the future. These properties potentially could be in competition with the Assets for tenant occupants. While Secured Principal is not presently aware of any economic incentive to favor any other property over the Assets in the obtaining of tenants, it is possible such an incentive may arise in the future. Should this occur and not be handled in a fair and equitable manner it is possible that the occupancy level of the Assets could be negatively impacted. On a short-term basis this could reduce the Assets’ cash flow and on a long-term basis this may have the effect of lessening the relative value of the Assets in comparison with the valuation that would exist absent this conflict.

Other Conflicts. The principals of the Company and the Affiliates are employed independently and will continue to engage in other activities, some of which may compete directly with the Assets. In addition, the Company and its Affiliates will have conflicts of interest in allocating management time, services and functions between various existing enterprises and future enterprises they may organize, as well as other business ventures in which they may now be involved or become involved with in the future. Nonetheless, the Company believes that it will have sufficient staff, consultants, independent contractors, business managers and property managers to adequately perform its duties. The Investors will have no interest in any future entities or business ventures formed or developed by the Company, its Affiliates or any of the Company’s principals or employees.
DESCRIPTION OF SECURITIES
The Company’s equity consists of Membership Interests. The holders of our equity are entitled to elect the manager and to vote on all matters submitted to a vote of the members. Holders of our equity are entitled to receive ratable distributions, as may be declared by the Company’s manager out of funds legally available therefore.
The rights, privileges, preferences and restrictions of each class and series of our equity are set forth in the Limited Liability Company Agreement of Secured Principal.
There is no transfer agent or registrar for the Company’s equity or the Notes.
NOTES ELIGIBLE FOR RESALE
Under the terms of this offering, our Notes may be resold without restriction or further registration under the Securities Act of 1933, except that any Notes purchased by our “affiliates,” as that term is defined under the Securities Act of 1933, may generally only be sold in compliance with Rule 144 under the Securities Act of 1933. However, there is no public market for the Notes and it is unlikely that any such market will develop or be maintained.

PLAN OF DISTRIBUTION
The Company may, from time to time, sell any or all of the Notes by any method permitted pursuant to applicable law.
Capitalization. The Offering is for a minimum of One Million Dollars ($1,000,000) of Notes and a maximum of Ten Million Dollars ($10,000,000) of Notes. A minimum purchase per subscriber of Five Thousand Dollars ($5,000) is required. The Company intends to continue the Offering until the earlier of (i) Ten Million Dollars ($10,000,000) in Notes have been sold or (ii) until the Offering Termination Date, which date may be extended until the Extended Offering Termination Date, in the sole discretion of the Company.
Qualification of Investors. The Notes may be purchased only by investors who satisfy certain investor suitability requirements established by the Company. (See “Investor Suitability Requirements”).
Sales of Notes. The purchase price for each Note will be payable in full at the time the Subscription Agreement is submitted. The minimum subscription amount will be Five Thousand Dollars ($5,000). Payment for the Notes will initially be deposited in the Company’s Depository Trust Account until such time as the Minimum Offering of One Million Dollars ($1,000,000) has been subscribed. At that time the funds in the Depository Trust Account will be transferred to the Company’s general accounts. Thereafter, funds for new subscriptions will be deposited directly in the Company’s general accounts. If the Minimum Offering of One Million Dollars ($1,000,000) has not been sold and paid for by the Offering Termination Date, which date may be extended until the Extended Offering Termination Date, all funds on deposit shall be promptly returned to the subscribers in full, without deduction or charges but with interest at ten percent (10%) per annum from the date such monies were received in good funds. There is no assurance that all the Notes will be sold. The Company reserves the right, in its sole discretion, to refuse to sell Notes to any person. In addition, the Company may terminate this Offering at any time.
Marketing of Notes. Offers and sales of Notes will be made by the Company, with respect to which no commissions or fees will be paid. No underwriters or broker-dealers have undertaken to distribute all or any portion of the Offering, and there is no assurance that the entire Offering, or even the Minimum Offering, will be subscribed. If the Minimum Offering is not subscribed, all Investor funds with interest at ten percent (10%) per annum will be returned. If only the Minimum Offering is subscribed, or to a lesser degree if the Maximum Offering is not fully subscribed, the Offering Expenses (which will be internally absorbed by the Company) will constitute a greater percentage of the funds from the Offering than otherwise. The Company does not believe that the failure to subscribe the entire Offering will have any adverse effect on the operations of the Assets or the Company. However, in the unlikely event the Offering does not sell out no guarantee can be given that such event will not have some financial impact to the Company.
Sales Materials and Questions. The exhibits to the registration statement of which this Prospectus is a part contain certain informational literature with respect to the Offering. An Investor can obtain a copy of such literature by request from the Company. Other than this Prospectus and such exhibits to such registration statement, no other literature will be employed in the Offering of the Notes. Except as described herein, the Company has not authorized the use of other sales materials in connection with the Offering. No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, the Appendices hereto, and, if given or made, such information or representations must not be relied upon. The Company will also respond to specific questions from prospective Investors and their advisors.
How to Subscribe
Procedure. Persons or entities desiring to subscribe for Notes may do so by completing and executing the Secured Note Purchase Agreement attached hereto as Appendix E. All subscriptions must be submitted with the applicable payment in full for the entirety of the Notes being purchased, with such monies being payable to “SECURED PRINCIPAL, LLC”. All checks must be delivered with a fully completed and executed copy of the Subscription Agreement to SECURED PRINCIPAL, LLC, Attn: Investor Relations, 2600 Michelson Drive, Suite 920, Irvine, California 92612. Potential Investors desiring to subscribe for the Notes must carefully read this Prospectus (and the Appendices hereto). Then, prospective Investors must follow the instructions set forth in the Subscription Agreement.
Depository Trust Account. The Notes are being offered until the earlier of (i) the Maximum Offering of Ten Million Dollars ($10,000,000) is sold, (ii) less than Ten Million Dollars ($10,000,000) in Notes are sold and the Offering closes, or (iii) the Offering Termination Date, which date may be extended to the Extended Offering Termination Date, in the sole discretion of the Company. All funds received on account of subscriptions will be held in a federally insured, interest bearing Depository

Trust Account in the Company’s name, pending the Minimum Offering being achieved. If the Minimum Offering has not been subscribed prior to the Offering Termination Date, or if applicable the Extended Offering Termination Date, none of the Notes will be sold and all Good Faith Deposit funds tendered for the purchase of Notes will be refunded in full to each subscriber without offset but with interest at 10% per annum from the date of receipt until the date of repayment.
Acceptance of Subscriptions. The Company has the right, to be exercised in its sole discretion, to accept or reject any Subscription in whole or in part for a period of five (5) days after receipt of the Subscription. Any Subscription not accepted within five (5) days of receipt shall be deemed rejected.
Limitation of Offering. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy with respect to any person not satisfying the Investor Suitability Requirements described herein.
Additional Information. The Company will answer inquiries concerning this Prospectus, the Notes and other matters, and the Company will afford potential Investors the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Prospectus.
LEGAL MATTERS
The validity of the issuance of the Notes offered hereby will be passed upon for us by Jackson, DeMarco, Tidus & Peckenpaugh.
EXPERTS
The financial statement included in this Prospectus, has been audited by Haskell & White LLP, our Independent Registered Public Accounting Firm, as stated in their report appearing herein and elsewhere in the registration statement, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE.
We have no changes in, or disagreements with, our auditors.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC under the Securities Act of 1933 a registration statement on Form S-1 with respect to the Notes being offered in this offering. This Prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at Room 1580, 100 F Street N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this Prospectus relating to such documents being qualified in all respect by such reference.
For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

PART I — FINANCIAL INFORMATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Members of
Secured Principal, LLC
Irvine, California
We have audited the accompanying balance sheet of Secured Principal, LLC (the “Company”) as of September 30, 2008. The balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on the balance sheet based on our audit.
We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Secured Principal, LLC as of September 30, 2008, in conformity with accounting principles generally accepted in the United States of America.
HASKELL & WHITE LLP
Irvine, California
October 21, 2008

Secured Principal, LLC
Balance Sheet
As of September 30, 2008

ASSETS

Cash	$1,001,000

Total assets	$1,001,000

MEMBERS’ EQUITY

Members’ equity	$1,001,000

Total members’ equity	$1,001,000

Secured Principal, LLC
Notes to Financial Statement
As of September 30, 2008
1.	Company Organization and Summary of Significant Accounting Policies

Company Organization

Secured Principal LLC (the “Company”) was established on April 3, 2008 under the laws of the State of Delaware, and shall continue until dissolved as provided in the Limited Liability Agreement (the “Agreement”). The Company was formed to finance the acquisition or renovation of real estate properties through making loans to related party entities that will own the properties. The Company’s fiscal year ends on each December 31.

The Company’s members are Packard Trust and Stewart Trust. As of September 30, 2008, the members made capital contributions as follows:

Packard Trust	$500,500	50.0%
Stewart Trust	$500,500	50.0%
Pursuant to the terms of the Agreement, net income/loss from operations will be allocated to the members in proportion to their percentage interests.

Potential Requirement of Consolidation

In January 2003, the Financial Accounting Standard Board issued FASB Interpretation No. 46 (FIN46), “Consolidation of Variable Interest Entities.” This interpretation of Accounting Research Bulletin 51, “Consolidated Financial Statements,” addresses consolidation by business enterprises of variable interest entities, in which an enterprise absorbs a majority of the entity’s expected losses, receives a majority of the entity’s expected residual returns, or both, as a result of ownership, contractual or other financial interests in the entity. The interpretation requires that if a business enterprise has a controlling financial interest in a variable interest entity, the assets, liabilities, and results of the activities of the variable interest entity must be included in the consolidated financial statements with those of the business enterprise. As the Company has not yet commenced its principal operations, the effect of FIN46 will be evaluated in future reporting periods.

Cash Equivalents

The cash equivalents consist of highly liquid investments with insignificant principal risk and with maturities of three months or less from the date of purchase. At times such cash balances may be in excess of Federal Deposit Insurance Corporation (FDIC) insurance limit. At September 30, 2008, the Company had uninsured cash balance of approximately $750,000.

Secured Principal, LLC
Notes to Financial Statement
As of September 30, 2008
1.	Company Organization and Summary of Significant Accounting Policies (continued)

Income Taxes

Under the Internal Revenue Code, the Company is not liable for Federal Income Tax. The Company’s taxable income or loss is allocated to the members in accordance with their respective percentage ownership. However, the Company is subjected to annual California State Franchise Tax in addition to the Limited Liability Company Fee of California to be determined based on its gross revenue received. As of September 30, 2008, no such taxes are due or payable.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, provides a framework for measuring fair value, and expands the disclosures required for fair value measurements. SFAS No. 157 applies to other accounting pronouncements that require fair value measurements; it does not require any new fair value measurements. SFAS No. 157 is effective for financial statements for fiscal years beginning after November 15, 2007. However, on December 14, 2007 the FASB issued proposed FASB Staff Position (“FSP”) SFAS 157-b (“FSP 157-b”), which would delay the effective date of SFAS 157 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). FSP 157-b partially defers the effective date of SFAS 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years for items within the scope of FSP 157-b. The Company does not expect this statement will have a material impact on the Company’s results of operations or financial position

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”), which creates an alternative measurement method for certain financial assets and liabilities. SFAS 159 permits fair value to be used for both the initial and subsequent measurements on a contract-by-contract election, with changes in fair value to be recognized in earnings as those changes occur. This election is referred to as the “fair value option”. SFAS 159 also requires additional disclosures to compensate for the lack of comparability that will arise from the use of the fair value option. SFAS 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted as of the beginning of a company’s fiscal year, provided the company has not yet issued financial statements for that fiscal year. The Company is also currently evaluating the impact of this pronouncement on its financial statements.

Secured Principal, LLC
Notes to Financial Statement
As of September 30, 2008
1.	Company Organization and Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141R”). This statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. This statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51, (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary. SFAS 160 also requires that a retained noncontrolling interest upon the deconsolidation of a subsidiary be initially measured at its fair value. SFAS 160 is effective for the Company’s fiscal year beginning January 1, 2009.

Appendix A-1
[FORM OF MONTHLY PAYMENT NOTE]
THIS NOTE HAS BEEN ISSUED UNDER AND IS SUBJECT TO THE TERMS AND PROVISIONS OF THE SECURED NOTE PURCHASE AGREEMENT DATED AS OF                     , 2008, BETWEEN SECURED PRINCIPAL, LLC (THE “COMPANY”) AND THE HOLDER OF THIS NOTE, AS IT MAY BE AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME.
SECURED PRINCIPAL, LLC
SECURED PROMISSORY NOTE
MONTHLY PAYMENTS

$ .00	, 2008
1. SECURED PRINCIPAL LLC, a Delaware limited liability company (the “Company”), for value received, hereby promises to pay to                      (the “Holder”) in lawful money of the United States of America at the address for notices to Holder set forth below, the principal amount of                                        Dollars ($                    ) in a single installment, together with interest payable as set forth below.
2. Interest and Maturity. The Company promises to pay interest on the unpaid principal amount from the date hereof until such principal amount is paid in full at the rate of                      percent (     %) per annum. Interest only shall be payable monthly in arrears on the 1st day of each succeeding month and continuing. If any regular monthly payment is received more than ten (10) days after the due date, a late charge of Five percent (5%) of the payment amount shall be due. In no event shall the amount of interest due or payments in the nature of interest payable hereunder exceed the maximum rate of interest allowed by applicable law, as amended from time to time, and in the event any such payment is paid by the undersigned or received by the Payee, then such excess sum shall be credited as a payment of principal. Interest from the date hereof shall be computed on the basis of a 365-day year, compounded annually. Unless prepaid earlier as set forth below, all unpaid principal and unpaid accrued interest on this Note shall be due and payable on                      (the “Maturity Date”); provided, however, that the Company shall have the right to extend the Maturity Date by a period not to exceed                      (___) months upon                     . This Note is being issued pursuant to, and is subject to the terms of, that certain Secured Note Purchase Agreement among the Company and the Holder dated as of                     , 2008 (the “Purchase Agreement”), and that certain Security Agreement between the Company and the Secured Parties (as defined therein) dated                     , 2008 (the “Security Agreement”). In the event of any conflict between this Note and the Purchase Agreement, the terms of this Note will control. The assets of the Company defined as “Collateral” in the Security Agreement shall serve as security for repayment of this Note, as further described in the Security Agreement. Terms not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.
3. Prepayment. All unpaid principal and unpaid accrued interest of this Note may be prepaid, in whole or in part, at any time in the discretion of the Company without any prepayment penalty or charge. Any prepayment of this Note will be credited first against accrued interest, then principal. Upon payment in full of the amount of all principal and interest payable hereunder, this Note shall be surrendered to the Company for cancellation.
4. Notices. Any notice, other communication or payment required or permitted hereunder shall be given in writing and shall be deemed effectively given as provided in the Purchase Agreement.
5. Defaults and Remedies.
5.1 Events of Default. An “Event of Default” shall occur hereunder if:
(i) the Company shall default in the payment of any interest or principal on this Note, when and as the same shall become due and payable (and such default is not cured within 15 business days); or
(ii) the Company shall default in the due observance or performance of any covenant, representation, warranty, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof or pursuant to the terms of the Purchase Agreement or Security Agreement, and such default is not remedied or waived within the time periods permitted therein, or if no cure period is provided therein, within thirty (30) days after the Company receives notice of such default; or

Appendix A-1

(iii) any representation, warranty, certification or statement made by or on behalf of the Company in the Purchase Agreement or Security Agreement shall have been incorrect in any material respect when made; or
(iv) the Company shall commence any proceeding in bankruptcy or for dissolution, liquidation, winding-up, composition or other relief under state or federal bankruptcy laws; or
(v) such proceedings are commenced against the Company, or a receiver or trustee is appointed for the Company or a substantial part of its property, and such proceeding or appointment is not dismissed or discharged within sixty (60) days after its commencement.
5.2 Remedies. If an Event of Default occurs, the Company shall immediately upon the occurrence of such Event of Default, and the Holder may, notify the Collateral Agent of such Event of Default. Upon the occurrence of an Event of Default, all sums of principal and interest owing under this Note shall become immediately due and payable, and during the continuance of such Event of Default all such sums shall bear interest until paid in full at a rate equal to                      percent (_%) per annum. In addition, from and after, and during the continuance of, an Event of Default the Collateral Agent shall in good faith exercise, on behalf of the holders of the Notes, the rights and remedies provided in accordance with the terms of the Security Agreement and the Servicing Agreement. The Holder shall not take any action that impedes or interferes with the exercise by the Collateral Agent of such rights and remedies. The Company shall pay all fees and expenses, including reasonable attorneys’ fees, incurred in the enforcement or attempt to enforce any of the Company’s obligations hereunder not performed when due.
6. Waiver of Notice of Presentment. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.
7. Non-Waiver. No exercise of the rights and powers granted in or held pursuant to this Note by the Holder, and no delays or omissions in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time.
8. Governing Law. This Note is being delivered in and shall be construed in accordance with the laws of the State of California, without regard to the conflicts of laws or choice of law provisions thereof.
9. Amendment. Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each holder of Notes, each future holder of all such Notes and the Company, and the Company shall promptly give notice to all holders of outstanding Notes of any amendment or waiver effected in accordance with this Section 9.
This Note is hereby issued by the Company as of the year and date first above written.

SECURED PRINCIPAL, LLC
By:
Name:
Title:

Appendix A-1

Appendix A-2
[FORM OF ACCRUAL NOTE]
THIS NOTE HAS BEEN ISSUED UNDER AND IS SUBJECT TO THE TERMS AND PROVISIONS OF THE SECURED NOTE PURCHASE AGREEMENT DATED AS OF                     , 2008, BETWEEN SECURED PRINCIPAL, LLC (THE “COMPANY”) AND THE HOLDER OF THIS NOTE, AS IT MAY BE AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME.
SECURED PRINCIPAL, LLC
SECURED PROMISSORY NOTE
ACCRUAL

$ .00	, 2008
1. Principal. SECURED PRINCIPAL LLC, a Delaware limited liability company (the “Company”), for value received, hereby promises to pay to                      (the “Holder”) in lawful money of the United States of America at the address for notices to Holder set forth below, the principal amount of                      Dollars ($                    ) in a single payment together with interest as set forth below.
2. Interest and Maturity. The Company promises to accrue interest on the unpaid principal amount from the date hereof until such principal amount is paid in full at the rate of                      percent (___%) per annum. In no event shall the amount of interest due or payments in the nature of interest payable hereunder exceed the maximum rate of interest allowed by applicable law, as amended from time to time, and in the event any such payment is paid by the undersigned or received by the Payee, then such excess sum shall be credited as a payment of principal. Interest from the date hereof shall be computed on the basis of a 365-day year, compounded monthly. Unless prepaid earlier as set forth below, all unpaid principal and unpaid accrued interest on this Note shall be due and payable on                      (the “Maturity Date”); provided, however, that the Company shall have the right to extend the Maturity Date by a period not to exceed                      (___) months upon                     . This Note is being issued pursuant to, and is subject to the terms of, that certain Secured Note Purchase Agreement among the Company and the Holder dated as of                     , 2008 (the “Purchase Agreement”), and that certain Security Agreement between the Company and the Secured Parties (as defined therein) dated                     , 2008 (the “Security Agreement”). In the event of any conflict between this Note and the Purchase Agreement, the terms of this Note will control. The assets of the Company defined as “Collateral” in the Security Agreement shall serve as security for repayment of this Note, as further described in the Security Agreement. Terms not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.
3. Prepayment. All unpaid principal and unpaid accrued interest of this Note may be prepaid, in whole or in part, at any time in the discretion of the Company without any prepayment penalty or charge. Any prepayment of this Note will be credited first against accrued interest, then principal. Upon payment in full of the amount of all principal and interest payable hereunder, this Note shall be surrendered to the Company for cancellation.
4. Notices. Any notice, other communication or payment required or permitted hereunder shall be given in writing and shall be deemed effectively given as provided in the Purchase Agreement.
5. Defaults and Remedies.
5.1 Events of Default. An “Event of Default” shall occur hereunder if:
(i) the Company shall default in the payment of any interest or principal on this Note, when and as the same shall become due and payable (and such default is not cured within 15 business days); or
(ii) the Company shall default in the due observance or performance of any covenant, representation, warranty, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof or pursuant to the terms of the Purchase Agreement or Security Agreement, and such default is not remedied or waived within the time periods permitted therein, or if no cure period is provided therein, within thirty (30) days after the Company receives notice of such default; or
(iii) any representation, warranty, certification or statement made by or on behalf of the Company in the Purchase Agreement or Security Agreement shall have been incorrect in any material respect when made; or

Appendix A-2

(iv) the Company shall commence any proceeding in bankruptcy or for dissolution, liquidation, winding-up, composition or other relief under state or federal bankruptcy laws; or
(v) such proceedings are commenced against the Company, or a receiver or trustee is appointed for the Company or a substantial part of its property, and such proceeding or appointment is not dismissed or discharged within sixty (60) days after its commencement.
5.2 Remedies. If an Event of Default occurs, the Company shall immediately upon the occurrence of such Event of Default, and the Holder may, notify the Collateral Agent of such Event of Default. Upon the occurrence of an Event of Default, all sums of principal and interest owing under this Note shall become immediately due and payable, and during the continuance of such Event of Default all such sums shall bear interest until paid in full at a rate equal to                      percent (_%) per annum. In addition, from and after, and during the continuance of, an Event of Default the Collateral Agent shall in good faith exercise, on behalf of the holders of the Notes, the rights and remedies provided in accordance with the terms of the Security Agreement and the Servicing Agreement. The Holder shall not take any action that impedes or interferes with the exercise by the Collateral Agent of such rights and remedies. The Company shall pay all fees and expenses, including reasonable attorneys’ fees, incurred in the enforcement or attempt to enforce any of the Company’s obligations hereunder not performed when due.
6. Waiver of Notice of Presentment. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.
7. Non-Waiver. No exercise of the rights and powers granted in or held pursuant to this Note by the Holder, and no delays or omissions in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time.
8. Governing Law. This Note is being delivered in and shall be construed in accordance with the laws of the State of California, without regard to the conflicts of laws or choice of law provisions thereof.
9. Amendment. Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each holder of Notes, each future holder of all such Notes and the Company, and the Company shall promptly give notice to all holders of outstanding Notes of any amendment or waiver effected in accordance with this Section 9.
This Note is hereby issued by the Company as of the year and date first above written.

SECURED PRINCIPAL, LLC
By:
Name:
Title:

Appendix A-2

Appendix B
[FORM OF SECURITY AGREEMENT]
SECURITY AGREEMENT
     This Security Agreement (as amended, modified or otherwise supplemented from time to time, this “Security Agreement”), dated as of                     , 2008, is executed by Secured Principal, LLC, a Delaware limited liability company (together with its successors and assigns, “Debtor”), in favor of Collateral Agent (as herein defined) on behalf of the Secured Parties (each a “Secured Party” and collectively, the “Secured Parties”).
RECITALS
     A. Debtor and each Secured Party have entered into a Secured Note Purchase Agreement (as amended, modified or otherwise supplemented from time to time, each a “Purchase Agreement” and collectively, the “Purchase Agreements”), pursuant to which the Debtor will issue promissory notes (as amended, modified or otherwise supplemented from time to time, each a “Note” and collectively, the “Notes”) in favor of the Secured Parties.
     B. As a material inducement to each Secured Party to purchase the Notes pursuant to the Purchase Agreement, Debtor has agreed to enter into this Security Agreement and to grant Collateral Agent, for the benefit of itself and the Secured Parties, the security interest in the Collateral described below.
     C. Collateral Agent shall be the agent of the Secured Parties and shall be bound by and shall hold and service the Collateral pursuant to this Security Agreement and the Collateral Agent Servicing Agreement, Collateral For Investor Notes entered into by Collateral Agent for the benefit of the Secured Parties (the “Servicing Agreement”). In the event of any conflict or inconsistency between any provision of the Servicing Agreement and this Security Agreement, this Security Agreement shall control.
AGREEMENT
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees with Collateral Agent and the Secured Parties as follows:
     1. Definitions and Interpretation. When used in this Security Agreement, the following terms have the following respective meanings:
     “Collateral” has the meaning given to that term in Section 2 hereof.
     “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction.
     “Obligations” means the Purchase Agreement, the Notes and all other loans, advances, debts, liabilities and obligations, howsoever arising, owed by Debtor to Collateral Agent or the Secured Parties or both, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Debtor hereunder and thereunder, including without limitation any proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest).
     “Person” shall mean and include an individual, a trust, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.
     “Permitted Liens” means (i) Liens imposed by law which were or are incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ Liens, vendor’s Liens, and landlord’s liens, and (ii) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (iii) easements, reservations, rights-of-law, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not having a material adverse effect on Debtor’s business or assets; and (e) Liens securing the Purchase Agreements and the Notes in favor of the Collateral Agent or

Appendix B

the Secured Parties or both; provided, however that “Permitted Liens” shall not include any Lien covering any Collateral consisting of instruments, payment intangibles or other obligations to repay money that has been loaned to third parties by Debtor or deposit accounts or securities accounts established with any bank or securities intermediary.
     “UCC” means the Uniform Commercial Code as in effect in the State of California from time to time.
     Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.
     2. Grant of Security Interest. As security for the Obligations, Debtor hereby grants to Collateral Agent and the secured Parties a security interest in all right, title and interests of Debtor in and to the property described in Attachment 1 hereto, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”).
     3. Representations and Warranties. Debtor represents and warrants to Collateral Agent and the Secured Parties that (a) Debtor is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Debtor acquires rights in the Collateral, will be the owner thereof) and that no other Person has (or, in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens; (b) upon the filing of UCC-1 financing statements in the appropriate filing offices, Collateral Agent has (or in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have), subject to and subordinate to Permitted Liens, a perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing; (c) all instruments, accounts receivable and payment intangibles are genuine and enforceable against the party obligated to pay the same; (d) the originals of all promissory notes, documents evidencing all accounts receivable and payment intangibles of Debtor and the only original books of account and records of Debtor relating thereto are, and will continue to be, kept at the Debtor’s principal place of business, presently located at the address of Debtor set forth in Section 9 below.
     4. Covenants Relating to Collateral. Debtor hereby agrees
          (a) to perform all acts or enter into any agreement, promissory note, document or instrument (including any control agreement) that may be necessary to maintain, preserve, protect and perfect the Collateral, the Lien granted to Collateral Agent herein and the perfection and priority of such Lien;
          (b) not to use or permit any Collateral to be used (i) in violation in any material respect of any applicable law, rule or regulation, or (ii) in violation of any policy of insurance covering the Collateral;
          (c) to pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral;
          (d) not to change Debtor’s name or place of business (or, if Debtor has more than one place of business, its chief executive office),
          (e) not to change the office in which Debtor’s records relating to accounts receivable and payment intangibles are kept;
          (f) not to change Debtor’s jurisdiction of organization;
          (g) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Collateral Agent to perfect, maintain and protect its Lien hereunder and the priority thereof;
          (h) to deliver possession to the Collateral Agent of all originals of Collateral consisting of promissory notes, or other instruments within two (2) business days after such instruments are made or otherwise received by Debtor;
          (i) to appear in and defend any action or proceeding which may affect its title to or Collateral Agent’s interest in the Collateral;
          (j) if Collateral Agent gives value to enable Debtor to acquire rights in or the use of any Collateral, to use such value exclusively for such purpose;

Appendix B

          (k) to keep separate, accurate and complete records of the Collateral and to provide Collateral Agent with such records and such other reports and information relating to the Collateral as Collateral Agent may reasonably request from time to time;
          (l) not to surrender or lose possession of (other than to Collateral Agent), sell, encumber, lease, rent, or otherwise dispose of or transfer any Collateral or right or interest therein except with respect to Permitted Liens, and to keep the Collateral free of all Liens except Permitted Liens;
          (m) if requested by Secured Party, to type, print or stamp conspicuously on the face of all original copies of all Collateral consisting of chattel paper a legend satisfactory to Collateral Agent indicating that such chattel paper is subject to the security interest granted hereby;
          (n) to collect, enforce and receive delivery of the instruments, accounts receivable and payment intangibles in accordance with best practices of private lenders until otherwise notified by Collateral Agent;
          (o) to comply with all material requirements of law relating to the production, possession, operation, maintenance and control of the Collateral (including the Fair Labor Standards Act); and
          (p) to permit Collateral Agent and its representatives the right, at any time during normal business hours, upon reasonable prior notice, to visit and inspect the properties of Debtor and its corporate, financial and operating records, and make abstracts therefrom, and to discuss Debtor’s affairs, finances and accounts with its directors, officers and independent public accountants.
     5. Authorized Actions by Collateral Agent. Debtor hereby irrevocably appoints Collateral Agent as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Collateral Agent may perform (but Collateral Agent shall not be obligated to and shall incur no liability to Debtor or any third party for failure so to do) any act which Debtor is obligated by this Security Agreement to perform, and to exercise such rights and powers as Debtor might exercise with respect to the Collateral, including the right to
          (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral;
          (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral;
          (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral;
          (d) insure, process and preserve the Collateral;
          (e) pay any indebtedness of Debtor relating to the Collateral; and
          (f) execute UCC financing statements and other documents, instruments and agreements required hereunder;
provided, however, that Collateral Agent shall not exercise any such powers granted pursuant to subsections (a) through (c) prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. Debtor agrees to reimburse Collateral Agent upon demand for any reasonable, out-of-pocket costs and expenses, including attorneys’ fees, Collateral Agent may incur while acting as Debtor’s attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. It is further agreed and understood between the parties hereto that such care as Collateral Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Collateral Agent’s possession.
     6. Litigation and Other Proceedings.
          (a) Upon reasonable request from the Collateral Agent, Debtor shall commence and diligently prosecute such suits, proceedings or other actions for enforcement of any Collateral consisting of promissory notes, documents, instruments, accounts receivable and payment intangibles and enforcement of any supporting obligations. No such suit, proceeding or other actions shall be settled or voluntarily dismissed, nor shall any party be released or excused of any claims of or liability for breach or failure to pay any promissory notes, documents, instruments, accounts receivable and

Appendix B

payment intangibles, without the prior written consent of Collateral Agent, acting in the sole discretion of the Collateral Agent.
          (b) Upon the occurrence and during the continuation of an Event of Default, Collateral Agent shall have the right but not the obligation to bring suit or institute proceedings in the name of Debtor or Collateral Agent to enforce any rights in the Collateral, in which event Debtor shall at the request of Collateral Agent do any and all lawful acts and execute any and all documents reasonably required by Collateral Agent in aid of such enforcement. If Collateral Agent elects not to bring suit to enforce any right under the Collateral, then Debtor agrees to use all commercially reasonable measures, whether by suit, proceeding or other action, to enforce any rights in the Collateral.
     7. Default and Remedies. Subject to the terms and conditions of the Servicing Agreement, the following shall apply in the event of any default by Debtor:
          (a) Default. Debtor shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default (as defined in the Notes).
          (b) Remedies. Upon the occurrence and during the continuance of any such Event of Default, Collateral Agent shall have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement, the Servicing Agreement and by law, including the right to:
               (i) require Debtor to assemble the Collateral and make it available to Collateral Agent and the Secured Parties at a place to be designated by Collateral Agent and the Secured Parties; and
               (ii) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent Collateral Agent and the Secured Parties deem appropriate and in connection with such preparation and disposition, without charge, use any trademark, trade name, copyright, patent or technical process used by Debtor.
Debtor hereby agrees that ten (10) days notice of any intended sale or disposition of any Collateral is reasonable. In furtherance of Collateral Agent’s rights hereunder, Debtor hereby grants to Collateral Agent an irrevocable, non-exclusive license (exercisable without royalty or other payment by Secured Party, but only in connection with the exercise of remedies hereunder) to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Debtor now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored.
          (c) Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Collateral Agent at the time of, or received by Collateral Agent after, the occurrence of an Event of Default) shall be paid to and applied as follows:
               (i) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Collateral Agent;
               (ii) Second, to the payment to each Secured Party of the amount then owing or unpaid on such Secured Party’s Note, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon such Note, then its Pro Rata Share of the amount remaining to be distributed (to be applied first to accrued interest and second to outstanding principal);
               (iii) Third, to the payment of other amounts then payable to each Secured Party under any other documents pertaining to the Notes, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid under such other documents pertaining to the Notes, then its Pro Rata Share of the amount remaining to be distributed; and
               (iv) Fourth, to the payment of the surplus, if any, to Debtor, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.
For purposes of this Security Agreement, the term “Pro Rata Share” shall mean, when calculating a Secured Party’s portion of any distribution or amount, that distribution or amount (expressed as a percentage) equal to a fraction (i) the numerator of

Appendix B

which is the original outstanding principal amount of such Secured Party’s Note plus all accrued but unpaid interest thereon, and (ii) the denominator of which is the original aggregate outstanding principal amount of all Notes issued under the Purchase Agreements plus all accrued but unpaid interest thereon. In the event that a Secured Party receives payments or distributions in excess of its Pro Rata Share, then such Secured Party shall hold in trust all such excess payments or distributions for the benefit of the other Secured Parties and shall pay such amounts held in trust to such other Secured Parties upon demand by such Secured Parties.
     8. Collateral Agent.
          (a) Appointment. The Secured Parties hereby appoint California Loan Servicing Inc., a California corporation, as collateral agent for the Secured Parties under this Security Agreement (in such capacity, the “Collateral Agent”) to serve from the date hereof until the termination of the Security Agreement.
          (b) Powers and Duties of Collateral Agent, Indemnity by Secured Parties. Each Secured Party hereby irrevocably authorizes the Collateral Agent to take such action and to exercise such powers as provided in the Servicing Agreement and this Security Agreement, together with such powers as are reasonably incidental thereto. Collateral Agent may execute any of its duties by or through agents or employees and shall be entitled to request and act in reliance upon the advice of counsel concerning all matters pertaining to its duties hereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance therewith.
     9. Miscellaneous.
          (a) Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Debtor or Collateral Agent under this Security Agreement shall be in writing and faxed, mailed or delivered to each party to the facsimile number or its address set forth below (or to such other facsimile number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by an overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed First Class Mail and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

Collateral Agent:
California Loan Servicing Inc. 4695 MacArthur Court, Suite 1100 Newport Beach, California 92660 Attention: Richard Morgan, President

Debtor:
Secured Principal, LLC 2600 Michelson Drive, Suite 920 Irvine, California 92612 Attention: William Brandlin, Manager
          (b) Nonwaiver. No failure or delay on Collateral Agent’s part in exercising any right hereunder shall operate as a waiver of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.
          (c) Amendments and Waivers. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Debtor and Collateral Agent and approved by the Secured Parties holding fifty percent (50%) or more of the Pro Rata Shares. Each waiver or consent under any provision hereof shall be effective only in the specific instances and for the purpose for which given.
          (d) Assignments. This Security Agreement shall be binding upon and inure to the benefit of Collateral Agent and Debtor and their respective successors and assigns; provided, however, that Debtor may not sell, assign or delegate rights and obligations hereunder.
          (e) Cumulative Rights, etc. The rights, powers and remedies of Collateral Agent under this Security Agreement shall be in addition to all rights, powers and remedies given to Collateral Agent by virtue of any applicable law, rule or regulation of any governmental authority, the Servicing Agreement or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Collateral

Appendix B

Agent’s rights hereunder. Debtor waives any right to require Collateral Agent to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Collateral Agent’s power.
          (f) Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.
          (g) Expenses. Debtor shall pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Collateral Agent in connection with custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which is not performed as and when required by this Security Agreement.
          (h) Entire Agreement. This Security Agreement and the Servicing Agreement constitute and contain the entire agreement of Debtor, Secured Parties and Collateral Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.
          (i) Other Interpretive Provisions. References in this Security Agreement to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Security Agreement refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement. The words “include” and “including” and words of similar import when used in this Security Agreement shall not be construed to be limiting or exclusive.
          (j) Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent conflicts of law are governed by the UCC).
          (k) Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one agreement.
          IN WITNESS WHEREOF, Debtor has caused this Security Agreement to be executed as of the day and year first above written.

SECURED PRINCIPAL, LLC. a Delaware limited liability company
By:
Name::
Its:

AGREED: As Collateral Agent
:
a :

By: :
Name: :
Its : :

Appendix B

ATTACHMENT 1
TO SECURITY AGREEMENT
All right, title, interest, claims and demands of Debtor in and to the following property:
          (a) accounts, interests in goods represented by accounts, returned, reclaimed or repossessed goods with respect thereto, and rights as an unpaid vendor;
          (b) contract rights;
          (c) chattel paper;
          (d) general intangibles (including payment intangibles, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims, equity interests in Persons to the extent not constituting investment property, and leasehold interests in equipment, real estate, or fixtures);
          (e) promissory notes;
          (f) documents;
          (g) instruments;
          (h) letters of credit, bankers’ acceptances or guarantees;
          (i) deposit accounts, securities (including certificated and uncertificated securities), securities accounts, financial assets, investment property, bank accounts, deposit accounts, commodity accounts, credits and other similar property (whether held by any Person, including any bank or securities intermediary);
          (j) supporting obligations, agreements or property securing or relating to any of the other items of the Collateral;
          (k) goods, including:
               (i) all inventory, wherever located, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods, and materials to be used or consumed in the Borrower’s business; and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof;
               (ii) all equipment and fixtures, wherever located, including all machinery, equipment, motor vehicles, furniture and fixtures, and any and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto;
               (iii) mobile goods; and
               (iv) real or other personal property in or upon which the Collateral Agent or any Secured Party has or may hereafter have a Lien or right of setoff;
          (l) books and records relating to any of the above including all computer programs, printed output and computer readable data in the possession or control of the Borrower, any computer service bureau or other third party; and
          (m) products and proceeds of the foregoing in whatever form and wherever located, including all insurance proceeds, all claims against third parties for loss or destruction of or damage to any of the foregoing, and all income from the lease or rental of any of the foregoing.

Appendix B

SCHEDULE A
PERMITTED LIENS

Appendix B

Appendix C
[FORM OF SERVICING AGREEMENT]
COLLATERAL AGENT SERVICING AGREEMENT
COLLATERAL FOR INVESTOR NOTES
     This COLLATERAL AGENT SERVICING AGREEMENT, COLLATERAL FOR INVESTOR NOTES (this “Agreement”) is made as of October 17, 2008 (the “Effective Date”), by and between SECURED PRINCIPAL, LLC, a Delaware limited liability company (the “Company”), APARTMENT ASSETS, LLC, a Delaware limited liability company (“Apartment Assets”) and California Loan Servicing, Inc., a California corporation (“Collateral Agent”), for the benefit of the Holders of the Notes issued by the Company (the “Holders”).
RECITALS
     A. The Company issued or intends to issue Notes in the aggregate principal amount of $10,000,000 (the “Notes”), pursuant to Secured Note Purchase Agreements. The Notes issued to each Holder are secured by a Security Agreement made by the Company in favor of the Collateral Agent for the benefit of each Holder (the “Security Agreements).
     B. The Company intends to utilize the proceeds of the Notes primarily to make loans to special purpose entities formed and owned by Apartment Assets that own multifamily apartment projects (the “Loans”).
     C. The Collateral granted for the benefit of the Holders pursuant to the Security Agreement is more particularly described in such Security Agreement and includes promissory notes evidencing the obligations of the entities to repay the Loans (the “Apartment Loan Notes”). The Apartment Notes are in turn secured by membership interests in the borrowing entities or secured by real property owned by the borrowing entities which security interests and other secondary obligations of the borrowing entities support repayment and performance by the borrowing entities of the obligations of the Loans and the Apartment Loan Notes (the “Supporting Obligations”). The Collateral also includes funds of the Company held in deposit accounts or securities accounts and other assets of the Company described as the Collateral in the Security Agreement.
     D. This Agreement sets forth the duties and obligations of the Collateral Agent with respect to servicing the Collateral at all times prior to a Default under the Notes and with respect to foreclosure on the Collateral in the event of a Default under the Notes.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE 1. ENGAGEMENT OF COLLATERAL AGENT.
     1.01. Engagement. The Company hereby engages Collateral Agent to perform the services specified below for the benefit of the Holders in connection with the Notes. Collateral Agent hereby accepts its appointment and agrees to perform diligently its duties under this Agreement. Company further agrees to perform certain servicing functions at all times other than those times that the Collateral Agent takes over such servicing functions when there exists an uncured Default under the Notes.
     1.02. Standard of Care. Company and Collateral Agent shall perform their obligations under this Agreement with the same care, skill, prudence and diligence as shall be consistent with the customary standards and practices of prudent institutional commercial and multifamily lenders, loan servicers and asset managers with a view to maintain the Collateral to provide the maximum available security for the Notes as provided by the Collateral and the maximum level of security for the Apartment Loan Notes as provided by the Supporting Obligations.
ARTICLE 2. DUTIES OF COLLATERAL AGENT AND COMPANY.
     2.01. Collateral Agent Servicing Activities — No Default. At all times when there is no Default under the Notes that has not been cured, Collateral Agent shall undertake servicing activities to perfect, preserve and maintain the security interests granted in the Security Agreement. The servicing activities of the Collateral Agent shall include, without limitation, the following activities:
     A. All Apartment Loan Notes. The Collateral Agent shall establish and maintain a separate loan file for each of the Loans made by the Company. The Collateral Agent shall obtain, and the Company shall provide, for each loan file an

Appendix C

original of each Apartment Loan Note with an original endorsement to the Collateral Agent to be maintained in a safe, fire resistant environment. All endorsements shall be with full recourse and shall not provide for any limitation of the rights of the Collateral Agent to proceed against the Company in the event of necessity to realize upon such Apartment Loan Note.
     B. Apartment Loan Notes Secured by Real Property. Collateral Agent shall obtain for each loan file for Loans secured by a deed of trust or mortgage covering one or more parcels of real property a copy of the recorded deed of trust or mortgage and a recorded assignment to the Collateral Agent of the beneficiary’s or mortgagee’s rights as well as other Supporting Obligations for such Loans including assignments of rents and leases, environmental indemnities, policies of title insurance (endorsed to cover Collateral Agent), financing statements, security interests in personal property, legal opinions and other credit enhancements (including escrow impound accounts, letters of credit and guaranties).
     C. Apartment Loan Notes Secured By Membership Interests. Collateral Agent shall obtain for each loan file for Loans secured by a membership interest in a borrowing entity a copy of a guaranty executed by all members of the borrowing entity providing the obligation that is secured by a pledge or security agreement covering the membership interests of all members and an original of a certificate issued by the borrowing entity representing such membership interest endorsed in blank for security purposes accruing to Collateral Agent, an environmental indemnity, financing statements, subordinations of rights with respect to fees from the borrowing entity as well as all other Supporting Obligations for such Loans.
     D. Master Apartment Assets Cash Collateral Agreement. All funds from the special purpose entities.
     E. Company Control Agreement. Collateral Agent shall cause Company to establish control agreements for all deposit accounts and securities accounts maintained by the Company. Control agreements shall provide for activation in the event of a Default by the Company under any of the Notes in which event the bank or securities intermediary shall comply with all instructions of the Collateral Agent directing disposition of funds in a deposit account or entitlement orders on a securities account without further consent of the Company.
     F. Perfection of Collateral by Filing. Collateral Agent shall file UCC financing statements, continuation statements or amendments, as appropriate for all items of Collateral for the Notes where UCC security interests are perfected by filing.
     G. Other Perfection Steps. Collateral Agent shall take all other steps and actions necessary or appropriate to perfect all security interests in the Collateral for the Notes in addition to the specific actions stated in this Section 2.01.
     2.02. Cooperation by Company. Company shall use all reasonable efforts to cooperate and assist Collateral Agent in undertaking the servicing activities of Collateral Agent whether or not any Default occurs or continues with respect to the Notes.
     2.03. Company Servicing Activities. The Company shall undertake servicing activities to maintain, preserve and protect the Loans, the security interests for the Loans and to collect the payments due under the Loans, except upon the occurrence and during the continuance of a Default under any of the Notes (at which time the Collateral Agent shall undertake such activities). The servicing activities of the Company shall include, without limitation, the following activities:
     A. Collections. Company shall proceed diligently to collect all amounts due on each Loan (including without limitation all interest, principal, impound or escrow deposits and extraordinary sums such as assumption fees, transfer fees or prepayment premiums) until such Loan has been paid in full, or until this Agreement is terminated.
     B. Calculations. Review reports and calculate amounts due for any Loan that provides for contingent payments (e.g., of interest, profit participation, etc.). Calculate prepayment charges on payments exceeding amounts allowed under the terms of the Loans.
     C. Billings. Prepare and mail installment billings for the Loans, when and as required.
     D. Insurance Coverage. Review loan files and verify that all required insurance coverage is being properly maintained.
     E. Tax Service. Maintain a tax service contract and verify that all property taxes are paid with respect to each real property asset owned by a borrowing entity.

Appendix C

     F. Respond to Inquiries. Reply to requests from borrowing entities for status statements and other information.
     G. Perfection of Collateral by Filing. Company shall file UCC financing statements, continuation statements or amendments, as appropriate for all property that constitutes collateral security for the Apartment Loan Notes where UCC security interests are perfected by filing.
     H. Other Perfection Steps. Company shall take all other steps and actions necessary or appropriate to perfect all security interests in the Collateral for the Notes in addition to perfection by filing or recordation in the real property records to provide constructive notice.
     I. Development Documents. Provided that there is no uncured Default under any of the Notes, Company shall prepare and execute documents and instruments required by borrowing entities to accomplish development of apartment projects and related off site work in the ordinary course of development and ownership of those apartment projects including maps, plats, applications for governmental entitlements and development approvals, lot line adjustments, partial releases and easement requests in recordable form, but only with the prior written approval of Collateral Agent (not to be unreasonably delayed, withheld or denied) and upon receipt from Collateral Agent of a duly executed power of attorney sufficient to permit Company to comply with this subsection.
     J. Transfer of Projects. Company shall monitor, review, evaluate and recommend action to Collateral Agent concerning all circumstances or requests pertaining to assignment, sale, change in ownership or assumption of Loans (a “Transfer”) of each underlying apartment project or borrowing entity and prepare and process all appropriate documentation for any such Transfer permitted by the documentation for such Loans or otherwise approved in writing by Collateral Agent (not to be unreasonably delayed, withheld or denied provided that the economic prospects for payment and performance of any affected Loan is not commercially impaired).
     K. Project Inspections. Company shall inspect or cause to be inspected at least annually real property assets of each borrowing entity whether or not directly pledged as security and complete and submit an inspection report. Company shall make such inspections more often if a Loan is delinquent or if required by federal or state regulations, and shall deliver to Collateral Agent an inspection report of the general physical condition of each parcel of real property. In making the inspections and in preparing the inspection report, Company shall notify Collateral Agent promptly of the failure, which comes to Company’s attention, of any borrowing entity to perform any obligations under any of the documentation for a Loan , and also of any of the following which might come to its attention:
          (1) The sale, assignment, transfer or vacating of any property securing any of the Loans; provided, however, that nothing in this Agreement shall require Company to inspect the real property records of any jurisdiction in connection with carrying out its inspection obligations;
          (2) Any loss or damage to any such real property owned by a borrowing entity (in which event, in addition to notifying Collateral Agent, Company shall see to it that the insurance companies concerned are promptly notified);
          (3) Any lack of repair or any other deterioration or waste suffered or committed in respect to such real property assets of a borrowing entity;
          (4) The bankruptcy, insolvency or other disability of a borrowing entity (or the death, bankruptcy, insolvency or other disability of any guarantor) which might impair its ability to repay the Loan, provided that nothing in this Agreement shall require Company to inspect court records in connection with carrying out its inspection obligations; and
          (5) Company shall cause all financial statements and reports required in the documentation for Loans or herein to be prepared and delivered to Collateral Agent.
     L. Enforcement of Loan Obligations. Company shall maintain appropriate delinquency controls, including notices to borrowing entities. Company shall consult with borrowing entities regarding nonpayment of amounts due. Company shall consult with borrowing entities concerning actual or potential issues concerning operations of property owned by borrowing entities such as disputes with or defaults by significant tenants, distressed rental market conditions, bankruptcy or insolvency of tenants, disputes over common area maintenance, tax or insurance reimbursements and damage, destruction and parameters for restoration of improvements on property owned by borrowing entities. Company shall develop workout plans for delinquent Loans, when appropriate. Company shall recommend initiation of foreclosure, provisional remedies pending foreclosure such as appointment of a receiver, prejudgment attachments, injunctions and lock box arrangements or

Appendix C

other types of collection proceedings, when appropriate, for Loans that are delinquent. Company shall supervise foreclosure, provisional remedies pending foreclosure such as appointment of a receiver, prejudgment attachments, injunctions and lock box arrangements and other types of collection proceedings. Company shall assist in preparation of bidding instructions for foreclosure sales. Company shall assist in recommending a property manager to care for the security property in the event of foreclosure.
     M. Foreclosure. If a Loan is delinquent for more than 60 days or at such earlier time as the Company shall deem necessary, Company shall:
          (1) Initiate and monitor proceedings to exercise remedies available with respect to a default including exercise of provisional remedies such as appointment of a receiver, arranging a cash lock box or cash collateral agreement and commencement of action to foreclose upon and sell or acquire the property securing a Loan in default, and, if applicable, file claim for mortgage insurance. Pending completion of foreclosure, the Company shall act reasonably to protect the property securing a Loan from waste.
          (2) During the pendency of any foreclosure proceedings, Company, to the extent it may legally do so, shall, or shall engage others to, manage, rent, insure, maintain, repair and protect the property securing the Loan.
          (3) All actions to exercise remedies shall be conducted by or under the supervision of legal counsel representing the Company and other holders of interests with respect to a Loan.
          (4) Upon completion of a foreclosure sale if the Company is the successful bidder or upon acquisition of security property by deed in lieu of foreclosure, title to such security property shall be vested in an entity formed by the Company for the purpose of acquiring such security property and the Company shall grant and perfect a security interest in such entity in favor of the Collateral Agent for the benefit of the Holders.
     N. Company’s Duties With Respect to REO Properties:
          (1) If title to property which secures a Loan is vested in an entity pursuant to a foreclosure sale or deed in lieu of foreclosure (“REO Property”), then Company shall retain for the benefit of such entity, a professional property management company to operate and maintain such REO Property. Such professional property management company shall, at a minimum, (i) have all real estate broker’s licenses or other licenses required by local law, (ii) have at least three (3) years of successful experience managing property of a type similar to the REO Property and shall manage at least five (5) properties of a type similar to the REO Property within the same geographic region each having at least seventy five percent (75%) of the rentable square footage or rentable units of the REO Property, (iii) have a reputation for honest and efficient business dealings and (iv) execute and deliver a commercially reasonable property management agreement. Company shall cause such property management company to develop an operating budget reflecting all projected income, operating expenses and capital expenses of such REO Property within thirty (30) days following acquisition of title. Company shall monitor the operations and performance of such property manager and shall cause such property manager to remit all net income from REO Property accounts of the Company that constitute part of the Collateral. Company shall also retain a listing broker to market leasing (but not sale) of the REO Property pursuant to a commercially reasonable listing agreement. Within sixty (60) days following acquisition of title to REO Property, Company shall develop a plan for ownership and disposition of such REO Property. Company shall implement such plan and shall direct the property management company and listing broker to follow such plan. If such plan calls for sale or other disposition of the REO Property, Company shall retain such listing broker, investment banker or other sales consultant as is required by such plan pursuant to a listing, underwriting or marketing agreement.
          (2) Company shall cause to be maintained fire and hazard insurance with extended coverage and all risk coverage on each REO Property in an amount which is at least equal to the greater of (i) an amount not less than is necessary to avoid the application of any co-insurance clause contained in the related fire and hazard insurance policy and (ii) the replacement cost of the improvements which are a part of such property. Company shall cause to be maintained, with an insurance company with claims paying rating of A VIII by A.M. Best, with respect to such REO Property comprehensive general liability insurance and such other insurance, and providing such coverage, to the same extent as required of borrower under the Loan including loss of rent and/or business interruption coverage for a twelve (12) month period. If the REO Property is located in an area where significant seismic risks exist and the Borrower was required to carry earthquake coverage, then earthquake insurance shall be maintained for such REO Property provided such insurance is available in the insurance marketplace at a commercially reasonable cost.
     O. Consultants. Company shall recommend for the approval of Collateral Agent such attorneys, appraisers, accountants and other professional consultants which may be from time to time necessary or appropriate to assist in the foregoing servicing activities.

Appendix C

     2.04. Company Obligation to Pay or Reimburse Fees, Expenses and Advances. The Company shall pay for all fees and expenses of attorneys, appraisers, accountants and other professional consultants appropriate or necessary to be employed in complying with the provisions of Section 2.03, in each case. If the Collateral Agent pays any such fees or expenses, then Company shall reimburse Collateral Agent for such fees or expenses within thirty (30) days following receipt of Collateral Agent’s written request for reimbursement. If a borrowing entity fails to pay real property taxes, assessments, liens, insurance premiums or any other charges required by the documentation for a Loan to be paid by the borrowing entity to parties other than Company, then Company shall advance such amounts as necessary to protect the security. If the Collateral Agent advances any sum to protect the security of any Loan, then Company shall reimburse Collateral Agent for all such advances within fifteen (15) business days following receipt of Collateral Agent’s written request for reimbursement. If the Company has paid or reimbursed any such fees or costs of consultants or advanced or reimbursed any sums to protect the security of any Loan, and if the Notes are not in Default and there is no anticipated shortfall of funds necessary to make all payments to the Holders as required by the Notes, then the Company shall be entitled to reimbursement of sums paid for fees and cost of such consultants and for amounts advanced or reimbursed to protect the security of such Loans.
ARTICLE 3. SERVICING BY COLLATERAL AGENT UPON EVENT OF DEFAULT.
     The following provisions shall apply and the Collateral Agent shall perform the following servicing activities from the after the occurrence and during the continuance of an uncured Default:
     3.01. Notice to Company and Company Opportunity to Cure. If an Event of Default shall occur with respect to one or more of the Notes, then Collateral Agent shall immediately deliver a written notice to Company of such Event of Default (“Notice of Default”). Collateral Agent shall deliver such Notice of Default at any time that a Holder notifies Collateral Agent of circumstances that constitute an Event of Default under any Note. Company shall have five (5) business days to remedy or cure such Event of Default after delivery of any Notice of Default.
     3.02. Failure of Company to Cure; Foreclosure. If an Event of Default is not cured or remedied within such five (5) business day period, then Collateral Agent shall commence and diligently pursue to exercise all remedies available under the Security Agreement, and all control agreements and other documents pertaining to the security for the Notes and as otherwise available at law or in equity; provided, however, that the Collateral Agent may in its discretion accept a cure and reinstate the Notes to a non-default status after expiration of the cure period provided herein if (i) the Company pays all sums due to the Holders including all then accrued Default Interest and (ii) the Collateral Agent determines that it is in the best interests of the Holders to reinstate the Notes to a non-default status. The Collateral Agent shall not be liable to the Company for not accepting a cure after the expiration of the cure period as provided herein and the Collateral Agent shall not be liable to the Holders by reason of accepting a cure after the expiration of the cure period as provided herein if a subsequent Event of Default occurs that results in a loss to the Holders.
     3.03. Collection, Segregation and Deposit of Funds. Upon collection by Collateral Agent of any funds from the Collateral, the following provisions shall apply:
     A. Collateral Agent shall segregate and hold all payments and funds received from any Collateral separate from any of its own funds or those of other investors, and shall keep a complete account of all such funds. Notwithstanding the preceding sentence, nothing in this Agreement shall require Collateral Agent to hold payments and funds received with respect to any Loan or item of Collateral separate from payments and funds received with respect to any other Loan or item of Collateral.
     B. Collateral Agent shall immediately deposit all such funds, subject to withdrawal on demand, in a segregated trust or custodial demand account or accounts designated “[Name of Collateral Agent], in trust for the Holders of the Notes [Name of Offering]” in a financial institution with a minimum net worth of U.S. $1 billion and a rating on senior debt of AA in Standard & Poors, (“Qualified Bank”) the deposits of which are insured by the Federal Deposit Insurance Corporation (“FDIC”). Collateral Agent shall hold each such account as trustee or custodian and shall maintain all records necessary to show the interest of the Holders in each such account and to secure and obtain the maximum insurance protection for the Holders, Collateral Agent and the borrowing entities in accordance with rules and regulations of the FDIC; provided, however, that, Collateral Agent shall have no obligation to maintain more than one (1) such account regardless of the amount of such funds so insured, and Collateral Agent shall have no obligation to provide any security for funds in such accounts which exceed FDIC insurance limits.
     C. No funds other than those received by Collateral Agent from the Collateral shall be deposited in any such account.
     D. If the documentation for a Loan requires escrow deposits or impounds, Collateral Agent shall pay to the proper parties when required the real property taxes, assessments, liens, insurance premiums, tenant improvement cost

Appendix C

reimbursements, leasing commission reimbursements or other charges for which such escrow deposits or impounds are held, to the extent of the funds deposited by borrowing entities.
     E. The interest and other income generated by the funds received by Collateral Agent and not payable to the Collateral Agent shall be paid to the Holders.
     F. Collateral Agent shall make monthly reports to Holders as to the collection and disbursement of such funds.
     3.04. Remittance of Funds. All amounts received by Collateral Agent after a Default, less any servicing fees due Collateral Agent and any banking charges due and less any amounts required by the documentation for the Loans to be held in escrow or impounds for the payment of real property taxes, assessments, liens, insurance premiums or other charges, shall be remitted to the Holders at least once each month. Available funds shall be paid to each Holder in proportion to their respective “Participation Shares.” The “Participation Share” of each Holder shall be the proportion which the amount due to each Holder (which is the sum of interest added to accelerated principal due at the time that the Collateral Agent issues a Notice of Default plus Default Interest accrued on such sum thereafter at the Default Rate) bears to the total sum of all such amounts then due to all Holders.
     3.05. Reporting Requirements. From and after a Default, Collateral Agent shall:
     A. Determine and maintain an accounting of all sums due to the Holders including the Default Interest accrued after a Notice of Default at the Default Rate and the Participation Shares of each Holder.
     B. Keep complete, accurate and separate books of account and records at all times at the address designated herein for notices as set forth in Section 9.01 hereof or such other location in California as designated by Collateral Agent. Such books and records shall indicate all collections from all sources of the Collateral including an accounting of all amounts due and all payments made by the borrowing entities for each Loan, which books and records shall be available for inspection by representatives of the Holders during Collateral Agent’s regular business hours upon at least three (3) business days notice.
     C. Within seven (7) business days after the end of each month, deliver the following report to the Holders showing the following items on a Loan-by-Loan basis and on a consolidated basis as of the end of the immediately preceding month:
          (1) The amount of the remittance allocable to principal (including a separate breakdown of any principal prepayments or balloon payments);
          (2) The amount of any prepayment premiums;
          (3) The amount of the remittance allocable to interest (including default interest);
          (4) The sum of all other amounts received;
          (5) The value of each Loan marked to market price in accordance with industry standards or standards of ratings agencies or both;
          (6) The unpaid principal balance of each of the Loans after application of any payment received in that particular month that was allocable to principal;
          (7) The amount of accrued but unpaid interest (if any) on each separate Loan;
          (8) The amount of the Service Fee and other compensation received by Collateral Agent during the period covered;
          (9) The amount of any expenses reimbursed to Collateral Agent during the period covered;
          (10) The status and expenses incurred and income received with respect to each of the Loans in default; and

Appendix C

          (11) A brief monthly servicing report of any significant Servicing activities undertaken during the prior month including any positive or negative changes of which Collateral Agent is aware and which materially impact the value of the Collateral.
     3.06. Insurance. Collateral Agent shall at all times cause each borrowing entity to maintain the insurance required by the documentation for each Loan.
     3.07. Servicing of all Loans. Upon the occurrence and during the continuance of a Default under any of the Notes, the Collateral Agent shall be immediately substituted as the servicing agent for the Company and the Collateral Agent shall have the power, authority and obligation to act as the attorney in fact for the Company to perform the servicing activities set forth in Section 2.03. The Company acknowledges and agrees that the power of attorney provided in this Section 3.07 is coupled with an interest and is irrevocable. The Company agrees to undertake all actions necessary or appropriate to assist and facilitate the Collateral Agent in performance of the servicing activities required in this Agreement.
     3.08. Additional Duties of Collateral Agent for Commercial Construction Loans. If a Loan is a construction loan, then Collateral Agent shall be responsible to monitor compliance with the applicable construction loan agreement to assure that a lender’s construction manager is retained pursuant to a commercially reasonable construction management agreement. In connection with each disbursement of loan proceeds, Collateral Agent shall certify in favor of the Holders that, to Collateral Agent’s best knowledge, all conditions to disbursement have been satisfied and that no defaults or circumstances that with notice or the passage of time or both would constitute a default under the documentation for the construction Loan will exist upon making the requesting disbursement. Upon discovery of the occurrence of any default under any construction Loan, Collateral Agent shall discontinue making disbursements. In addition to other provisional remedies, Collateral Agent shall take commercially reasonable actions to preserve and protect any work under construction and, to the extent permitted by law, to obtain appointment of a receiver with powers to cure defaults related to construction and to perform work required to preserve and protect work under construction or continue construction work. The Holders shall not be obligated to fund any construction work whether or not a default has occurred if the remaining undisbursed portion of the Loan plus any available funds which have been deposited with Collateral Agent by the borrower or otherwise set aside by borrower or any insurance company or surety, are not sufficient to pay to complete the work required to operate the Property pursuant to uses specified in the documentation for the construction Loan. If Property under construction becomes REO Property, then Collateral Agent’s plan for ownership and operation of such REO Property shall include a plan for remobilization and completion of construction of such REO Property pursuant to a budget and with architects, engineers, and general and subcontractors. Collateral Agent shall be responsible to manage and oversee such plan. Upon completion of construction of REO Property, Collateral Agent shall have the same obligations with respect to such REO Property as set forth in Section 2.03 N. hereof.
ARTICLE 4. SERVICING FEES.
     4.01. Regular Fees. Collateral Agent shall be entitled to receive a servicing fee (the “Service Fee”) equal to One Thousand Dollars ($1000.00) per month, payable on the first day of each calendar month, exclusive of any applicable charges described in Section 4.02 below.
     4.02. Other Charges. Collateral Agent shall also be entitled to receive certain charges normally collected by Collateral Agent, which shall be payable directly to Collateral Agent by the Company or the borrowing entities for the following services if rendered: (a) appraisals, partial security releases, easements, consents to easements, reinstatements, estoppel certificates, satisfactions; (b) other miscellaneous services; and (c) reimbursement of Collateral Agent by borrower of the costs and fees of legal counsel of Collateral Agent and such other consultants engaged by Collateral Agent. If Collateral Agent incurs expenses described in this Section 4.02 which are not paid by the Company or the borrowing entity, then the Collateral Agent shall be entitled to deduct from the amounts disbursable to the Holders a reimbursement of the amount thereof.
ARTICLE 5. TERMINATION OF COLLATERAL AGENT.
     5.01. By the Holders. The Holders representing more than fifty percent (50%) of the Participation Shares may terminate the Collateral Agent by delivery of written notice of termination executed by those Holders or an agent appointed in writing by those Holders. If the Collateral Agent is so terminated, then, as a condition precedent to such termination, Holders representing more than fifty percent (50%) of the Participation Shares shall designate and engage on behalf of the Holders a substitute Collateral Agent in accordance with a servicing agreement substantially similar to this Agreement.
     5.02. By a Court of Competent Jurisdiction. Upon the petition of any Holder making a prima facie showing that the Collateral Agent has dissolved, been suspended, is insolvent or bankrupt, or has committed fraud or a material breach of the obligations of this Agreement, a court of competent jurisdiction shall appoint a receiver to protect the rights and property

Appendix C

of the Holders and upon judgment of such disqualifying event the court shall appoint and designate a substitute Collateral Agent. If the Collateral Agent ceases to perform the servicing functions required under this Agreement, then a court of competent jurisdiction shall appoint and designate a substitute Collateral Agent upon the petition of any Holder or group of Holders.
     5.03. Duration of the Agreement. This Agreement shall continue from the date of this Agreement until the earlier of the time when (i) all of the principal and interest of all of the Notes has been paid or (ii) all of the Collateral has been liquidated and the proceeds have been paid out to the Holders.
     5.04. Duties and Rights Upon Termination. From and after the effective date of the termination of this Agreement, Collateral Agent shall not be entitled to compensation for servicing and shall be relieved of all responsibility of further servicing; provided, however, that Collateral Agent shall be responsible for all obligations accruing under this Agreement prior to termination and all rights of Holders accruing with respect to such obligations shall survive termination. Collateral Agent shall immediately upon such termination (a) pay to the Holders, or to such substituted Collateral Agent all money collected and held by Collateral Agent pursuant to this Agreement, less only the sums then due and owing to Collateral Agent, (b) deliver to the Holders a full accounting, including a statement of monies held in trust by Collateral Agent for the payment of escrow or other charges, and (c) deliver the servicing files to the substitute Collateral Agent.
ARTICLE 6. MISCELLANEOUS.
     6.01. Notices. Any notices relating to this Agreement, shall be given in writing and shall be deemed sufficiently given and served for all purposes when delivered personally or by generally recognized overnight courier service, or three (3) days after deposit in the United States mail, certified or registered, return receipt requested, with postage prepaid, addressed as follows:

Collateral Agent:	California Loan Servicing, Inc. 4695 MacArthur Court, Suite 1100 Newport Beach, CA 92660 Attn: Richard Morgan

Company:	Secured Principal, LLC 2600 Michelson Dr. #920 Irvine, CA 92612
Attn: William Brandlin
Any party may change its address by written notice to the other given in the manner set forth in this Article.
     6.02. Governing Law. This Agreement shall be administered, construed and enforced according to the laws of the State of California (without regard to any conflicts of law provisions) to the extent such laws have not been preempted by applicable federal law, except to the extent that the law of a particular jurisdiction governing real property affects the interpretation of this Agreement. Any suit brought hereunder (including any action to enforce any award or judgment rendered thereby) shall be brought in the state or federal courts sitting in Orange County, California, the parties hereby waiving any claim or defense that such forum is not convenient or proper. Each party agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by California law.
     6.03. Construction. This Agreement has been drafted through a joint effort of the parties and, therefore, shall not be construed in favor of or against either of the parties and shall be construed in accordance with its fair meaning notwithstanding any presumption to the contrary.
     6.04. Entire Agreement as to Servicing. From and after the effective date this Agreement contains the entire agreement of the parties as to the servicing and supersedes the provisions of any and all prior agreements between the parties regarding the servicing. This Agreement may not be added to, amended or modified except by an instrument in writing executed by both of the parties to this Agreement.
     6.05. Invalidity of Provision. If any provision of this Agreement as applied to either party or to any circumstance shall be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the same shall in no way affect (to the maximum extent permissible by law) any other provision of this Agreement, the application of any such provision under circumstances different from those adjudicated by the court, or the validity or unenforceability of this Agreement as a whole.

Appendix C

     6.06. Time. Time is of the essence with respect to the remittance obligations of Collateral Agent and the performances under this Agreement.
     6.07. No Assignment by Collateral Agent. This Agreement shall not be assigned by Collateral Agent; however, Collateral Agent’s obligations hereunder may be performed by or through a corporate subsidiary or affiliate with Collateral Agent’s remaining liable to the Holders for performance of this Agreement.
     6.08. Attorneys’ Fees. In the event of any legal or equitable proceeding for enforcement of any of the terms or conditions of this Agreement, or any alleged disputes, breaches, defaults or misrepresentations in connection with any provision of this Agreement, the prevailing party in such action shall be entitled to recover its costs and expenses plus reasonable attorneys’ fees.
     6.09. No Third-Party Beneficiary. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties to it, nor is anything in this Agreement intended to relieve or discharge any obligation of any third person to any party hereto or give any third person any right of subrogation or action over against any party to this Agreement.
     6.10. Remedies Cumulative. The remedies set forth in this Agreement are cumulative and not exclusive to any other legal or equitable remedy available to a party.
     6.11. Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of October 17, 2008.

SECURED PRINCIPAL, LLC a Delaware limited liability company
By:	/s/ William A. Brandlin
	Name:	William A. Brandlin
Its: Manager

APARTMENT ASSETS, LLC a Delaware limited liability company
By:	/s/ Michael J. Stewart
	Name:	Michael J. Stewart
Its: Manager

CALIFORNIA LOAN SERVICING, INC. a California corporation
By:	/s/ Richard G. Morgan
	Name:	Richard G. Morgan
Its: President

Appendix C

Appendix D
PAST PERFORMANCE

Funding	Payoff	Securing Property	Type	Funding	Units	Status

5/10/99	7/3/01	709 E. 3rd Street, Long Beach, CA	Multi-Family	$250,000	16	Fully Repaid — Never Late
9/15/99	9/25/01	1135 Raymond Avenue, Long Beach, CA	Multi-Family	$75,000	9	Fully Repaid — Never Late
7/10/00	11/1/01	1121, 1164, 1170 Daisy Avenue, Long Beach, CA	Multi-Family	$125,000	36	Fully Repaid — Never Late
10/12/00	10/3/01	3553 Lou Ella Lane, Riverside, CA	Multi-Family	$150,000	28	Fully Repaid — Never Late
12/1/00	11/1/02	1734-52 Juno Avenue, Anaheim, CA	Multi-Family	$90,000	28	Fully Repaid — Never Late
1/30/01	9/18/00	1346-1400-1410 Florida Avenue, Long Beach, CA	Multi-Family	$125,000	25	Fully Repaid — Never Late
2/21/01	8/26/02	1959 Chestnut Avenue, Long Beach, CA	Multi-Family	$165,000	22	Fully Repaid — Never Late
5/22/01	8/23/02	1349 Ohio Avenue, Long Beach, CA	Multi-Family	$135,000	18	Fully Repaid — Never Late
5/22/01	12/31/02	429 W. 8th Street, Long Beach, CA	Multi-Family	$120,000	12	Fully Repaid — Never Late
6/1/01	6/30/03	3486 Anderson, Riverside, CA	Multi-Family	$120,000	16	Fully Repaid — Never Late
6/26/01	6/30/03	310 Lime Avenue, Long Beach, CA	Multi-Family	$100,000	10	Fully Repaid — Never Late
7/5/01	8/23/02	1870-90 Harbor Drive, Long Beach, CA	Multi-Family	$200,000	27	Fully Repaid — Never Late
7/10/01	8/23/02	1705-1711 E. 10th Street, Long Beach, CA	Multi-Family	$200,000	18	Fully Repaid — Never Late
7/31/01	9/3/02	2032-52 Linden Street, Riverside, CA	Multi-Family	$450,000	62	Fully Repaid — Never Late
7/31/01	6/30/03	709 E. 3rd Street, Long Beach, CA	Multi-Family	$150,000	16	Fully Repaid — Never Late
9/5/01	8/23/02	985 Park Circle, Long Beach, CA	Multi-Family	$150,000	18	Fully Repaid — Never Late
10/2/01	8/23/02	1212 Termino Avenue, Long Beach, CA	Multi-Family	$100,000	8	Fully Repaid — Never Late
10/3/01	9/3/02	3553 Lou Ella Lane, Riverside, CA	Multi-Family	$300,000	28	Fully Repaid — Never Late
10/16/01	10/1/02	117 E. 8th Street, Long Beach, CA	Assisted Living	$1,000,000	117	Fully Repaid — Never Late
10/16/01	6/30/03	1480 7th Street, Riverside, CA	Multi-Family	$200,000	25	Fully Repaid — Never Late
11/8/01	12/17/02	1121, 1164, 1170 Daisy Avenue, Long Beach, CA	Multi-Family	$350,000	36	Fully Repaid — Never Late
11/8/01	7/1/03	1133-35 Raymond Ave, Long Beach, CA	Multi-Family	$150,000	15	Fully Repaid — Never Late
11/30/01	4/24/02	1752 Juno Avenue, Anaheim, CA	Multi-Family	$150,000	7	Fully Repaid — Never Late
12/3/01	4/24/02	1744 Juno Avenue, Anaheim, CA	Multi-Family	$150,000	7	Fully Repaid — Never Late
12/6/01	4/24/02	1734 Juno Avenue, Anaheim, CA	Multi-Family	$150,000	7	Fully Repaid — Never Late
12/7/01	4/24/02	1738 Juno Avenue, Anaheim, CA	Multi-Family	$150,000	7	Fully Repaid — Never Late
1/22/02	12/31/02	1346-1400-1410 Florida Street, Long Beach, CA	Multi-Family	$250,000	25	Fully Repaid — Never Late

Appendix D

Funding	Payoff	Securing Property	Type	Funding	Units	Status

1/27/02	8/23/02	1585 Pacific Avenue, Long Beach, CA	Multi-Family	$90,000	10	Fully Repaid — Never Late
2/1/02	2/15/03	125 E. 8TH Street, Long Beach, CA	Multi-Family	$250,000	N/A	Fully Repaid — Never Late
2/6/02	10/27/03	1740 Loma Vista Street, Riverside, CA	Multi-Family	$280,000	28	Fully Repaid — Never Late
2/19/02	11/22/02	1733 7th Street, Riverside, CA	Multi-Family	$250,000	21	Fully Repaid — Never Late
2/21/02	10/27/03	3439 Anderson Avenue, Riverside, CA	Multi-Family	$200,000	17	Fully Repaid — Never Late
3/1/02	11/10/03	1856 Loma Vista, Riverside, CA	Multi-Family	$200,000	18	Fully Repaid — Never Late
4/3/02	12/11/03	1705 7th Street, Riverside, CA	Multi-Family	$175,000	12	Fully Repaid — Never Late
4/3/02	4/30/03	2005 Linden Street, Riverside, CA	Multi-Family	$400,000	26	Fully Repaid — Never Late
4/3/02	12/1/03	3735 Kansas Avenue, Riverside, CA	Multi-Family	$175,000	16	Fully Repaid — Never Late
4/22/02	11/1/03	1744-52 Juno Avenue, Anaheim, CA	Multi-Family	$225,000	14	Fully Repaid — Never Late
5/13/02	4/1/05	1336 19th Street, Long Beach, CA	Multi-Family	$125,000	9	Fully Repaid — Never Late
5/15/02	8/14/02	2160-78 Magnolia Avenue, Long Beach, CA	Multi-Family	$250,000	10	Fully Repaid — Never Late
5/21/02	11/1/03	1734-38 Juno Avenue, Anaheim, CA	Multi-Family	$225,000	14	Fully Repaid — Never Late
5/22/02	1/7/05	3580 Pacific Coast Highway, Long Beach, CA	Commercial	$450,000	N/A	Fully Repaid — Never Late
5/23/02	7/30/04	1255 19th Street, Long Beach, CA	Multi-Family	$110,000	9	Fully Repaid — Never Late
5/31/02	5/28/04	450 W. 4th Street, Long Beach, CA	Multi-Family	$125,000	9	Fully Repaid — Never Late
6/25/02	12/1/03	2045 Linden Street, Riverside, CA	Multi-Family	$250,000	16	Fully Repaid — Never Late
6/28/02	5/26/04	1075 E. South Street, Long Beach, CA	Multi-Family	$500,000	18	Fully Repaid — Never Late
6/28/02	12/1/03	1085 Walnut Avenue, Long Beach, CA	Multi-Family	$125,000	7	Fully Repaid — Never Late
7/15/02	2/1/04	#1 Banc of America — Tax Credits	Assisted Living	$300,000	N/A	Fully Repaid — Never Late
7/15/02	8/12/04	3425 Fairmont Boulevard, Riverside, CA	Multi-Family	$250,000	15	Fully Repaid — Never Late
7/19/02	12/1/03	5524-26 Atlantic Avenue, Long Beach, CA	Multi-Family	$175,000	12	Fully Repaid — Never Late
7/19/02	12/12/03	924 Gaviota Avenue, Long Beach, CA	Multi-Family	$175,000	8	Fully Repaid — Never Late
7/26/02	12/10/03	1622 Junipero Avenue, Long Beach, CA	Multi-Family	$225,000	9	Fully Repaid — Never Late
8/1/02	9/7/04	#2 Banc of America — Tax Credits	Assisted Living	$375,000	N/A	Fully Repaid — Never Late
8/15/02	11/12/03	1352 Molino Avenue, Long Beach, CA	Multi-Family	$200,000	8	Fully Repaid — Never Late
8/30/02	8/12/05	3552 Lou Ella Lane, Riverside, CA	Multi-Family	$250,000	16	Fully Repaid — Never Late
9/15/02	10/20/05	#3 Banc of America — Tax Credits	Assisted Living	$450,000	N/A	Fully Repaid — Never Late
9/25/02	10/27/03	3460 Anderson Avenue, Riverside, CA	Multi-Family	$275,000	16	Fully Repaid — Never Late

Appendix D

Funding	Payoff	Securing Property	Type	Funding	Units	Status

10/4/02	4/1/05	1870-90 Harbor Drive, Long Beach, CA	Multi-Family	$300,000	27	Fully Repaid — Never Late
10/8/02	12/12/03	1525 Pine Avenue, Long Beach, CA	Multi-Family	$500,000	32	Fully Repaid — Never Late
10/15/02	11/13/03	1042 Gladys Avenue, Long Beach, CA	Multi-Family	$200,000	8	Fully Repaid — Never Late
10/30/02	11/13/03	1212 Termino Avenue, Long Beach, CA	Multi-Family	$75,000	8	Fully Repaid — Never Late
10/30/02	12/12/03	2160-78 Magnolia Avenue, Long Beach, CA	Multi-Family	$300,000	10	Fully Repaid — Never Late
11/30/02	8/1/07	#4 Banc of America — Tax Credits	Assisted Living	$500,000	N/A	Fully Repaid — Never Late
1/15/03	OPEN	#5 Banc of America — Tax Credits	Assisted Living	$600,000	N/A	Open — Performing — Never Late
1/23/03	3/15/05	1121, 1164, 1170 Daisy Avenue, Long Beach, CA	Multi-Family	$1,000,000	36	Fully Repaid — Never Late
1/27/03	9/28/05	3553 Lou Ella Lane, Riverside, CA	Multi-Family	$300,000	28	Fully Repaid — Never Late
2/11/03	4/20/04	1700 Orizaba Avenue, Long Beach, CA	Multi-Family	$100,000	8	Fully Repaid — Never Late
2/13/03	11/5/04	985 Park Circle, Long Beach, CA	Multi-Family	$150,000	18	Fully Repaid — Never Late
2/19/03	6/15/04	1130 Newport Avenue, Long Beach, CA	Multi-Family	$250,000	20	Fully Repaid — Never Late
3/1/03	OPEN	#6 Banc of America — Tax Credits	Assisted Living	$1,100,000	N/A	Open — Performing — Never Late
3/3/03	2/13/04	1129 Cedar Avenue, Long Beach, CA	Multi-Family	$200,000	11	Fully Repaid — Never Late
3/3/03	3/25/04	2151 Pasadena Avenue, Long Beach, CA	Multi-Family	$200,000	9	Fully Repaid — Never Late
3/20/03	9/2/04	1935-45 Linden Street, Riverside, CA	Multi-Family	$300,000	20	Fully Repaid — Never Late
4/3/03	12/31/03	639 W. 4th Street, Long Beach, CA	Multi-Family	$120,000	14	Fully Repaid — Never Late
4/7/03	2/10/05	453 W. 7th Street, Long Leach, CA	Multi-Family	$250,000	10	Fully Repaid — Never Late
4/17/03	6/22/05	1754-66 Loma Vista Street, Riverside, CA	Multi-Family	$175,000	12	Fully Repaid — Never Late
4/23/03	10/30/03	1585 Pacific Avenue, Long Beach, CA	Multi-Family	$150,000	10	Fully Repaid — Never Late
4/24/03	10/18/04	1127 E. 4th Street, Long Beach, CA	Multi-Family	$300,000	14	Fully Repaid — Never Late
4/30/03	5/7/04	1968 Chestnut Avenue, Long Beach, CA	Multi-Family	$175,000	14	Fully Repaid — Never Late
5/12/03	6/13/05	1610 Cherry Avenue, Long Beach, CA	Multi-Family	$275,000	12	Fully Repaid — Never Late
5/15/03	6/14/05	1742 Cherry Avenue, Long Beach, CA	Multi-Family	$275,000	12	Fully Repaid — Never Late
5/15/03	4/12/05	2270 Earl Avenue, Long Beach, CA	Multi-Family	$225,000	8	Fully Repaid — Never Late
6/26/03	9/28/05	1959 Chestnut Avenue, Long Beach, CA	Multi-Family	$600,000	22	Fully Repaid — Never Late
7/24/03	2/28/06	1349 Ohio Avenue, Long Beach, CA	Multi-Family	$500,000	18	Fully Repaid — Never Late
8/8/03	6/14/05	2225-2333 Pine Avenue, Long Beach, CA	Multi-Family	$300,000	16	Fully Repaid — Never Late

Appendix D

Funding	Payoff	Securing Property	Type	Funding	Units	Status

8/27/03	6/11/04	1190 Newport Avenue, Long Beach, CA	Multi-Family	$400,000	19	Fully Repaid — Never Late
8/29/03	6/15/05	2005 Linden Street, Riverside, CA	Multi-Family	$250,000	26	Fully Repaid — Never Late
10/3/03	OPEN	1480 7th Street, Riverside, CA	Multi-Family	$1,000,000	25	Fully Repaid — Never Late
9/23/03	3/8/06	1705-11 10th Street, Long Beach, CA	Multi-Family	$250,000	18	Fully Repaid — Never Late
12/23/03	9/28/05	1725 Sherman Way, Long Beach, CA	Multi-Family	$450,000	12	Fully Repaid — Never Late
12/24/03	7/8/05	201-09 12th Street, Long Beach, CA	Multi-Family	$500,000	28	Fully Repaid — Never Late
10/16/03	7/20/05	612-622 Nebraska Avenue, Long Beach, CA	Multi-Family	$400,000	20	Fully Repaid — Never Late
10/24/03	11/30/07	2065 Linden Street, Riverside, CA	Multi-Family	$250,000	24	Fully Repaid — Never Late
11/5/03	4/28/05	2315 Earl Avenue, Long Beach, CA	Multi-Family	$150,000	8	Fully Repaid — Never Late
12/8/03	11/30/07	3439 Anderson Avenue, Riverside, CA	Multi-Family	$250,000	17	Fully Repaid — Never Late
10/31/03	11/30/07	3486 Anderson Avenue, Riverside, CA	Multi-Family	$250,000	16	Fully Repaid — Never Late
12/31/03	1/4/08	3626 Pacific Coast Highway, Long Beach, CA	Commercial	$400,000	N/A	Fully Repaid — Never Late
12/2/03	10/22/04	6841 Obispo Avenue, Long Beach, CA	Multi-Family	$350,000	16	Fully Repaid — Never Late
12/2/03	6/14/05	709 E. 3rd St./310 Lime Ave., Long Beach, CA	Multi-Family	$500,000	26	Fully Repaid — Never Late
1/27/04	12/23/05	758 Rose Avenue, Long Beach, CA	Multi-Family	$550,000	26	Fully Repaid — Never Late
3/30/04	2/7/05	1212 Termino Ave./1042 Gladys Ave., Long Beach, CA	Multi-Family	$300,000	16	Fully Repaid — Never Late
1/28/04	1/25/06	Massachusetts & Atlanta, Riverside, CA	Multi-Family	$900,000	72	Fully Repaid — Never Late
2/2/04	11/30/07	1740 Loma Vista Street, Riverside, CA	Multi-Family	$400,000	28	Fully Repaid — Never Late
3/3/04	OPEN	1525 Pine Avenue, Long Beach, CA	Multi-Family	$500,000	32	Fully Repaid — Never Late
3/2/04	11/30/07	3460 Anderson Avenue, Riverside, CA	Multi-Family	$300,000	16	Fully Repaid — Never Late
3/23/04	4/7/08	1733 7th St./1856 Loma Vista Ave., Riverside, CA	Multi-Family	$500,000	39	Fully Repaid — Never Late
4/16/04	11/30/07	1705 7th St./3735 Kansas Ave., Riverside, CA	Multi-Family	$600,000	34	Fully Repaid — Never Late
5/21/04	3/1/06	709 Elm/1365 Ohio/638 Nebraska, Long Beach, CA	Multi-Family	$400,000	26	Fully Repaid — Never Late
6/15/04	OPEN	125 E. 8th Street, Long Beach, CA	Multi-Family	$800,000	N/A	Open — Performing — Never Late
7/20/04	3/25/05	1700 Orizaba Avenue, Long Beach, CA	Multi-Family	$200,000	8	Fully Repaid — Never Late
7/21/04	OPEN	65 E. Olive Avenue, Gilbert, AZ	Multi-Family	$3,250,000	120	Open — Performing — Never Late
12/15/04	5/8/06	400 N. 99th Street, Tolleson, AZ	Multi-Family	$900,000	76	Fully Repaid — Never Late
12/23/04	OPEN	1130-1190 Newport Avenue, Long Beach, CA	Multi-Family	$1,200,000	39	Fully Repaid — Never Late

Appendix D

Funding	Payoff	Securing Property	Type	Funding	Units	Status

3/15/05	OPEN	1121, 1164, 1170 Daisy Avenue, Long Beach, CA	Multi-Family	$2,000,000	36	Open — Performing — Never Late
4/1/05	11/30/07	1765 Cedar Avenue, Long Beach, CA	Multi-Family	$400,000	12	Fully Repaid — Never Late
4/25/05	11/30/07	924 Gaviota Avenue, Long Beach, CA	Multi-Family	$250,000	8	Fully Repaid — Never Late
5/19/05	OPEN	2032 Linden Street, Riverside, CA	Multi-Family	$900,000	31	Open — Performing — Never Late
6/8/05	4/8/08	151 E. 1st Street, Mesa, AZ	Multi-Family	$2,350,000	210	Fully Repaid — Never Late
6/17/05	OPEN	2052 Linden Street, Riverside, CA	Multi-Family	$900,000	31	Open — Performing — Never Late
9/13/05	OPEN	709 E. 3rd Street, Long Beach, CA	Multi-Family	$500,000	16	Open — Performing — Never Late
9/28/05	OPEN	2225-33 Pine Avenue, Long Beach, CA	Multi-Family	$450,000	16	Open — Performing — Never Late
10/21/05	OPEN	PPA Holdings — Portfolio I	Multi-Family	$3,000,000	1,449	Open — Performing — Never Late
10/31/05	OPEN	1120 Sycamore Street, Mesa, AZ	Multi-Family	$1,500,000	120	Fully Repaid — Never Late
12/1/05	OPEN	PPA Holdings — Portfolio II	Multi-Family	$3,000,000	1,449	Open — Performing — Never Late
1/23/06	11/30/07	1025 Cherry Avenue, Long Beach, CA	Multi-Family	$260,000	8	Fully Repaid — Never Late
2/2/06	OPEN	2005 Linden Street, Riverside, CA	Multi-Family	$400,000	26	Open — Performing — Never Late
2/5/06	OPEN	PPA Holdings — Portfolio III	Multi-Family	$3,000,000	1,477	Open — Performing — Never Late
3/20/06	OPEN	PPA Holdings — Portfolio IV	Multi-Family	$3,000,000	1,477	Open — Performing — Never Late
5/12/06	OPEN	1959 Chestnut & 1349 Ohio, Long Beach, CA	Multi-Family	$1,500,000	40	Open — Performing — Never Late
6/7/06	OPEN	Pacific Property Assets — Portfolio	Multi-Family & Comm.	$4,500,000	207	Open — Performing — Never Late
8/1/06	9/22/08	Country Club Verandas	Multi-Family	$4,500,000	348	Fully Repaid — Never Late
2/1/07	OPEN	1742 Cherry Avenue, Long Beach, CA	Multi-Family	$500,000	12	Open — Performing — Never Late
2/1/07	OPEN	1610 Cherry Avenue, Long Beach, CA	Multi-Family	$500,000	12	Open — Performing — Never Late
2/1/07	OPEN	1725 Sherman Way, Long Beach, CA	Multi-Family	$400,000	12	Open — Performing — Never Late
2/21/07	11/30/07	630 Nebraska Avenue, Long Beach, CA	Multi-Family	$400,000	6	Fully Repaid — Never Late

Appendix D

Funding	Payoff	Securing Property	Type	Funding	Units	Status

2/21/07	OPEN	1365 Ohio Avenue, Long Beach, CA	Multi-Family	$300,000	8	Open — Performing — Never Late
2/22/07	OPEN	638 Nebraska Avenue, Long Beach, CA	Multi-Family	$250,000	8	Open — Performing — Never Late
3/23/07	OPEN	Massachusetts & Atlanta, Riverside, CA	Multi-Family	$1,700,000	72	Open — Performing — Never Late
4/30/07	OPEN	1525 Pine Avenue, Long Beach, CA	Multi-Family	$1,000,000	32	Open — Performing — Never Late
5/11/07	OPEN	Bell Cove Apartments	Multi-Family	$3,500,000	256	Open — Performing — Never Late
6/21/07	OPEN	Sundancer Apartments	Multi-Family	$1,750,000	76	Open — Performing — Never Late
7/16/07	OPEN	Country Club Greens	Multi-Family	$1,000,000	68	Open — Performing — Never Late
8/21/07	OPEN	1436-1480 Seventh Street, Riverside, CA	Multi-Family	$2,500,000	50	Open — Performing — Never Late
9/17/07	OPEN	Vista Village Apartments	Multi-Family	$2,500,000	60	Open — Performing — Never Late
9/28/07	OPEN	Sycamore Shadows Apartments	Multi-Family	$1,500,000	120	Open — Performing — Never Late
11/26/07	OPEN	Dobson Springs	Multi-Family	$5,000,000	120	Open — Performing — Never Late
12/3/07	OPEN	2130 W. Indian School, Phoenix, Az	Multi-Family	$1,500,000	72	Open — Performing — Never Late
1/2/08	OPEN	758 Rose Avenue, Long Beach, CA	Multi-Family	$1,750,000	26	Open — Performing — Never Late
1/14/08	OPEN	612-622 Nebraska Avenue, Long Beach, CA	Multi-Family	$2,250,000	13	Open — Performing — Never Late
2/11/08	OPEN	Cimarron Apartments	Multi-Family	$7,500,000	210	Open — Performing — Never Late
		TOTAL OF ALL OFFERINGS		$106,465,000.00

Appendix D

Appendix E
[FORM OF SECURED NOTE PURCHASE AGREEMENT]
     This Secured Note Purchase Agreement (the “Agreement”) is entered into as of                     , 2008 by and among Secured Principal, LLC, a Delaware limited liability company (the “Company”), and the person, persons or entity (the “Purchaser”) listed on the attached Annex I (the “Schedule of Purchaser Information”) with respect to the issuance and purchase of a secured promissory note, in the principal amount set forth on the Schedule of Purchaser Information, in substantially the form indicated on the Schedule of Purchaser Information and attached to the prospectus that is Part I of the Company’s Registration Statement on Form S-1 (No. 333-                    ) (the “Prospectus”) as Appendix A-1 or Appendix A-2 (the “Note”). The term “Purchasers” shall mean the holders of all of the Company’s secured promissory notes issued on terms equivalent to the terms of the Note (collectively, the “Notes”) pursuant to secured note purchase agreements on terms equivalent to this Agreement (collectively, the “Purchase Agreements”).
     WHEREAS, the Company desires to enter into this Agreement with the Purchaser to sell and issue the Note on the terms and conditions set forth herein; and
     WHEREAS, the Purchaser desires to enter into this Agreement with the Company to acquire the Note on the terms and conditions set forth herein; and
     WHEREAS, the Notes are to be secured by a Security Agreement substantially in the form of Appendix B attached to the Prospectus (the “Security Agreement”) and are to be serviced pursuant to a Collateral Agent Servicing Agreement, Collateral For Investor Notes substantially in the form of Appendix C attached to the Prospectus (the “Servicing Agreement”);
     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth in this Agreement, the parties to this Agreement mutually agree as follows.
ARTICLE I
PURCHASE, SALE AND TERMS
     Section 1.01. Purchase and Sale of Notes. Effective upon the later of the date hereof or the date as of which the Company has fully executed Purchase Agreements with respect to Notes in the aggregate principal amount of at least One Million Dollars ($1,000,000), the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to acquire and purchase, a Note in the form of Appendix A-1 or Appendix A-2 to the Prospectus, at the option of the Purchaser, as indicated by the Purchaser on the Schedule of Purchaser Information, and in the principal amount set forth on the Schedule of Purchaser Information. The Purchaser shall tender the principal amount of the Note to the Company by bank cashiers check or by personal check drawn on Purchaser’s bank account, and shall execute and deliver to the Company a copy of this Agreement and the Security Agreement. The Company shall execute and deliver to the Purchaser a copy of this Agreement, the Security Agreement and the Note.
     Section 1.02. Registration of Notes. The Company shall maintain a register of the Notes to record therein the name and address of the registered holder thereof, instructions for notices and payments of principal and interest, and other information for transfers or exchanges of the Notes. No transfer of a Note shall be valid unless made by the registered holder and the registered holder shall be deemed the owner thereof for purposes of this Agreement, including payment of principal and interest thereon. Notwithstanding anything in this Section 1.02, the transfer of the Note shall be subject to the restrictions on transfer set forth herein and therein.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
     The Purchaser hereby represents and warrants to the Company, as of the date hereof and as of the date of the closing of its purchase of the Note as follows:
     Section 2.01. Investment Representations. It is its present intention to acquire the Notes which it may receive pursuant to this Agreement, for its own account and that each such Note is being and will be acquired by it for the purpose of investment and not with a view to distribution or resale. The Purchaser has received, read, and fully understands the Prospectus and all Appendices, exhibits and attachments thereto. The Purchaser is basing the decision to invest on the

Appendix E

Prospectus and all Appendices, exhibits and attachments thereto. The Purchaser has relied on the information contained in said materials and has not relied upon any representations made by any other person or entity.
     Section 2.02. Knowledge, Experience and Due Diligence. The Purchaser acknowledges that he is a sophisticated investor and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of this investment and has substantial experience in making investment decisions of the type contemplated hereby. The Purchaser understands that an investment in the Notes involves substantial risks and is fully cognizant of, and understands, all of the risk factors relating to a purchase of the Notes, including, without limitation, those risks set forth in the section entitled “Risk Factors” in the Prospectus.
     Section 2.03. Financial Criteria. The Purchaser has a minimum annual gross income of $30,000 and a net worth of $30,000 or, in the alternative, a minimum net worth of $75,000, and the Purchaser is investing at least $5,000. For purposes of calculating an Investor’s net worth above, “net worth” is defined as the difference between total assets and total liabilities, excluding home, home furnishings, and personal automobiles. In the case of fiduciary accounts, the net worth and/or income suitability requirements may be satisfied by the beneficiary of the account, or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Notes.
     Section 2.04. Residency. The state of the Purchaser’s residency is correctly set forth on Annex I attached hereto.
     Section 2.05. Electronic Funds Transfer Information. The information for purposes of the Purchaser’s receipt of payments on the Note by electronic funds transfers by the Company is correctly set forth on Annex I attached hereto.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company represents and warrants to the Purchaser as of the issuance of the Note as follows:
     Section 3.01. Organization of the Company. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as currently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, conditions (financial or otherwise), properties, assets or results of operations of the Company (a “Material Adverse Effect”).
     Section 3.02. Corporate Action. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the (i) authorization, execution, delivery and performance of this Agreement and the Security Agreement by the Company; and (ii) authorization, sale, issuance and delivery of the Note contemplated hereby and the performance of the Company’s obligations hereunder and under the Note and the Security Agreement has been taken. This Agreement and the Security Agreement have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The Note, when issued and fully paid for in accordance with the terms of this Agreement, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.
     Section 3.03 Insurance. The Company maintains liability and other insurance policies considered customary in the Company’s business and such policies are in full force and effect.
     Section 3.04. No Conflict; Governmental Consents.
(a) Except as would not reasonably be expected to have a Material Adverse Effect, the execution and delivery by the Company of this Agreement and the Security Agreement and the consummation of the transactions contemplated hereby and thereby will not result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or of any provision of the certificate of formation or operating agreement of the Company, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage,

Appendix E

security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company.
(b) No consent, approval, authorization or other order of any governmental authority or other third party is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or the Security Agreement or with the authorization, issue and sale of the Notes, except as has been obtained or such filings as may be required to be made with the United States Securities and Exchange Commission and with any state or foreign blue sky or securities regulatory authority relating to an exemption from registration thereunder.
     Section 3.05. Title to Properties and Assets. The Company has and will have good and marketable title to the assets from time to time listed on Attachment 1 to the Security Agreement, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) the lien of current taxes not yet due and payable, and (b) possible minor liens and encumbrances that do not in any case, either individually or in the aggregate, materially detract from the value of the property subject thereto or materially impair the operations of the Company.
     Section 3.06. Taxes. The Company has accurately prepared and timely filed all United States income tax returns and all state and municipal tax returns that are required to be filed by it, if any, and has paid or made provision for the payment of all taxes, if any, that have become due pursuant to such returns. No deficiency, assessment or proposed adjustment of the Company’s United States income tax or state or municipal taxes is pending and there is no liability as of the date hereof for any tax for which there is not an adequate reserve reflected in the Company’s financial statements. All federal, state, local and foreign franchise, sales, use, occupancy, excise, withholding and other taxes and assessments (including interest and penalties) payable by, or due from, the Company have been fully paid or adequately disclosed and fully provided for in the books and financial statements of the Company. No examination of any tax return of the Company is currently in progress. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Company.
     Section 3.07. Disclosure. No representation or warranty made by the Company in this Agreement, nor any financial statement, certificate, schedule, exhibit or other document prepared and/or furnished by the Company or its representatives pursuant hereto contains any untrue statement of material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were furnished.
ARTICLE IV
GENERAL PROVISIONS
     Section 4.01. Miscellaneous. No failure or delay on the part of any party in exercising any right, power or remedy hereunder or under the Note shall operate as a waiver thereof. The waiver by any party of a breach of any provision of this Agreement, the Security Agreement, or the Note shall not operate or be construed as a waiver of any subsequent breach. This Agreement, the Security Agreement, and the Note constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all proposals and agreements, whether written or oral, and all other communications between the parties relating to the subject matter of this Agreement, the Security Agreement, and the Note. The invalidity, illegality or unenforceability of any provision of this Agreement, the Security Agreement, or the Note shall in no way affect the validity, legality or enforceability of any other provision. This Agreement, the Security Agreement, and the Note shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective successors and assigns. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, at the addresses set forth in the Company’s records. This Agreement, the Security Agreement, and the Note shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflict of laws provisions. This Agreement may be amended by the written agreement of the Company and the holders of Notes representing at least two-thirds (2/3) of the aggregate principal balance of the outstanding Notes.
[Signature Page Follows]

Appendix E

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

SECURED PRINCIPAL, LLC
__________, 2008	By:
Name:
Title:

PURCHASER:

Name:
{Signature Page to Secured Note Purchase Agreement}

Appendix E

Annex I
Schedule of Purchaser Information

Name and Address of Purchaser	Commitment Amount

$
Tax ID #:
Preferred Email:
Telephone Number:
Facsimile Number:
Type of Note Subscribed (please initial the correct blank):
     Interest Accrual (Appendix A-1 to the Prospectus)
     Monthly Payment (Appendix A-2 to the Prospectus)
Electronic Funds Transfer information (for receipt of Note payments):

Appendix E

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 24. INDEMNIFICATION OF MANAGERS AND OFFICERS
Our Limited Liability Company Agreement gives us the power to indemnify our members, managers, officers, employees and agents to the full extent permitted under the Delaware Limited Liability Company Act. Our Limited Liability Company Agreement further provides for the payment of expenses in advance of any final disposition of an action. These provisions are permitted under the Delaware Limited Liability Company Act. In the event that the Delaware Limited Liability Company Act is amended to authorize company action further eliminating or limiting the personal liability of managers and officers, our Limited Liability Company Agreement may be amended accordingly. We intend to obtain insurance to provide coverage to managers and officers for their liability arising in the course of their duties, in order to limit our potential exposure for indemnification of managers and officers.
Section 18-108 of the Delaware Limited Liability Company Act provides, in substance, that a limited liability company, under certain circumstances, has the power to indemnify and hold harmless its members, managers and other persons from and against any and all claims and demands whatsoever.
ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the Secured Promissory Notes being registered.

SEC registration fee	$
Legal fees and expenses
Accountants’ fees and expenses
Printing expenses

Total	$

All amounts except the SEC registration fee are estimated. All of the expenses set forth above are being paid by Secured Principal.
ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES
The only unregistered securities sold or issued by the Company during the past three years are the Company’s membership interests, which were issued on September ___, 2008, to the Packard Trust and the Stewart Trust for an aggregate consideration of $1,001,000. These securities were sold without registration under the Securities Act of 1933, in reliance on Section 4(2) of the Securities Act of 1933. There were no underwriting discounts or commissions paid in connection with the sale of these securities.

ITEM 27. EXHIBITS
(a) Exhibits

Exhibit No.	Description	Location
3.1	Certificate of Formation of Secured Principal, LLC*

3.2	Limited Liability Company Agreement of Secured Principal, LLC *

4.1	Form of Monthly Payment Note*	Appendix A-1 to Prospectus

4.2	Form of Accrual Note*	Appendix A-2 to Prospectus

4.3	Form of Security Agreement*	Appendix B to Prospectus

4.4	Form of Secured Note Purchase Agreement*	Appendix E to Prospectus

10.1	Collateral Agent Servicing Agreement, Collateral for Investor Notes*	Appendix C to Prospectus

23.1	Consent of Haskell & White LLP*

99.1	Form of Promissory Note from OE to Secured Principal*

99.2	Form of Security Agreement from OE to Secured Principal*

99.3	Form of Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing from OE to Secured Principal*

99.4	Form of Security Agreement (Pledge of Limited Liability Company Interest) from Apartment Assets to Secured Principal*

99.5	Form of Environmental Indemnity Agreement from Apartment Assets to Secured Principal*

99.6	Form of Guaranty from Apartment Assets to Secured Principal*

*	Filed herewith.
ITEM 28. UNDERTAKINGS
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act; and

(ii)	To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(2)	For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)	For determining liability of the undersigned issuer under the Securities Act to any Investor in the initial distribution of the securities, the undersigned issuer undertakes that in a primary offering of securities of the undersigned issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the Investor, if the securities are offered or sold to such Investor by means of any of the following communication, the undersigned issuer will be a seller to the Investor and will be considered to offer or sell such securities to such Investor:
(i)	Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned issuer or its securities provided by or on behalf of the undersigned issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned issuer to the Investor.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to managers, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a manager, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such manager, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
That for the purpose of determining any liability under the Securities Act to any Investor:
(i)	Each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a Investor with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

SIGNATURES
In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Irvine, California on this 23rd day of October, 2008.

SECURED PRINCIPAL, LLC
By:	/s/ Anthony Brandlin
Anthony Brandlin
Manager

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

By:	/s/ Anthony Brandlin	Manager	October 23, 2008

By:	/s/ Steven Lovette	Chief Executive Officer	October 24, 2008

By:	/s/ Anthony Boychenko	Chief Financial and Administration Officer	October 23, 2008

EXHIBIT INDEX

Exhibit No.	Description	Location
3.1	Certificate of Formation of Secured Principal, LLC*

3.2	Limited Liability Company Agreement of Secured Principal, LLC *

4.1	Form of Monthly Payment Note*	Appendix A-1 to Prospectus

4.2	Form of Accrual Note*	Appendix A-2 to Prospectus

4.3	Form of Security Agreement*	Appendix B to Prospectus

4.4	Form of Secured Note Purchase Agreement*	Appendix E to Prospectus

10.1	Collateral Agent Servicing Agreement, Collateral for Investor Notes*	Appendix C to Prospectus

23.1	Consent of Haskell & White LLP*

99.1	Form of Promissory Note from OE to Secured Principal*

99.2	Form of Security Agreement from OE to Secured Principal*

99.3	Form of Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing from OE to Secured Principal*

99.4	Form of Security Agreement (Pledge of Limited Liability Company Interest) from Apartment Assets to Secured Principal*

99.5	Form of Environmental Indemnity Agreement from Apartment Assets to Secured Principal*

99.6	Form of Guaranty from Apartment Assets to Secured Principal*

*	Filed herewith.